UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
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Filed by a Party other than the Registrant   ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Angi Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 28, 2026
Dear Stockholder:
You are invited to attend the Annual Meeting of Stockholders of Angi Inc., which will be held on Wednesday, June 10, 2026, at 9:30 a.m., Eastern Time. This year’s Annual Meeting will be a virtual meeting, conducted solely online. Hosting a virtual meeting will enable our stockholders to attend online and participate from any location around the world. Stockholders will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ANGI2026.
At the Annual Meeting, stockholders will be asked to: (1) elect three directors to serve until the 2029 annual meeting of stockholders, (2) approve the Amended and Restated Angi Inc. 2017 Stock and Annual Incentive Plan and (3) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2026. The Angi Inc. board of directors believes that the proposals being submitted for stockholder approval are in the best interests of Angi Inc. and its stockholders and recommends a vote consistent with the recommendation of the Angi Inc. board of directors for each proposal.
It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to participate in the Annual Meeting online, please take the time to vote online, by telephone or, if you receive a printed proxy card, by returning a marked, signed and dated proxy card. If you participate in the Annual Meeting online, you may also vote your shares online at that time if you wish, even if you have previously submitted your vote.
Sincerely,
Joseph Levin
Executive Chairman
3601 WALNUT STREET, SUITE 700, DENVER, COLORADO 80205
303.963.7200 www.angi.com

ANGI INC.
3601 Walnut Street, Suite 700
Denver, Colorado 80205
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders:
Angi Inc. (“Angi,” the “Company,” “we,” “us” or “our”) is making this proxy statement available to holders of our Class A common stock in connection with the solicitation of proxies by our board of directors for use at the Annual Meeting of Stockholders to be held on Wednesday, June 10, 2026, at 9:30 a.m., Eastern Time. This year’s Annual Meeting will be a virtual meeting, conducted solely online. Stockholders will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ANGI2026. At the Annual Meeting, stockholders will be asked to:
1.
elect three Class II members of our board of directors, each to hold office until the 2029 annual meeting of stockholders or until such director’s successor has been duly elected and qualified (or, if earlier, such director’s removal or resignation from the Angi board of directors);

2.
approve the Amended and Restated Angi Inc. 2017 Stock and Annual Incentive Plan;

3.
ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

4.
transact such other business as may properly come before the Annual Meeting and any related adjournments or postponements.

Angi’s board of directors has set April 14, 2026 as the record date for the Annual Meeting. This means that holders of record of our Class A common stock at the close of business on that date are entitled to receive notice of the Annual Meeting and to vote their shares at the Annual Meeting and any related adjournments or postponements. You may examine a list of the stockholders of record as of the record date during the 10-day period preceding the date of the meeting and during the Annual Meeting online at www.virtualshareholdermeeting.com/ANGI2026.
Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. To participate in the Annual Meeting online at www.virtualshareholdermeeting.com/ANGI2026, you will need the sixteen-digit control number included on your Notice of Internet Availability of Proxy Materials, your proxy card or the instructions that accompanied your proxy materials.
By order of the Angi board of directors,
Shannon Shaw
Chief Legal Officer & Secretary
April 28, 2026

PROXY STATEMENT

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PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Q:
Why did I receive a Notice of Internet Availability of Proxy Materials?

A:
In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to deliver this proxy statement and our 2025 Annual Report to the majority of our stockholders online in lieu of mailing printed copies of these materials to each of our stockholders (the “Notice Process”). If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive printed copies of our proxy materials unless you request them. Instead, the Notice provides instructions on how to access this proxy statement and our 2025 Annual Report online, as well as how to obtain printed copies of these materials by mail. We believe that the Notice Process allows us to provide our stockholders with the information they need in a timelier manner than if we had elected to mail printed materials, while reducing the environmental impact of, and lowering the costs associated with, the printing and distribution of our proxy materials.

The Notice is being mailed on or about April 28, 2026 to stockholders of record at the close of business on April 14, 2026 and this proxy statement and our 2025 Annual Report will be available at www.proxyvote.com beginning on April 28, 2026. If you received a Notice by mail but would rather receive printed copies of our proxy materials, please follow the instructions included in the Notice. You will not receive a Notice if you have previously elected to receive printed copies of our proxy materials.
Q:
Can I vote my shares by filling out and returning the Notice?

A:
No. However, the Notice contains instructions on how to vote your shares: (i) before the date of the 2026 Annual Meeting (the “Annual Meeting”) by way of completing and submitting your proxy online, by telephone or by requesting and returning a written proxy card by mail, or (ii) during the Annual Meeting online at www.virtualshareholdermeeting.com/ANGI2026.

Q:
How do I participate in the Annual Meeting?

A:
To participate in the Annual Meeting, go to www.virtualshareholdermeeting.com/ANGI2026 at the time and date of the Annual Meeting and enter the sixteen-digit control number included on your Notice, your proxy card or the instructions that accompanied your proxy materials.

Q:
Who is entitled to vote at the Annual Meeting?

A:
Holders of Angi Class A common stock at the close of business on April 14, 2026, the record date for the Annual Meeting established by the Angi board of directors (the “Board”), are entitled to receive notice of the Annual Meeting and to vote their shares at the Annual Meeting and any related adjournments or postponements.

At the close of business on April 14, 2026, there were 40,522,947 shares of Angi Class A common stock outstanding. Holders of Angi Class A common stock are entitled to one vote per share.
As of the close of business on April 14, 2026, there were no shares of Angi Class B common stock or Angi Class C common stock outstanding. While in prior years there were shares of Angi Class B common stock outstanding and entitled to vote at our annual meetings of stockholders, in connection with the spin-off of Angi by IAC Inc., a Delaware corporation and our former controlling shareholder (“IAC”), on March 31, 2025 (the “Spin-Off”), all of our outstanding shares of Angi Class B common stock were converted to shares of Angi Class A common stock on a one-for-one basis. As a result, from and after the completion of the Spin-Off, there are no longer any shares of Angi Class B common stock outstanding.

Q:
What is the difference between a stockholder of record and a stockholder who holds shares of Angi Class A common stock in street name?

A:
If your Angi shares are registered in your name, you are a stockholder of record. If your Angi shares are held in the name of your broker, bank or other holder of record, your shares are held in street name.

You may examine a list of the stockholders of record as of the close of business on April 14, 2026 for any purpose germane to the Annual Meeting during the 10-day period preceding the date of the meeting and during the Annual Meeting online at www.virtualshareholdermeeting.com/ANGI2026.
Q:
What shares are included on the enclosed proxy card?

A:
If you are a stockholder of record, you will receive a proxy card or notice card from Broadridge for all shares of Angi Class A common stock that you hold. If you hold your shares of Angi Class A common stock in street name through one or more banks, brokers and/or other holders of record, you will receive proxy materials, together with voting instructions and information regarding the consolidation of your votes, from the third party or parties through which you hold these shares. If you are a stockholder of record and hold additional shares of Angi Class A common stock in street name, you will receive proxy materials from Broadridge and the third party or parties through which you hold these shares.

Q:
What are the quorum requirements for the Annual Meeting?

A:
The holders of Angi Class A common stock representing a majority of the voting power entitled to vote, present in person or represented by proxy at the Annual Meeting will constitute a quorum. Stockholders who participate in the Annual Meeting online at www.virtualshareholdermeeting.com/ANGI2026 will be deemed to be in-person attendees for purposes of determining whether a quorum has been met. Shares of Angi Class A common stock represented by proxy will be treated as present at the Annual Meeting for purposes of determining whether there is a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

Q:
What matters will Angi stockholders vote on at the Annual Meeting?

A:
Angi stockholders will vote on the following proposals:

•
Proposal 1 — to elect three Class II directors to the Board, each to hold office until the 2029 annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from the Board);

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Proposal 2 — to approve the Amended and Restated Angi Inc. 2017 Stock and Annual Incentive Plan (the “2017 Stock Plan” and such proposal, the “Stock Plan Proposal”);

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Proposal 3 — to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2026 fiscal year; and

•
to transact such other business as may properly come before the Annual Meeting and any related adjournments or postponements.

Q:
What are my voting choices when voting for Class II director nominees, what votes are required to elect directors to the Board and what is the Board’s recommendation on this proposal?

A:
You may vote in favor of or withhold votes for each Class II director nominee. The election of each of our Class II director nominees requires the affirmative vote of a plurality of the total number of votes cast by holders of shares of Angi Class A common stock.

The Board recommends that Angi stockholders vote FOR the election of each of the Class II director nominees.
Q:
What are my voting choices when voting on the Stock Plan Proposal, what votes are required to approve such proposal and what is the Board’s recommendation on this proposal?

A:
You may vote in favor of the Stock Plan Proposal, vote against such proposal or abstain from voting on such proposal.

The approval of the Stock Plan Proposal requires the affirmative vote of a majority of the voting power of the shares of Angi Class A common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.
The Board recommends that Angi stockholders vote FOR the Stock Plan Proposal.
Q:
What are my voting choices when voting on the ratification of the appointment of Ernst & Young LLP as Angi’s independent registered public accounting firm for 2026, what votes are required to ratify this appointment and what is the Board’s recommendation on this proposal?

A:
You may vote in favor of the ratification, vote against the ratification or abstain from voting on the ratification.

The ratification of the appointment of Ernst & Young LLP as Angi’s independent registered public accounting firm for 2026 requires the affirmative vote of a majority of the voting power of shares of Angi Class A common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.
The Board recommends that Angi stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as Angi’s independent registered public accounting firm for 2026.
Q:
Could other matters be decided at the Annual Meeting?

A:
As of the date of this proxy statement, Angi did not know of any matters to be raised at the Annual Meeting, other than those referred to in this proxy statement.

If other matters are properly presented at the Annual Meeting for consideration, the two Angi officers who have been designated as proxies for the Annual Meeting, Shannon Shaw and Julie Hoarau, will each have the discretion to vote on those matters for stockholders who have submitted their proxy.
Q:
What do I need to do to submit a vote?

A:
The Board is soliciting proxies for use at the Annual Meeting. Stockholders of record may submit proxies to instruct the designated proxies to vote their shares in any of three ways:

•
Submitting a proxy online: Submit your proxy online at www.proxyvote.com. Internet proxy voting is available 24 hours a day and will close at 11:59 p.m., Eastern Time, on Tuesday, June 9, 2026;

•
Submitting a proxy by telephone: Submit your proxy by telephone by using the toll-free telephone number provided on your proxy card (1.800.690.6903). Telephone voting is available 24 hours a day and will close at 11:59 p.m., Eastern Time, on Tuesday, June 9, 2026; or

•
Submitting a proxy by mail: If you choose to submit your proxy by mail, simply mark, date and sign your proxy and return it in the postage-paid envelope provided or to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

If you are a stockholder of record, you may also participate in the Annual Meeting online at www.virtualshareholdermeeting.com/ANGI2026 and vote your shares online at that time, even if you have previously submitted your vote. To do so, you will need the sixteen-digit control number included on your Notice, your proxy card or the instructions from your broker that accompanied your proxy materials. Attending the Annual Meeting online, by itself, will not serve to submit a vote.
For shares of Angi Class A common stock held in street name, holders may submit a proxy online or by telephone before the date of the Annual Meeting if their broker, bank and/or other holder of record makes these methods available. If you hold your shares through a broker, bank and/or other holder of record, follow the voting instructions you receive from your broker, bank and/or other holder of record.
If you hold shares in street name, in order to vote at the Annual Meeting, you will need to obtain a valid legal proxy from your broker, bank and/or other holder of record.

Q:
If I hold my Angi shares in street name, will my broker, bank or other holder of record vote my shares for me?

A:
If you hold your shares of Angi Class A common stock in street name, in order to vote these shares, you must provide your broker, bank and/or other holder of record with instructions. If you do not provide voting instructions, whether your shares can be voted depends on the type of item being considered for a vote.

Non-Discretionary Items. The election of Class II directors and the Stock Plan Proposal are non-discretionary items and may NOT be voted on by your broker, bank and/or other holder of record absent specific voting instructions from you. If you do not provide your bank, broker and/or other holder of record with voting instructions, your shares of Angi Class A common stock will be represented by broker non-votes in the case of these proposals.
Discretionary Item. The ratification of Ernst & Young LLP as Angi’s independent registered public accounting firm for 2026 is a discretionary item. Generally, brokers, banks and/or other holders of record that do not receive voting instructions from you may vote on this proposal in their discretion, and these votes will be counted for purposes of determining a quorum.
Q:
What effect do abstentions and broker non-votes have on quorum requirements and the voting results for each proposal to be voted on at the Annual Meeting?

A:
Abstentions and shares represented by broker non-votes are counted as present for purposes of determining a quorum. Abstentions are treated as shares present and entitled to vote and, as a result, have the same effect as a vote against the Stock Plan Proposal and the ratification of Ernst & Young LLP. Abstentions will not have any effect on the outcome of the vote on the election of Class II directors. Shares represented by broker non-votes will have no effect on the outcome of any of the proposals to be voted on by stockholders at the Annual Meeting.

Q:
Can I change my vote or revoke my proxy?

A:
Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the polls close at the Annual Meeting by:

•
submitting a later-dated proxy relating to the same shares online, by telephone or by mail before the date of the Annual Meeting;

•
delivering a written notice, bearing a date later than your proxy, stating that you revoke the proxy; or

•
participating in the Annual Meeting and voting online at that time at www.virtualshareholdermeeting.com/ANGI2026 (although virtual attendance at the Annual Meeting will not, by itself, change your vote or revoke a proxy).

To change your vote or revoke your proxy before the date of the Annual Meeting, follow the instructions provided on your Notice, proxy card or proxy materials to do so online or by telephone, or send a written notice or a new proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.
If you hold your shares of Angi Class A common stock through a broker, bank and/or other holder of record, follow the instructions that you receive from your broker, bank and/or other holder of record if you wish to change your vote or revoke your proxy.
Q:
What if I do not specify a choice for a matter when submitting a proxy?

A:
If you do not give specific instructions, proxies that are properly submitted will be voted FOR the election of all Class II director nominees, FOR the Stock Plan Proposal and FOR the ratification of the appointment of Ernst & Young LLP as Angi’s independent registered public accounting firm for the 2026 fiscal year.

Q:
How are proxies solicited and who bears the related costs?

A:
Angi bears all expenses incurred in connection with the solicitation of proxies. In addition to solicitations by mail, directors, officers and employees of Angi may solicit proxies from stockholders by various means, including by telephone, e-mail, letter or in person.

Following the initial mailing of the Notice and proxy materials, Angi will request brokers, banks and other holders of record to forward copies of these materials to persons for whom they hold shares of Angi Class A common stock and to request authority for the exercise of proxies. In such cases, Angi, upon the request of these holders of record, will reimburse these parties for their reasonable expenses.
Q:
What should I do if I have questions regarding the Annual Meeting?

A:
If you have any questions about the Annual Meeting, the various proposals to be voted on at the Annual Meeting and/or how to participate in the Annual Meeting online at www.virtualshareholdermeeting.com/ANGI2026 and vote at that time and/or would like copies of any of the documents referred to in this proxy statement, contact Angi Investor Relations at (720) 282-1958 or ir@angi.com.

PROPOSAL 1 — ELECTION OF DIRECTORS
Proposal and Required Vote
The Board currently consists of ten members. Our directors are divided into three classes serving staggered three-year terms. The current members of each class of directors and when their terms expire are as follows:
•
Class I (term expires at 2028 annual meeting): Thomas R. Evans, Alesia J. Haas, Jeffrey W. Kip and Joseph Levin;

•
Class II (term expires at 2026 annual meeting): Sandra Buchanan, Thomas C. Pickett Jr. and Glenn H. Schiffman; and

•
Class III (term expires at 2027 annual meeting): Angela R. Hicks Bowman, Jeremy G. Philips and Suzy Welch.

Upon expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires, except that, beginning with the 2030 annual meeting, all directors will be elected for one-year terms.
Based on the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated each of Ms. Sandra Buchanan and Messrs. Thomas C. Pickett Jr. and Glenn H. Schiffman for re-election at the Annual Meeting to serve as Class II directors and, if elected at the Annual Meeting, each to hold office until the 2029 annual meeting of stockholders, or until such director’s successor has been duly elected and qualified (or, if earlier, such director’s removal or resignation from the Board).
All of the Class II director nominees were previously elected to the Board by Angi stockholders at the 2024 annual meeting of stockholders. Although Angi does not anticipate that any of the Class II director nominees will be unable or unwilling to stand for re-election, in the event of such an occurrence, proxies may be voted for a substitute designated by the Board.
Proxies may not be voted for a greater number of persons than three, which is the number of Class II director nominees named in this proxy statement.
The election of each Class II director nominee requires the affirmative vote of a plurality of the total number of votes cast by holders of shares of Angi Class A common stock.
The Board recommends that Angi stockholders vote FOR the election of all Class II director nominees.
Information Concerning Class II Director Nominees
Background information about each Class II director nominee is set forth below, including information regarding the specific experiences, characteristics, attributes and skills considered in connection with the nomination of each Class II director nominee, all of which the Board believes provide Angi with the perspective and judgment needed to guide, monitor and execute its strategies.
Sandra Buchanan, age 61, has been a director of Angi since November 2021. She has served as Chief Human Resources Officer of Tradeweb Markets Inc., a builder and operator of electronic marketplaces (“Tradeweb Markets”), since October 2025. Prior to her tenure at Tradeweb Markets, Ms. Buchanan served as Managing Director, Chief Human Resources Officer of GCM Grosvenor, a leading global alternative asset firm, from May 2018 to October 2025 and held various positions at Bank of America Merrill Lynch from 2013 to 2018, including as the Global Head of Human Resources for Corporate and Investment Banking. Prior to her tenure at Bank of America, Ms. Buchanan held leadership roles in Talent Management and Talent Acquisition at Goldman Sachs & Co. LLC from 2006 to 2013 and JP Morgan Chase & Co. from 1998 to 2006. In her not-for-profit affiliations, Ms. Buchanan serves as a member of the board of directors and the Investment Committee of The Harlem School of Arts and the board of directors and Finance Committee of The Thurgood Marshall College Fund. Ms. Buchanan received a Bachelor of Business Administration in Finance and Sociology from Bernard M. Baruch College and a Master of Business Administration in Marketing from the University of Michigan. When concluding that Ms. Buchanan should serve as a director, the Board considered her expertise in human resources, talent management, and people operations, including her extensive expertise in people strategy, which she gained through her leadership of various global human resources functions.
Thomas C. Pickett Jr. (Tom Pickett), age 57, has been a director of Angi since August 2023. He has served as Chief Executive Officer of Headspace, Inc., a private mental healthcare company, since August 2024. He previously served as Chief Revenue Officer of DoorDash, Inc., a publicly traded leading local commerce platform (“DoorDash”), from March 2020 until August 2024. Prior to joining DoorDash, Mr. Pickett served as Chief Executive Officer of Ellation, a global direct-to-consumer digital media company, from October 2014 to March 2020. From April 2004 to August 2014, Mr. Pickett served in various senior roles at Google, including roles involving general business operations, as Director of AdSense operations and as a member of the senior executive team of YouTube, most recently serving as Vice President of Content and Operations. Earlier in his career, Mr. Pickett served as an F/A-18 pilot in the U.S. Navy and was a “Top Gun” graduate. He holds a Bachelor of Science degree in Electrical Engineering, with honors, from Rensselaer Polytechnic Institute, and a Master of Business Administration from Harvard Business School. When concluding that Mr. Pickett should serve as a director, the Board considered his experience as Chief Executive Officer of Headspace, Chief Revenue Officer of DoorDash, as well as his digital media, advertising and operational experience gleaned through his various other roles.
Glenn H. Schiffman, age 56, has served as a director of Angi since June 2017. He has served as Executive Vice President and Chief Financial Officer of Fanatics, Inc., a global digital sports platform (“Fanatics”), since August 2021, and as a member of its board of directors since April 2025. As Chief Financial Officer of Fanatics, Mr. Schiffman is responsible for a broad set of financial and corporate functions across the entire Fanatics global enterprise, including corporate finance, M&A, treasury, financial planning and analysis, investor relations, accounting, information security, human resources, legal and corporate administration. Prior to his tenure at Fanatics, Mr. Schiffman served as Executive Vice President and Chief Financial Officer of IAC from April 2016 to August 2021 and as Chief Financial Officer of Angi from September 2017 until August 2019 and from February 2021 until July 2021. Prior to his tenure at IAC, Mr. Schiffman served as Senior Managing Director at Guggenheim Securities, the investment banking and capital markets business of Guggenheim Partners, from March 2013. Prior to his tenure at Guggenheim Securities, Mr. Schiffman was a partner at The Raine Group (a merchant bank focused on advising and investing in the technology, media and telecommunications industries) from September 2011 to March 2013. Prior to joining The Raine Group, Mr. Schiffman served as Co-Head of the Global Media group at Lehman Brothers from 2005 to 2007 and Head of Investment Banking Asia-Pacific at Lehman Brothers (and subsequently Nomura) from April 2007 to January 2010, as well as Head of Investment Banking, Americas from January 2010 to April 2011 for Nomura. Mr. Schiffman’s roles at Nomura followed Nomura’s acquisition of Lehman’s Asia business in 2008. Mr. Schiffman has served as a member of the board of directors of Match Group since September 2016 and as a member of the audit committee of Match Group since 2025. Mr. Schiffman served on the board of directors of Vimeo, Inc. from May 2021 until December 2025 and served as Chairman of the board from March 2023 until December 2025. He is a member of the National Committee on United States-China Relations and a member of the Duke Children’s National Leadership Council. In Mr. Schiffman’s philanthropic efforts he focuses on endowing organizations and funding initiatives with permanent capital to make lasting change. He founded and is Chairman of the Valerie Fund Endowment, which supports children with cancer and blood disorders, created an Endowment at the Duke Medical Center to research and hopefully someday cure pediatric cancer, created an Endowment at Washington and Lee University to support Women’s Athletics and created an Endowment at Duke University to fund scholarships for athletes from underrepresented communities. Mr. Schiffman has a degree in economics and history from Duke University. He was named Institutional Investor’s CFO of the Year for the Midcap Internet Sector in 2018 and 2021. When concluding that Mr. Schiffman should serve as a director, the Board considered his experience as Chief Financial Officer of Angi and the unique knowledge and experience regarding Angi and its businesses he gained through his former role as Executive Vice President and Chief Financial Officer of IAC. In addition, as a result of his public and private chief financial officer roles, Mr. Schiffman has risk management experience, as well as a high level of financial literacy and expertise regarding mergers and acquisitions, investments and other strategic transactions. Mr. Schiffman also has investment banking experience, which the Board believes gives him particular insight into trends in capital markets and the technology and media industries.

Information Concerning Continuing Directors
Background information about each Class I and Class III director, whose terms of office will expire at the 2028 and 2027 annual meetings of stockholders, respectively, is set forth below, including information regarding their specific experiences, characteristics, attributes and skills.
Angela R. Hicks Bowman (Class III), age 53, who also goes by Angie Hicks, has been a director of Angi and served as our Chief Customer Officer since September 2017. Prior to serving in these roles, Ms. Hicks Bowman co-founded Angie’s List in 1995 and served as its Chief Marketing Officer from May 2000 to September 2017 and as a member of its board of directors from March 2013 to September 2017. Ms. Hicks Bowman has served as a member of the Mid-US Advisory Board for Harvard Business School since May 2024. Ms. Hicks Bowman earned a Bachelor of Arts in Economics from DePauw University, from which she received a Distinguished Alumni Award for Management and Entrepreneurship and the Robert C. McDermond Medal for Excellence in Entrepreneurship, and a Master of Business Administration degree from Harvard Business School. Ms. Hicks Bowman has received multiple awards for her entrepreneurial achievements, as well as her leadership in both the community and the technology field, including (among others) being awarded both the TechPoint Trailblazer Award and Harvard Business School’s Alumni Achievement Award in 2017. When concluding that Ms. Hicks Bowman should serve as a director, the Board considered her experience as Chief Customer Officer of Angi and unique knowledge and experience regarding Angi and Angie’s List, as well as her leadership, operational and marketing experience.
Thomas R. Evans (Class I), age 71, has been a director of Angi since September 2017. Mr. Evans served as President and Chief Executive Officer of Bankrate, Inc. (a digital publisher of consumer financial content and rate information (“Bankrate”)) from June 2004 to December 2013, during which time he also served as a member of the board of directors of Bankrate. Following his retirement from Bankrate, Mr. Evans served as an advisor to the board of directors of Bankrate through December 2015. Prior to his tenure at Bankrate, Mr. Evans served as Chairman and Chief Executive Officer of Official Payments Corp. (a company specializing in the online processing of consumer credit card payments for government taxes, fees and fines) from August 1999 to September 2003 and as President and Chief Executive Officer of GeoCities Inc. (a community of personal websites) from March 1998 to June 1999. Prior to his digital experience, Mr. Evans was a 20-year veteran of the print magazine business, having served as President and Publisher of U.S. News & World Report, President of The Atlantic Monthly and President and Publisher of Fast Company, which he launched in 1995. Mr. Evans has served as a member of the board of directors of Shutterstock, Inc. (a provider of stock photography, stock footage, stock music and editing tools) since March 2012. When concluding that Mr. Evans should serve as a director, the Board considered his experience as a public company chief executive officer, as well as his extensive digital experience in a variety of industries, high level of financial literacy and insight into the media industry.
Alesia J. Haas (Class I), age 49, has been a director of Angi since September 2017. Ms. Haas has served as Chief Financial Officer of Coinbase Global Inc. (a publicly traded cryptocurrency platform (“Coinbase”)) since April 2018. Prior to joining Coinbase, Ms. Haas served as Chief Financial Officer of Sculptor Capital Management, Inc. (formerly Och Ziff Capital Management LLC, a publicly traded, global institutional alternative asset manager (“Sculptor”)) from December 2016 to April 2018. Prior to joining Sculptor, Ms. Haas served as Chief Financial Officer of OneWest Bank, N.A. (a California based commercial bank (“OneWest Bank”)) from January 2013 until its acquisition by CIT Group Inc. in December 2015. Prior to her tenure as Chief Financial Officer of OneWest Bank, Ms. Haas served as Interim Chief Financial Officer of OneWest Bank from September 2012 to January 2013 and as Head of Strategy for OneWest Bank from March 2009 to August 2015. Ms. Haas also served as a member of the board of directors of Vimeo, Inc. (“Vimeo”) from May 2021 to June 2025. When concluding that Ms. Haas should serve as a director, the Board considered her experience as a public company chief financial officer, including her attendant risk oversight duties, and high level of financial literacy.
Jeffrey W. Kip (Class I), age 58, has served as a director and Chief Executive Officer of Angi Inc. since April 2024 and has served as Chief Executive Officer of Angi International (formerly HomeAdvisor International) since April 2016. Prior to his appointment as Chief Executive Officer of Angi, Mr. Kip served as President of Angi Inc. from November 2023 to April 2024. Prior to his service as Chief Executive Officer of Angi International, Mr. Kip served as Chief Financial Officer of IAC from March 2012 to April 2016. Before joining IAC, Mr. Kip served as Executive Vice President, Chief Financial Officer of

Panera Bread Company (a national bakery-cafe concept in the United States and Canada (“Panera”)) from May 2006 to March 2012. From November 2003 until May 2006, Mr. Kip served as Panera’s Vice President, Finance and Planning, and as Vice President, Corporate Development from May 2003 until November 2003. From November 2002 until April 2003, Mr. Kip served as a Director at UBS (an investment banking firm), and from August 1999 until November 2002, as an Associate at Goldman Sachs & Co. LLC (an investment banking firm). From May 2022 to May 2025, Mr. Kip has served on the board of directors of Berkshire Hills Bancorp, Inc. (a bank holding company) and its subsidiary, Berkshire Bank (the largest regional bank headquartered in Massachusetts and the operator of 130 branches in New England, New York and the Mid- Atlantic). When concluding that Mr. Kip should serve as a director, the Board considered his unique knowledge and experience regarding Angi and its businesses that he gained through his roles as Chief Executive Officer and President of Angi and Chief Executive Officer of Angi International, as well as through his role as Chief Financial Officer of IAC prior to his tenure at Angi. The Board also considered his high level of financial literacy and expertise regarding strategic transaction and investments.
Joseph Levin (Class I), age 46, has served as a director and Executive Chairman of the Board since September 2017 and April 1, 2025, respectively, and prior to that time, served as Chairman of the Board from September 2017 to March 31, 2025. He served as Chief Executive Officer of Angi from October 2022 through April 2024 and Chief Executive Officer and a director of IAC from June 2015 to March 31, 2025. Prior to his appointment as Chief Executive Officer of IAC, Mr. Levin served as Chief Executive Officer of IAC Search & Applications, overseeing the desktop software, mobile applications and media properties that comprised IAC’s former Search & Applications segment, from January 2012. From November 2009 to January 2012, Mr. Levin served as Chief Executive Officer of Mindspark Interactive Network, an IAC subsidiary, and he previously served in various capacities at IAC in strategic planning, M&A and finance since joining IAC in 2003. Mr. Levin has served as a director of MGM Resorts International (a leader in gaming, hospitality and leisure) and Warner Bros. Discovery, Inc. (a leading global media and entertainment company) since March 2020 and January 2025, respectively. Mr. Levin previously served as a director of Turo Inc. (a peer-to-peer car sharing company in which IAC is the largest shareholder) from July 2019 until February 2025, as a director and Chairman of the board of directors of Vimeo, Inc. from May 2021 through March 2023, as a director of Match Group, Inc. from October 2015 through September 2022 and as a director of Groupon, Inc. from March 2017 to July 2019. In addition to his for-profit affiliations, Mr. Levin serves on the Board of Advisors of The Wharton School at The University of Pennsylvania. When concluding that Mr. Levin should serve as a director, the Board considered his unique knowledge and experience regarding Angi and its businesses that he has gained through his roles as Executive Chairman, Chairman and Chief Executive Officer of Angi, as well as through his various roles with IAC since 2003, most recently in his role as former Chief Executive Officer of IAC. Mr. Levin has a high level of financial literacy and expertise regarding mergers and acquisitions, investments and other strategic transactions.
Jeremy G. Philips (Class III), age 53, has been a director of Angi since November 2021. He has been a general partner of Spark Capital (a venture capital firm responsible for early-stage funding of technology startups) since May 2014. From January 2012 until May 2014, Mr. Philips invested in various private technology companies. From June 2010 to January 2012, Mr. Philips served as the Chief Executive Officer of Photon Group Limited (a holding company listed on the Australian Securities Exchange). From 2004 to 2010, Mr. Philips held various positions of increasing responsibility with News Corporation, most recently as Executive Vice President in the Office of the Chairman. Prior to his tenure at News Corporation, among other roles, Mr. Philips co-founded and served as Vice Chairman of ecorp (a publicly traded Internet holding company). Mr. Philips has served as a member of the board of directors of TripAdvisor, Inc. (a publicly traded online travel research company) since December 2011 and previously served as a member of the board of directors of Affirm Holdings, Inc. (a publicly traded financial technology company) from 2015 through December 2021. Mr. Philips also serves as a member of the board of directors of several private Internet companies. Mr. Philips is an adjunct professor at Columbia Business School and holds a Bachelor of Arts and a Bachelor of Laws from the University of New South Wales and a Master of Public Administration from the Harvard Kennedy School of Government. When concluding that Mr. Philips should serve as a director, the Board considered his technology and marketplace expertise, as well as his strategic and operational experience acquired through his roles as a public company chief executive officer and other executive-level positions, high level of financial literacy and expertise regarding strategic investments and transactions.

Suzy Welch (Class III), age 66, has served as a director of Angi since September 2017. Dr. Welch is a Professor of Management Practice at NYU Stern, business journalist, public speaker and author of the New York Times bestseller 10-10-10: A Life Transforming Idea. Dr. Welch is also a co-author of the international bestsellers, The Real Life MBA and Winning. Her newest book, based on her award winning class at NYU Stern, Becoming You, was published by HarperCollins in May 2025 and named Amazon’s Best Book of the Year. In addition to her writing and public speaking, Dr. Welch has served as a television commentator for numerous networks since 2002, and often can be seen on NBC and CNBC, where she serves as a commentator. She has also been a contributing editor for The Wall Street Journal. From 2010 to 2020, Dr. Welch also served as a curriculum advisor for The Jack Welch Management Institute, which she co-founded. Dr. Welch began her career working as a reporter for The Miami Herald from September 1981 through June 1985, after which she attended Harvard Business School, where she graduated as a Baker Scholar in 1988. She then worked as a management consultant at Bain & Co. before joining the Harvard Business Review as a senior editor in January 1995. She was named editor-in-chief in 2001, serving in that position until April 2002. Dr. Welch also serves on several private company and non-profit boards. When concluding that Dr. Welch should serve as a director, the Board considered the broad general business experience that she has gained through her Professorship at NYU Stern School of Business, as well as her affiliations with Harvard University and The Jack Welch Management Institute. She also has expertise in business leadership, strategy and organizational behavior, topics about which she has written and spoken extensively.
Corporate Governance
Leadership Structure. Our business and affairs are overseen by the Board, which currently has ten members. The Board currently has an Audit Committee, a Compensation and Human Capital Committee and a Nominating and Corporate Governance Committee. Each of the Audit, Compensation and Human Capital and Nominating and Corporate Governance Committees are comprised solely of independent directors. For more information regarding director independence and our Board committees, see the discussion under “Director Independence and the Board and Board Committees.” All of our directors play an active role in Board matters, are encouraged to communicate among themselves and directly with our Chief Executive Officer and Executive Chairman and have full access to Angi management at all times.
Our independent directors meet in scheduled executive sessions without management present at least twice a year and may schedule additional meetings as they deem appropriate. Angi does not have a lead independent director or any other formally appointed leader for these sessions. The independent membership of Angi’s Audit, Compensation and Human Capital and Nominating and Corporate Governance Committees ensures that directors with no ties to Angi management are charged with oversight of financial reporting, compensation and governance related matters. At each regularly scheduled Board meeting, the Chairperson of each of these committees provides the full Board with an update of all significant matters discussed, reviewed, considered and/or approved by the relevant committee since the last regularly scheduled Board meeting.
Mr. Kip has served as our Chief Executive Officer since April 2024 and Mr. Levin has served as our Executive Chairman since April 2025. Prior to serving as our Executive Chairman, Mr. Levin served as Chief Executive Officer of Angi from October 10, 2022 to April 5, 2024, and as Chief Executive Officer of IAC, our former controlling shareholder, from June 2015 to March 31, 2025. The Board believes that our leadership structure of a separate Chief Executive Officer and Executive Chairman of the Board provides us with the benefit of a full-time Chief Executive Officer dedicated to focusing on the day-to-day management and continued growth of Angi and its various businesses, coupled with the oversight of our strategic goals and vision by an Executive Chairman who has a wealth of unique knowledge and experience regarding Angi and its businesses, as well as public company expertise. At this time, the Board believes that this leadership structure is the most appropriate one for Angi and its stockholders.
Risk Oversight. Angi management is responsible for assessing and managing Angi’s exposure to various risks on a day-to-day basis, which responsibilities include the creation of appropriate risk management programs and policies. Angi management has developed and implemented guidelines and policies to identify, assess and manage significant risks facing Angi.

In developing this framework, Angi management recognizes that leadership and success are impossible without taking risks; however, Angi management also recognizes that the imprudent acceptance of risks or the failure to appropriately identify and mitigate risks could adversely impact Angi stockholder value. The Board is responsible for overseeing Angi management in the execution of its responsibilities and for assessing Angi’s overall approach to risk management. The Board exercises these responsibilities periodically as part of its meetings and through discussions with Angi management, as well as through the Audit Committee (which examines various components of financial, artificial intelligence and cybersecurity risks, among other risks) and the Compensation and Human Capital Committee (which examines compensation-related and workplace conduct risks, among other risks) as part of their responsibilities.
Information security and cybersecurity are key components of risk management at Angi. We assess, identify and manage cybersecurity risks as part of a comprehensive information security program that is intended to be aligned with standard industry frameworks, such as International Organization for Standardization (ISO) 27000 and the National Institute of Standards and Technology (NIST) Cyber Security Framework. The Board is responsible for overseeing Angi management’s execution of its information security and cybersecurity responsibilities, including its approach to information security and cybersecurity risk management. The Board executes this oversight in coordination with our Audit Committee, which pursuant to its charter, assists the Board with risk assessment and risk management policies as they relate to information security and cybersecurity risk exposure (among other risks), as well as part of its regularly scheduled meetings and through discussions with Angi management on an as needed basis.
Certain compensation-related matters are also key components of risk management at Angi, with Angi periodically conducting risk assessments of its compensation policies and practices, including those related to its executive compensation programs. The goal of these assessments is to determine whether the general structure of Angi’s compensation policies and programs and the administration of these programs pose any material risks to Angi. Any material findings as a result of these assessments are discussed with the Compensation and Human Capital Committee and (as appropriate) the Board. Based upon these assessments, Angi believes that its compensation policies and programs do not encourage excessive or unnecessary risk taking and are not reasonably likely to have a material adverse effect on Angi.
In addition, an overall review of risks is inherent in the consideration by the Board of Angi’s long-term strategies and in the transactions and other matters presented to the Board, including significant capital expenditures, acquisitions and divestitures and financial matters. The role of the Board in risk oversight of Angi is consistent with its leadership structure, with Angi’s Executive Chairman, Chief Executive Officer and other members of Angi senior management having responsibility for assessing and managing Angi’s risk exposure, and the Board and its committees providing oversight in connection with these efforts.
Hedging and Pledging Prohibitions. Angi’s securities trading policy provides that no (i) director, officer or employee of Angi, (ii) any other persons, such as contractors or consultants, who have access to material non-public information concerning Angi and its subsidiaries from time to time, (iii) any spouses, domestic partners, minor children and other family members, if they share the same household, of the persons listed (i) and (ii), and (iv) any entity or account over which the persons listed in (i), (ii) and (iii) have or share the power, directly or indirectly, to make investment decisions (“Covered Persons”) may engage in transactions in publicly traded options, warrants, puts, calls and similar instruments relating to securities of Angi, engage in short sales with respect to securities of Angi, or engage in hedging transactions (or any other transaction that hedges or offsets, or is designed to hedge or offset any decrease in the market value of securities of Angi). This prohibition extends to any and all forms of hedging and monetization transactions, such as zero-cost collars and forward sale contracts (among other transactions).
In addition, Angi’s securities trading policy also provides that no Covered Person may enter into any transaction(s) that involve pledging securities of Angi, including by purchasing securities of Angi on margin or holding securities of Angi in an account utilizing margins.
Clawback Policy. We have a clawback policy in accordance with the Nasdaq Marketplace Rules (the “Marketplace Rules”) implementing the incentive-based compensation recovery provisions of the Dodd-Frank Act Wall Street Reform and Consumer Protection Act. This policy provides for the mandatory recovery of erroneously awarded “incentive-based compensation” from current and former “executive officers” (as such terms are defined in the final rules) of Angi in the event of accounting restatements as specified in the final rules. The recovery of such compensation applies regardless of whether a given executive officer engaged in misconduct or otherwise caused or contributed to the relevant accounting restatement.
Our compensation clawback policy has been filed as Exhibit 97.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Securities Trading Policy. The Board has adopted a securities trading policy governing the purchase, sale and/or other transfer of (and certain other transactions involving) Angi securities by Covered Persons. Angi believes that such policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and Nasdaq listing standards.
Our Securities Trading Policy has been filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Stock Ownership Policy. Angi has a stock ownership policy to further align the interests of its NEOs (as defined in the Compensation Discussion and Analysis) with those of its stockholders. The policy requires each of the Chief Executive Officer, Chief Financial Officer and other NEOs of Angi to hold a minimum number of shares of Angi Class A common stock by the fifth anniversary of their date of hire into an eligible position as follows: 100,000 shares for the Chief Executive Officer, 12,500 shares for the Chief Financial Officer and 7,500 shares for each other NEO. Each Angi NEO generally must retain 25% of the net shares acquired upon the vesting or exercise of Angi equity awards (gross shares of Angi Class A common stock acquired upon vesting or exercise less shares of Angi Class A common stock sold or withheld to cover the exercise price (if applicable) and taxes due in connection with such vesting or exercise) until the applicable stock ownership guideline level is achieved.
As of the date of the filing of this proxy statement, each of Messrs. Kip, Levin, Boon and Orchard, had achieved their respective stock ownership guideline levels. In addition, prior to his departure on March 27, 2026, Mr. Russakoff had achieved his stock ownership guideline level.
Director Independence. As required under the Marketplace Rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by such listed company’s board. The Board has a responsibility to make an affirmative determination that those members of the Board who serve as independent directors do not have any relationships with Angi or its businesses and/or affiliates that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. When making independence determinations, the Board reviews information regarding transactions, relationships and arrangements relevant to independence, including those required by the Marketplace Rules. Specifically, the Board considers that in some cases in the ordinary course of business, Angi and its businesses and/or affiliates may sell products and services to, and/or purchase products and services from, companies at which directors (or certain of their family members) are employed or serve as directors, or over which directors (or certain of their family members) may otherwise exert control and, if so, whether any payments were made to (or received from) such entities by Angi and its businesses and/or affiliates. Information relevant to independence determinations is obtained from director responses to questionnaires circulated by Angi management, as well as from Angi records and publicly available information. Once an independence determination is made, Angi management monitors those transactions, relationships and arrangements that were relevant to such determination, as well as periodically solicits updated information potentially relevant to independence from internal personnel and directors, to determine whether there have been any developments that could potentially have an adverse impact on prior independence determinations.
The Board has determined that each of Messrs. Evans, Philips, Pickett and Schiffman, Mses. Buchanan and Haas and Dr. Welch, are independent. In all cases, no relationships of the type that would preclude a determination of independence under the Marketplace Rules or otherwise interfere with the exercise of independent judgment in carrying out the responsibilities of a director were identified for consideration.

The remaining three current directors (Messrs. Kip and Levin and Ms. Hicks Bowman) are all officers of Angi. Given these relationships, none of these directors was determined to be independent.
In addition to the satisfaction of the director independence requirements set forth in the Marketplace Rules, the Board also has concluded that the members of the Audit, Compensation and Human Capital and Nominating and Corporate Governance Committees have satisfied the separate independence requirements under the current standards imposed by the SEC and the Marketplace Rules for such committee members.
Director Nominations. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated each of the current Class II directors, Messrs. Pickett and Schiffman and Ms. Buchanan, for re-election at the Annual Meeting to serve until the 2029 annual meeting of stockholders.
While there are no specific requirements for eligibility to serve as a member of the Board, in evaluating candidates, the Nominating and Corporate Governance Committee and the Board will consider (regardless of how the candidate was identified or recommended) whether the professional and personal ethics and values of the candidate are consistent with those of Angi, whether the candidate’s experience and expertise would be beneficial to the Board, whether the candidate is willing and able to devote the necessary time and energy to the work of the Board and whether the candidate is prepared and qualified to represent the best interests of Angi’s stockholders. The Board believes that the interests of Angi stockholders are best served when the Board has a diverse balance of experience, skills and characteristics because it encourages a fuller discussion on board topics from a variety of viewpoints and with the benefit of many different experiences. Although the Board does not have a formal diversity policy, the Board considers the overall diversity of the experiences, characteristics, attributes, skills and backgrounds of candidates relative to those of other Board members. Angi believes that the current board composition represents diverse experience and skills appropriate to Angi’s business.
The Board does not have a formal policy regarding the consideration of director candidates recommended by stockholders. However, the Board would consider such recommendations in the same manner that it considers all director candidates. Stockholders who wish to make such a recommendation should send the recommendation to Angi Inc., 3815 River Crossing Pkwy, Suite 360, Indianapolis, IN 46240, Attention: Corporate Secretary. The envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a stockholder, provide a brief summary of the candidate’s qualifications and history, together with an indication that the recommended individual would be willing to serve (if elected), and must be accompanied by evidence of the sender’s stock ownership. Any director candidate recommendations will be reviewed by the Corporate Secretary and the Executive Chairman and, if deemed appropriate, will be shared with the Nominating and Corporate Governance Committee for further review.
Any stockholder that wishes to nominate an individual to stand for election as a director at an annual meeting of stockholders must comply with the provisions in the Company’s amended and restated bylaws.
Communications with the Angi Board. Stockholders who wish to communicate with the Board or a particular director may send such communication to Angi Inc., 3815 River Crossing Pkwy, Suite 360, Indianapolis, IN 46240, Attention: Corporate Secretary.
The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder —Board Communication” or “Stockholder — Director Communication.” All such letters must identify the sender as a stockholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Board or a particular director or directors. The Corporate Secretary will then review such correspondence and forward it to the Angi board of directors (or to the specified director(s)), if appropriate.
The Board and Board Committees
The Board. The Board met five times and took action by written consent eight times in 2025. All incumbent directors attended at least 75% of the meetings of the Board and the board committees on which they served during 2025, except Dr. Welch who attended 70% of the meetings of the Board and the board committee on which she served during 2025. Directors are not required to attend annual meetings of Angi stockholders. Three members of the Board attended Angi’s 2025 annual meeting of stockholders.
The Board currently has three standing committees: the Audit Committee, the Compensation and Human Capital Committee and the Nominating and Corporate Governance Committee.
Audit Committee. The members of the Audit Committee are Messrs. Evans and Philips and Ms. Haas, with Ms. Haas serving as the Chairperson of the committee. The Audit Committee met eight times and did not take any action by written consent in 2025.
The Audit Committee is appointed by the Board and functions pursuant to a written charter adopted by the Board, the current version of which is attached as Appendix A to this proxy statement. The Audit Committee assists the Board with a variety of matters described in its charter, which include monitoring: (i) the integrity of Angi’s financial statements, (ii) the effectiveness of Angi’s internal control over financial reporting, (iii) the qualifications and independence of Angi’s independent registered public accounting firm, (iv) the performance of Angi’s internal audit function and independent registered public accounting firm, (v) Angi’s risk assessment and risk management policies as they relate to financial, artificial intelligence, cybersecurity and other risk exposures, and (vi) the compliance by Angi with legal and regulatory requirements. In fulfilling its purpose, the Audit Committee maintains free and open communication among itself, Angi’s independent registered public accounting firm, Angi’s internal auditors and Angi management.
The Board has concluded that Ms. Haas is an “audit committee financial expert,” as such term is defined in applicable SEC rules.
Compensation and Human Capital Committee. The members of the Compensation and Human Capital Committee are Mr. Evans, Ms. Buchanan and Dr. Welch, with Mr. Evans serving as the Chairperson of the committee. The Compensation and Human Capital Committee met five times and took action by written consent 14 times in 2025.
The Compensation and Human Capital Committee is appointed by the Board and functions pursuant to a written charter adopted by the Board, the most recent version of which is attached as Appendix B to this proxy statement. The Compensation and Human Capital Committee assists the Board with all matters relating to, and has overall responsibility for approving and evaluating, all Angi compensation plans, policies and programs, including overall responsibility for approving and evaluating all Angi compensation plans, policies and programs in which Angi executive officers are the exclusive participants and any Angi compensation plans, policies and programs that may affect such officers.
The Compensation and Human Capital Committee also has oversight responsibility for Angi’s risk assessment and management policies related to workplace conduct. The Compensation and Human Capital Committee may form and delegate authority to subcommittees and may delegate authority to one or more of their respective members. In addition, the Compensation and Human Capital Committee may also delegate its authority to one or more specified Angi officers to make grants of equity-based compensation to the extent allowed under applicable law.
For additional information on Angi’s processes and procedures for the consideration and determination of executive compensation and the role of the Compensation and Human Capital Committee, Angi management and consultants, see the discussion under “Compensation Discussion and Analysis” generally.
Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee are Messrs. Schiffman and Pickett, with Mr. Schiffman serving as Chairperson of the committee. The Nominating and Corporate Governance Committee was formed in connection with the completion of the Spin-Off on March 31, 2025. The Nominating and Corporate Governance Committee met one time and took action by written consent one time in 2025.
The Nominating and Corporate Governance Committee of the Board functions pursuant to a written charter adopted by the Board, the most recent version of which is filed as Appendix B to the proxy statement for Angi’s 2025 annual meeting of stockholders, which was filed with the SEC on April 30, 2025.

The Nominating and Corporate Governance Committee is appointed by the Board: (i) to assist the Board by identifying and recommending to the Board individuals qualified to serve as directors of Angi for nomination at each annual meeting of stockholders and to fill vacancies on the Board, (ii) to recommend to the Board matters of corporate governance, including the implementation and modification of corporate governance guidelines applicable to Angi from time to time, (iii) to lead annual director and committee self-assessments and (iv) to recommend Board members for committee membership.

PROPOSAL 2 — APPROVAL OF THE AMENDED AND RESTATED ANGI INC. 2017 STOCK AND ANNUAL INCENTIVE PLAN
Proposal and Required Vote
On April 24, 2026, the Angi board of directors approved the amendment and restatement of the Company’s Amended and Restated 2017 Stock and Annual Incentive Plan (the “2017 Stock Plan” and, as proposed to be further amended and restated, the “Amended and Restated 2017 Stock Plan”), subject to stockholder approval at the 2026 Annual Meeting. The Amended and Restated 2017 Stock Plan would, among other changes discussed below, add an additional 2,400,000 shares to the existing 2017 Stock Plan share reserve.
Approval of the Amended and Restated 2017 Stock Plan (the “Stock Plan Proposal”) requires the affirmative vote of the holders of a majority of the voting power of shares of Angi Class A common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.
The Angi board of directors recommends that Angi stockholders vote FOR the Stock Plan Proposal.
Overview
The purpose of the Amended and Restated 2017 Stock Plan is to give Angi a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide them with incentives that are directly linked to the stockholder value.
Equity compensation is a critical component of Angi’s long-term compensation philosophy. We believe that providing employees with an equity stake in Angi’s business is essential to create compensation opportunities that can compete, on a risk-adjusted basis, with entrepreneurial employment alternatives. We believe that ownership shapes behavior, and that by providing a meaningful part of compensation in the form of equity awards, we align incentives for Angi’s employees with the interests of Angi’s stockholders. The Amended and Restated 2017 Stock Plan is designed to reinforce this alignment.
Principal Changes to the 2017 Stock Plan
The principal changes to the existing 2017 Stock Plan, all of which are reflected in the Amended and Restated 2017 Stock Plan (a copy of which is attached as Appendix C to this proxy statement), are as follows:
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Increase in Share Pool:   A 2,400,000 increase in the aggregate number of shares of Angi Class A Common Stock issuable under the existing 2017 Stock Plan.

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Minimum Vesting Provision:   The Amended and Restated 2017 Stock Plan includes a minimum vesting requirement, which provides that all awards shall be subject to a vesting period of not less than one year from the grant date, subject only to limited exceptions.

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Limit on Non-Employee Director Compensation:   The Amended and Restated 2017 Stock Plan limits the amount of compensation (cash and equity) payable to any non-employee director during any calendar year to $1.5 million.

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No Liberal Share Recycling for Options and SARs:   The Amended and Restated 2017 Stock Plan provides that the following shares are not added back to the share reserve: shares that are delivered or withheld to pay the exercise price of a stock option or stock appreciation right (“SAR”); shares that are delivered or withheld to satisfy a tax withholding obligation in connection with a stock option or SAR; shares that we repurchase using proceeds from the exercise of a stock option or SAR; and shares subject to a SAR award that are not issued in connection with the stock settlement of that award upon its exercise.

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Default Treatment of PSUs upon a Change in Control:   The Amended and Restated 2017 Stock Plan specifies that, unless otherwise provided in an award agreement, upon the termination of service by the Company other than for cause or disability or by the holder for good reason within two years following a change in control, the vesting of PSUs shall be at the greater of actual or target level.

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Limits on Dividends and Dividend Equivalents.   The Amended and Restated 2017 Stock Plan prohibits the payment of dividends and dividend equivalents on stock options and SARs, and requires that any dividends and dividend equivalents payable or credited on unvested awards (other than options and SARs) must be subject to the same vesting terms, restrictions and risk of forfeiture as the underlying award.

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Extension of Term:   The Amended and Restated 2017 Stock Plan contemplates an extension of the term of the existing 2017 Stock Plan by an additional 10 years (to 2036).

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Reflect Reverse Stock Split:   The number of shares available under the 2017 Stock Plan are being revised to reflect the Reverse Stock Split.

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Removal of IAC-Related Provisions:   As a result of the Spin-Off, provisions in the 2017 Stock Plan related to the equity awards of IAC and IAC’s majority ownership of Angi are being removed from the Amended and Restated 2017 Stock Plan.

Changes to the existing 2017 Stock Plan also include certain other administrative or clarifying changes.
Summary of Share Usage Under Existing Equity Compensation Plan
The following table includes information regarding the approximate number of outstanding Angi equity awards and shares of Angi Class A common stock available for future equity award grants under the existing 2017 Stock Plan and the approximate total number of shares of Angi Class A common stock outstanding, in all cases, as of March 31, 2026:
Total shares underlying outstanding Angi SARs and stock options	1,025,000
Weighted average exercise price of outstanding Angi stock options	$18.42
Weighted average remaining contractual life of outstanding Angi stock options	8.98 years
Total shares underlying outstanding Angi RSUs (including PSUs, assuming the maximum potential payout)	3,328,733
Total shares of Angi Class A common stock available for grant	719,711
Total shares of Angi Class A common stock outstanding	40,421,384
Basis for Requested Share Reserve Increase
Based on a review of Angi’s historical practices, the Angi board of directors believes that the number of shares that would be available for issuance under the Amended and Restated 2017 Stock Plan, if the proposed increase in the share pool is approved, would be sufficient to cover equity awards to be granted to Angi employees for approximately one to two years. In each of 2025, 2024 and 2023, the number of shares of Angi Class A common stock underlying Angi equity awards granted was approximately 3.2 million shares, 1.3 million shares and 1.7 million shares, respectively. These numbers of shares, where applicable, have been adjusted for the Reverse Stock Split.
Expectations regarding future share utilization under the Amended and Restated 2017 Stock Plan are based on a number of assumptions regarding factors such as future growth in the population of eligible participants, the rate of future compensation increases, the rate at which shares of Angi Class A common stock are returned to the share reserve as a result of forfeitures, cancellations and the like, and future Angi Class A common stock price performance. While Angi believes that the assumptions utilized are reasonable, future share usage will differ from current expectations to the extent that actual events differ from the actual assumptions utilized.
Summary of Terms of the Amended and Restated 2017 Stock Plan
The principal features of the Amended and Restated 2017 Stock Plan are set forth below. This summary is qualified in its entirety by reference to the full text of the Amended and Restated 2017 Stock Plan, a copy of which is attached as Appendix C to this proxy statement.
Administration.   The Amended and Restated 2017 Stock Plan is administered by the Compensation and Human Capital Committee (or such other committee of the board of directors as the Angi board of directors may from time to time designate, and for purposes of this summary, the “Compensation Committee”). Among other things, the Compensation Committee has the authority to select individuals to whom awards are granted, determine the types of awards granted, the number of shares of Angi Class A common stock underlying awards granted and the terms and conditions of awards.
Term.   Awards may be granted under the Amended and Restated 2017 Stock Plan for ten years following the date on which Angi stockholders approve the Amended and Restated 2017 Stock Plan.
Eligibility.   Awards may be granted under the Amended and Restated 2017 Stock Plan to officers, employees, directors and consultants of Angi and its subsidiaries and affiliates. We had approximately 1,990 employees and seven non-employee directors as of March 31, 2026, all of whom would have been eligible to receive awards under the Amended and Restated 2017 Stock Plan.
Shares Subject to the Amended and Restated 2017 Stock Plan.   The Amended and Restated 2017 Stock Plan provides that the maximum number of shares of Angi Class A common stock that may be delivered pursuant to awards under the plan would be the original 7,500,000 shares (as adjusted for the Reverse Stock Split) authorized under the existing 2017 Stock Plan, plus the additional 2,500,000 shares (as adjusted for the Reverse Stock Split) added with the 2024 restatement of the 2017 Stock Plan, plus an additional 2,400,000 shares of Angi Class A common stock. The maximum number of shares that may be granted pursuant to incentive stock options is the same number.
The foregoing share limits are subject to adjustment in certain circumstances to prevent dilution or enlargement.
The shares of Angi Class A common stock subject to grant under the Amended and Restated 2017 Stock Plan may be made available from authorized but unissued shares or from treasury shares, as determined from time to time by the Compensation Committee. To the extent that any award is forfeited, terminates, expires or lapses without being exercised or any award is settled for cash, the shares of Angi Class A common stock underlying such awards will again be available for awards under the Amended and Restated 2017 Stock Plan. If the tax withholding obligations relating to an award (other than a stock option or SAR) are satisfied by delivering shares of Angi Class A common stock (by either actual delivery or by attestation), only the number of shares of Angi Class A common stock issued net of the shares delivered or attested to will be deemed delivered for purposes of the limits set forth in the Amended and Restated 2017 Stock Plan. To the extent any shares of Angi Class A common stock underlying an award are withheld to satisfy the tax withholding obligations relating to an award (other than a stock option or SAR), such shares shall be deemed not delivered for purposes of the limits set forth in the Amended and Restated 2017 Stock Plan.
However, the Amended and Restated 2017 Stock Plan provides that the following shares are not added back to the share reserve: shares that are delivered or withheld to pay the exercise price of a stock option or SAR; shares that are delivered or withheld to satisfy a tax withholding obligation in connection with a stock option or SAR; shares that we repurchase using proceeds from the exercise of a stock option or SAR; and shares subject to a SAR award that are not issued in connection with the stock settlement of that award upon its exercise.
If a company acquired by the Company or with which the Company or any subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the Amended and Restated 2017 Stock Plan and shall supplement the maximum number of available shares under the plan.
Minimum Vesting Requirement.   All awards granted under the Amended and Restated 2017 Stock Plan will have a vesting period of not less than one year from the applicable grant date (during which no portion of the award may be scheduled to vest). The foregoing minimum vesting period will not apply in certain circumstances, including in connection with a change in control, a termination of employment due to death or disability, awards made in payment of or exchange for other compensation already earned and payable, certain substitute awards, and outstanding, exercised and settled awards involving an aggregate number of shares not in excess of 5% of the maximum number of shares available under the Amended and Restated 2017 Stock Plan. For purposes of awards to non-employee directors, the Amended and Restated 2017 Stock Plan provides that a vesting period will be deemed to be one year if it runs from the date of one annual meeting of stockholders to the date of the next annual meeting of stockholders, provided that such period lasts at least 50 weeks.
Limit on Non-Employee Director Compensation.   The Amended and Restated 2017 Stock Plan provides that the sum of the grant date fair value (determined as of the grant date in accordance with applicable financial accounting rules) of all awards granted, plus the amount of all cash fees or retainers paid as compensation for services as a non-employee director, to any non-employee director during any calendar year shall not exceed $1,500,000.
Stock Options and SARs.   The Amended and Restated 2017 Stock Plan provides for the award of stock options and SARs. Stock options can either be incentive stock options (“ISOs”) or non-qualified stock options and SARs can be granted either alone or in tandem with stock options. The exercise price of stock options and SARs cannot be less than 100% of the Fair Market Value (defined below) of Angi Class A common stock on the grant date. The Amended and Restated 2017 Stock Plan defines Fair Market Value as the closing price of Angi Class A common stock on the grant date, unless otherwise determined by the Compensation Committee. The closing price of Angi Class A common stock, as reported on the Nasdaq Stock Market, on April 27, 2026 was $7.53 per share. Stock options and SARs cannot be repriced without stockholder approval.
Holders of stock options may pay the exercise price: (i) in cash, (ii) if approved by the Compensation Committee, in shares of Angi Class A common stock (valued at Fair Market Value), (iii) with a combination of cash and shares of Angi Class A common stock, (iv) by way of a cashless exercise through a broker approved by Angi or (v) by withholding shares of Angi Class A common stock otherwise receivable on exercise. The Compensation Committee determines the term of stock options and SARs, which term may not exceed ten years from the grant date. The Compensation Committee determines the vesting and exercise schedules for stock options and SARs, subject to the minimum vesting provision, and the extent to which these awards will be exercisable after a termination of employment. Generally, unvested stock options and SARs terminate upon a termination of employment and vested stock options and SARs remain exercisable for one (1) year after death, disability or retirement and for ninety (90) days after a termination of employment for any other reason. Vested stock options and SARs also terminate upon a termination of employment for cause. Stock options and SARs are transferable only by will or the laws of descent and distribution or pursuant to a qualified domestic relations order or, in the case of non-qualified stock options or SARs, as otherwise expressly permitted by the Compensation Committee (including, if so permitted, pursuant to a transfer to family members or a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise).
Restricted Stock.   The Amended and Restated 2017 Stock Plan provides for the award of shares of Angi Class A common stock that are subject to forfeiture and restrictions on transferability as set forth in the Amended and Restated 2017 Stock Plan and as may be otherwise determined by the Compensation Committee (“Restricted Stock”). Except for these restrictions and any others imposed by the Compensation Committee, upon the grant of an award of Restricted Stock, holders will have rights of a stockholder with respect to the shares of Restricted Stock, including the right to vote such shares. Grants of Restricted Stock awards under the Amended and Restated 2017 Stock Plan may or may not be subject to performance conditions.
RSUs.   The Amended and Restated 2017 Stock Plan provides for the award of RSUs denominated in shares of Angi Class A common stock that will be settled, subject to the terms and conditions of the RSUs, in cash, shares of Angi Class A common stock or a combination thereof. RSUs are not shares of Angi Class A common stock and as a result, holders of RSUs do not have rights of a stockholder. RSUs granted under the Amended and Restated 2017 Stock Plan may or may not be subject to performance conditions.
Other Stock-Based Awards.   The Amended and Restated 2017 Stock Plan also provides for the award of other Angi Class A common stock-based awards and awards that are valued in whole or in part by reference to (or are otherwise based on) shares of Angi Class A common stock.

Cash-Based Awards.   Lastly, the Amended and Restated 2017 Stock Plan provides for cash-based awards settleable in cash, shares of Angi Class A common stock or a combination thereof.
Performance Goals.   The Amended and Restated 2017 Stock Plan provides that performance goals may be established by the Compensation Committee in connection with the grant of any award under the Amended and Restated 2017 Stock Plan.
Dividend and Dividend Equivalents.   No dividends, dividend equivalents or distributions will be paid with respect to stock options or SARs granted under the Amended and Restated 2017 Stock Plan. Any dividends or distributions paid with respect to the unvested portion of a Restricted Stock award will be accumulated and will be subject to the same vesting terms, restrictions and risk of forfeiture as the shares to which such dividends or distributions relate. The Compensation Committee may provide in an award agreement for RSUs or any other stock-based award that the holder will have the right to receive dividend equivalents with respect to the shares subject to the award, and any such dividend equivalents will be accumulated and will be subject to the same vesting terms, restrictions and risk of forfeiture as the units or other share equivalents to which such dividend equivalents relate.
Change in Control.   Unless otherwise provided by the Compensation Committee, in the event that, upon a termination of employment (other than for cause or disability) or resignation for good reason during the two (2) year period following a change in control:
•
all stock options and SARs outstanding as of the date of termination or resignation that were outstanding as of the date of the change in control will become fully vested and exercisable and will remain exercisable for the greater of: (i) the period that they would have remained exercisable absent the change in control provision and (ii) the lesser of the original term or one (1) year following such termination or resignation;

•
all restrictions applicable to all Restricted Stock outstanding as of the date of termination or resignation that were outstanding as of the date of the change in control will lapse and such Restricted Stock will become fully vested and transferable;

•
all RSUs outstanding as of the date of termination or resignation that were outstanding as of the date of the change in control will become fully vested and such RSUs will be settled as promptly as practicable; and

•
for any awards subject to the attainment of performance goals, such award will be considered fully vested or fully earned if the level of attainment is at the greater of actual or target level.

Amendment and Discontinuance.   The Amended and Restated 2017 Stock Plan may be amended, altered or discontinued by the Angi board of directors, but no amendment, alteration or discontinuance may impair the rights of award holders without their consent. Amendments to the Amended and Restated 2017 Stock Plan will require stockholder approval to the extent such approval is required by applicable law or the listing standards of the applicable exchange.
Plan Benefits
Because the Compensation Committee, in its discretion, will select the participants who receive awards and the timing, size and types of those awards, we cannot currently determine the awards that will be made to particular individuals or groups under the Amended and Restated 2017 Stock Plan, other than with respect to non-employee directors, whose compensation arrangements are set forth under the caption Director Compensation below. For illustrative purposes only, the following table sets forth equity-based awards granted in 2025 to the individuals and groups listed below pursuant to the existing 2017 Stock Plan.
	Number of Stock Options	Grant Date Fair Value of Stock Options	Number of RSUs	Grant Date Fair Value of RSUs
Jeffrey W. Kip	500,000	$4,995,000	—	—
Joseph Levin	500,000	$4,995,000	—	—
Andrew Russakoff	—	—	75,834	$1,214,378

	Number of Stock Options	Grant Date Fair Value of Stock Options	Number of RSUs	Grant Date Fair Value of RSUs
Kris Boon(1)	—	—	140,000	$2,044,075
Glenn Orchard	—	—	35,666	$632,002
All executive officers, as a group	1,000,000	$9,990,000	341,465	$5,346,518
All non-employee directors, as a group	—	—	115,052	$1,749,941
All other employees, as a group	—	—	1,845,695	$26,485,280

(1)
In March 2025, the equity plan of one of Angi’s subsidiaries was terminated and holders of outstanding equity awards under that plan received replacement awards under the Angi equity plan with a similar value. Mr. Boon held SARs under that subsidiary equity plan, which were cancelled, and he received 5,381 RSUs in replacement thereof. Such RSUs are not reflected in the table above.

For more information regarding grants made to Angi’s named executives and non-employee directors in 2025, see the Grants of Plan-Based Awards in 2025 on page 44 and the table set forth under the caption Director Compensation on page 56.
U.S. Federal Income Tax Consequences
The following is a summary of certain federal income tax consequences to Angi and to participants subject to United States’ taxation with respect to awards granted under the Amended and Restated 2017 Stock Plan based upon the laws in effect as of the date of this proxy statement. The discussion is general in nature and does not take into account a number of considerations which may apply in light of individual circumstances under the Amended and Restated 2017 Stock Plan. Income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.
Non-Qualified Stock Options.   A participant will not recognize taxable income when a non-qualified stock option is granted and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) upon the exercise of a non-qualified stock option equal to the excess of the Fair Market Value of the shares of Angi Class A common stock purchased over their exercise price and we generally will be entitled to a corresponding deduction. Upon a disposition of Angi Class A common stock by the participant, any difference between the sale price and the participant’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.
ISOs.   An award holder will not recognize taxable income when an ISO is granted. An award holder will not recognize taxable income (except for purposes of the alternative minimum tax) upon the exercise of an ISO. If the award holder does not sell or otherwise dispose of the shares of Angi Class A common stock acquired upon the exercise of an ISO within two years from the date the ISO was granted or within one year from the date the award holder acquired the shares of Angi Class A common stock, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss and we will not be entitled to any deduction. If, however, the shares of Angi Class A common stock acquired are disposed of within such two or one year periods, then in the year of such disposition the award holder will recognize compensation taxable as ordinary income equal to the excess (if any) of the lesser of the amount realized upon such disposition, and the Fair Market Value of such shares on the date of exercise, over the exercise price and we generally will be entitled to a corresponding deduction. Any gain or loss recognized upon the sale of shares of Angi Class A common stock which is in excess of the amount treated as ordinary income is taxed as long-term or short-term capital gain or loss, depending on the holding period.
SARs.   An award holder will not recognize taxable income when a SAR is granted and we will not be entitled to a tax deduction at such time. Upon the exercise of a SAR, an award holder will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) equal to the Fair Market Value of any shares of Angi Class A common stock delivered (and the amount of cash paid by us (if any)) and we generally will be entitled to a corresponding deduction.

Restricted Stock.   An award holder will not recognize taxable income when an award of Restricted Stock is granted and we will not be entitled to a tax deduction at such time, unless the award holder makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) to be taxed at grant. If such an election is made, the award holder will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) at the time of the grant equal to the Fair Market Value of the shares of Restricted Stock at such time. If such an election is not made, the award holder will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) at vesting in an amount equal to the Fair Market Value of the shares of Restricted Stock at such time. We are entitled to a corresponding deduction at the time ordinary income is recognized by the award holder. In addition, dividends credited prior to vesting to shares of Restricted Stock for which the above-described election has not been made will be compensation taxable as ordinary income (and subject to income tax withholding in the case of employees), rather than as dividend income, and we will be entitled to a corresponding deduction.
RSUs.   An award holder will not recognize taxable income when RSUs are granted and we will not be entitled to a tax deduction at such time. An award holder will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) when payment or settlement is made, in an amount equal to the Fair Market Value of any shares of Angi Class A common stock delivered (or the amount of cash paid by us (if any)) and we will be entitled to a corresponding deduction.
Section 409A.   The foregoing discussion of tax consequences of awards under the Amended and Restated 2017 Stock Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A of the Code but fails to comply, in operation or form, with the requirements of Section 409A of the Code, the affected participant would generally be required to recognize income when the award vests in the amount deemed “deferred,” would be required to pay an additional 20% income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.
Section 162(m).   Under Section 162(m) of the Code, compensation (including compensation under the Amended and Restated 2017 Stock Plan) paid in any calendar year in excess of $1 million to each “covered employee,” consisting of the chief executive officer, chief financial officer and the three other highest paid executive officers employed at any time during the year, and anyone who previously was a covered person, will not be deductible.
The foregoing general tax discussion is intended for the information of stockholders in connection with considering how to vote with respect to the Stock Plan Proposal and not as tax guidance to individuals who receive awards under the Amended and Restated 2017 Stock Plan. Holders of awards under the Amended and Restated 2017 Stock Plan are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the Amended and Restated 2017 Stock Plan.
The Angi board of directors recommends that Angi stockholders vote FOR the Stock Plan Proposal.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Ernst & Young LLP as Angi’s independent registered public accounting firm for the fiscal year ending December 31, 2026. As a matter of policy, we are asking our stockholders to ratify this appointment. The Board recommends that stockholders vote for ratification of this appointment. If this proposal is not approved at the Annual Meeting, the Audit Committee will reconsider its appointment of Ernst & Young LLP, but may decide not to appoint a different independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our stockholders’ best interests.
The Audit Committee annually evaluates the performance of Ernst & Young LLP and determines whether to continue to retain such firm or consider the retention of another firm. In appointing Ernst & Young LLP as Angi’s independent registered public accounting firm for 2026, the Audit Committee considered: (i) the firm’s performance as Angi’s independent registered public accounting firm, (ii) the fact that the firm has served as the independent registered public accounting firm for the Company’s former parent, IAC (which included certain Angi businesses when they were wholly-owned by IAC), since 1996, has served as the independent registered public accounting firm for Angi since 2017 and previously served as the independent registered public accounting firm for Angie’s List for many years when it was an independent public company, (iii) the firm’s independence with respect to the services to be performed for Angi and (iv) the firm’s strong and considerable qualifications and general reputation for adherence to professional auditing standards.
A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.
Ratification of the appointment of Ernst & Young LLP as Angi’s independent registered public accounting firm requires the affirmative vote of a majority of the voting power of shares of Angi Class A common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.
The Board recommends that Angi stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as Angi’s independent registered public accounting firm for 2026.

AUDIT COMMITTEE MATTERS
Audit Committee Report
The Audit Committee functions pursuant to a written charter adopted by the Board. The Audit Committee charter governs the operations of the Audit Committee and sets forth its responsibilities, which include providing assistance to the Board with the monitoring of: (i) the integrity of Angi’s financial statements, (ii) the effectiveness of Angi’s internal control over financial reporting, (iii) the qualifications and independence of Angi’s independent registered public accounting firm, (iv) the performance of Angi’s internal audit function and independent registered public accounting firm, (v) Angi’s risk assessment and risk management policies as they relate to financial, cybersecurity, artificial intelligence and other risk exposures, and (vi) the compliance by Angi with legal and regulatory requirements. It is not the duty of the Audit Committee to plan or conduct audits or to determine that Angi’s financial statements and disclosures are complete, accurate and have been prepared in accordance with generally accepted accounting principles and applicable rules and regulations. Management is responsible for Angi’s financial reporting process, including systems of internal control over financial reporting. The independent registered public accountants are responsible for performing an independent audit of Angi’s consolidated financial statements and the effectiveness of Angi’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), and to issue a report thereon. The Audit Committee’s responsibility is to engage the independent auditor and otherwise to monitor and oversee these processes.
In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements of Angi for the year ended December 31, 2025 with Angi’s management and Ernst & Young LLP, Angi’s independent registered public accounting firm (“Ernst & Young”), as well as related reports regarding such financial statements and Angi’s internal control over financial reporting with Ernst & Young.
The Audit Committee has discussed with Ernst & Young the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young its independence from Angi and its management.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements for Angi be included in Angi’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.
Members of the Audit Committee
Alesia Haas (Chairperson)
Thomas R. Evans
Jeremy G. Philips

Fees Paid to Our Independent Registered Public Accounting Firm
The following table sets forth fees for all professional services rendered by Ernst & Young to Angi for the years ended December 31, 2025 and 2024:
	2025	2024
Audit Fees	$3,255,121(1)	$3,001,933(2)
Audit-Related Fees	—	—
Total Audit and Audit-Related Fees	$3,255,121	$3,001,933
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$3,255,121	$3,001,933

(1)
Audit Fees in 2025 include fees: (i) associated with the annual audit of financial statements and internal control over financial reporting and the review of periodic reports, (ii) associated with incremental audits related to certain internal controls and (iii) for audits required by local law performed for Angi International.

(2)
Audit Fees in 2024 include fees: (i) associated with the annual audit of financial statements and internal control over financial reporting and the review of periodic reports, (ii) associated with incremental audits related to certain internal controls, a data storage platform migration and the review of a registration statement on Form S-8 for the 2017 Stock Plan and (iii) for audits required by local law performed for Angi International.

Audit and Non-Audit Services Pre-Approval Policy
The Audit Committee has a policy governing the pre-approval of all audit and permitted non-audit services performed by Angi’s independent registered public accounting firm in order to ensure that the provision of these services does not impair such firm’s independence from Angi and its management. Unless a type of service to be provided by Angi’s independent registered public accounting firm has received general pre-approval, it requires specific pre-approval by the Audit Committee. Any proposed services in excess of pre-approved cost levels also require specific pre-approval by the Audit Committee. In all pre-approval instances, the Audit Committee considers whether such services are consistent with SEC rules regarding auditor independence.
All tax services and non-audit services related to internal control over financial reporting services require specific pre-approval by the Audit Committee. In addition, the Audit Committee has designated specific services that have the pre-approval of the Audit Committee (each of which is subject to pre-approved cost levels) and has classified these pre-approved services into one of three categories: Audit, Audit-Related and All Other (excluding Tax). The term of any pre-approval is twelve months from the date of the pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee reviews the list of pre-approved services from time to time and will revise it (as and if appropriate). Pre-approved fee levels for all services to be provided by Angi’s independent registered public accounting firm are established periodically from time to time by the Audit Committee. Pursuant to this pre-approval policy, the Audit Committee may delegate its authority to grant pre-approvals to one or more of its members and has currently delegated this authority to its Chairperson. The decisions of the Chairperson (or any other member(s) to whom such authority may be delegated) to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services to management.

INFORMATION CONCERNING ANGI EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Background information about current Angi executive officers who are not directors is set forth below. For background information about Jeffrey W. Kip, the Chief Executive Officer of Angi, and Joseph Levin, the Executive Chairman of Angi, see the discussion under “Information Concerning Continuing Directors”.
Kris Boon, age 40, has served as Chief Product Officer of Angi since March 31, 2025. Prior to this appointment, Mr. Boon served as Chief Product and Technology Officer of Angi International from April 2019 and as President of Angi International from July 2024. Mr. Boon previously served as a Director of Business Development at the Company’s Werkspot brand from December 2014 until April 2019. Prior to joining the Company, Mr. Boon worked at Sanoma, a European media company, in various product management and business development roles, from May 2008 until October 2014. Prior to assuming these roles, Mr. Boon co-founded InsideGamer BV, a Dutch gaming website, in February 2004 and served as its co-Chief Executive Officer until its purchase by Sanoma in April of 2008.
Bailey Carson, age 41, has served as Chief Operating Officer of Angi since October 15, 2024. Prior to this appointment, Ms. Carson served as Chief Customer Experience Officer of the Company beginning in January 2024, and prior to that appointment, in the following general management roles at the Company and its businesses: (i) from November 2022 to December 2023, as General Manager of the Company’s Services business, (ii) from April 2021 to November 2022, as General Manager of the Company’s Book Now product offering, (iii) from May 2020 to April 2021, as a Category Manager of the Company’s Everyday Services category, and (iv) from August 2018 to May 2020, as Senior Vice President, Growth of Handy Technologies Inc. (acquired by the Company in October 2018). Prior to joining the Company, she served: (i) from October 2016 to August 2018, as Chief Operating Officer of Willing Beauty Company, a clean skincare brand (“Willing”), (ii) from July 2014 to October 2016, as Chief Operating Officer and Chief Financial Officer of willa, a clean skincare brand for teens (acquired by Willing’s parent company in September 2016), and (iii) from May 2013 to July 2014, as Product Manager of Compass, a residential real estate brokerage firm. Earlier in her career, Ms. Carson served as a private equity associate at Irving Place Capital and as an investment banking analyst at Lehman Brothers.
Julie Hoarau, age 42, has served as Chief Financial Officer and principal accounting officer of Angi since March 27, 2026. Prior to this appointment, Ms. Hoarau served as Chief Accounting Officer of Angi from October 2024 to March 2026. In this capacity, she was responsible for overseeing the Company’s SEC reporting, global accounting, and tax functions. She was also part of the team that led the Company’s spin-off from IAC Inc. Prior to joining the Company, Ms. Hoarau worked at MongoDB, Inc. (NASDAQ: MDB), a developer data platform company, from May 2019 to October 2024, where she most recently served as Vice President of Accounting Operations. During her tenure, Ms. Hoarau oversaw various functions, including SEC reporting and technical accounting, corporate accounting, finance transformation, tax, treasury, sales compensation and payroll. Ms. Hoarau also served from April 2018 to May 2019 as Vice President and then Senior Vice President, Finance of Aaptiv, a digital fitness application. Earlier in her career, she held various finance and accounting roles at Evolving Systems, Inc. (NASDAQ: EVOL), a then-publicly traded provider of digital engagement solutions and services; Shutterstock, Inc. (NYSE: SSTK), a leading online content marketplace; Scanbuy, Inc., a developer of cloud-based mobile engagement solutions through QR codes; and KVB Partners, an accounting and tax services firm. Ms. Hoarau holds both a Bachelor’s degree in Business Administration (DUT GEA and D.E.S.C.F) and a Master of Science degree in Accounting (D.E.S.S.) from the University of Bordeaux and is a Certified Public Accountant.
Glenn Orchard, age 48, has served as Chief Growth Officer of Angi since October 15, 2024. Prior to this appointment, he served in the following marketing roles at the Company and its businesses: (i) from December 2023 to October 2024, as Senior Vice President of Digital and Growth of the Company, (ii) from October 2021 to date, as Chief Marketing Officer of Angi International and (iii) from January 2018 to September 2021, as Chief Marketing Officer of MyBuilder, a leading home services marketplace in the United Kingdom included within Angi International. Prior to joining the Company, from August 2011 to December 2017, Mr. Orchard held various marketing, commercial and e-commerce positions at Photobox Group (a European online photo print company (“Photobox”)), most recently from May 2016 to December 2017 as Marketing, Analytics and Business Intelligence Group Director. Prior to his tenure at Photobox, he held various marketing, commercial and e-commerce positions at Dixons Retail, the former

European consumer electronics dealer (since renamed Currys plc) from March 2003 to March 2011, most recently from May 2008 to March 2011 as Head of Commercial — Mobile, Broadband and Content.
Andrew Russakoff, age 47, served as Chief Financial Officer of Angi from June 2022 until March 27, 2026. Prior to assuming the CFO role, Mr. Russakoff served as Vice President, Financial Planning, of IAC from February 2018 to June 2022. In that capacity, he partnered with the IAC executive team on investor relations and financial analysis for IAC’s portfolio of digital and media subsidiaries. Prior to joining IAC in 2015 as Senior Director, Financial Planning, Mr. Russakoff served as Vice President of Finance and Operations for GameChanger Media, Inc. (a venture-capital backed sports technology startup) from 2014 to 2015, and as Vice President of Strategy and Business Development for Pellucid Analytics (a finance-oriented technology company and data platform). Prior to that time, Mr. Russakoff was an investment banker at Credit Suisse.
Shannon M. Shaw, age 51, has served as Chief Legal Officer of Angi since March 2019. In her current role, Ms. Shaw oversees all legal and compliance matters across Angi’s various brands and businesses. Before joining Angi, Ms. Shaw served as Chief Counsel, Americas for dormakaba Inc. (a global provider of access control and security solutions) from August 2018 to March 2019, where she oversaw the company’s legal operations for North America, Mexico and South America. Prior to her tenure at dormakaba Inc., Ms. Shaw served as General Counsel/Chief Legal Officer of Angie’s List from September 2011 to April 2018. Prior to her tenure at Angie’s List, Ms. Shaw was a labor and employment attorney at the law firm of Barnes & Thornburg, LLP from September 2003 to September 2011, where she litigated on behalf of companies and advised national and local companies on compliance with federal and state labor and employment laws. Ms. Shaw also served as Media Relations Coordinator at Clarian Health Partners (a large hospital conglomerate) from 1997 to 2000.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (the “CD&A”) provides information regarding Angi’s compensation program as it relates to the following persons, whom we refer to in this CD&A as Angi’s “named executive officers” (the “NEOs”) for the year ended December 31, 2025:
•
Jeffrey W. Kip, Chief Executive Officer

•
Joseph Levin, Executive Chairman (since April 1, 2025)

•
Andrew Russakoff, former Chief Financial Officer (until March 27, 2026)

•
Kris Boon, Chief Product Officer (since March 31, 2025)

•
Glenn Orchard, Chief Growth Officer

Executive Summary
Program Overview
Angi’s executive officer compensation program is designed to increase long-term value by attracting, retaining, motivating and rewarding leaders with the competence, character, experience and ambition necessary to enable us to meet Angi’s growth objectives.
Compensation packages for each of our NEOs and other executive officers have primarily consisted of salary, annual cash bonuses, long-term incentives (typically equity awards) and, to a more limited extent, perquisites and other benefits, with an emphasis on performance-based, at-risk pay. As discussed in more detail below under “Compensation Determination Process,” we adopt a flexible approach in establishing compensation levels and measuring and rewarding short-term and long-term performance. We believe this approach helps us best tailor our compensation program to a rapidly shifting competitive landscape and keep our NEOs appropriately incentivized.
The following table summarizes the major elements of our NEO compensation program in 2025.
Recent Organizational and Leadership Changes
Spin-Off from IAC
On March 31, 2025, we completed the Spin-Off from IAC and began operating as an independent publicly traded company. Prior to the Spin-Off, certain of our executive officers received compensation directly from IAC, as determined and approved by IAC’s Compensation and Human Capital Committee. A portion of such compensation was allocated to Angi based on the relative amount of time such executive officers spent on Angi-related matters. Following the completion of the Spin-Off, the Compensation Committee assumed full oversight and administration of all compensation programs and arrangements for our NEOs.
Departure of Chief Financial Officer
On March 12, 2026, the Company announced that Mr. Russakoff resigned as Chief Financial Officer of the Company effective March 27, 2026. Mr. Russakoff’s departure was voluntary, and therefore he did not receive any severance or other separation-related benefits and all outstanding equity awards held by him were forfeited. Following Mr. Russakoff’s departure, Ms. Julie Hoarau was appointed as Chief Financial Officer of the Company, effective March 27, 2026.
Our Pay-for-Performance Philosophy
Our target total direct compensation mix for our NEOs creates a strong link between executive pay and stockholder value by prioritizing variable, “at-risk” compensation. For our NEOs, annual cash compensation consists of base salary and annual cash bonus. Annual cash bonuses are fully at-risk, with payouts determined by the Compensation Committee following a qualitative review of company performance and each NEO’s individual contributions during the year. RSUs represent variable compensation, given that their values are tied to the Company’s stock price performance over the applicable vesting period. Further, stock options, which comprised 100% of the 2025 long-term incentive awards for Mr. Kip, Chief Executive Officer, and Mr. Levin, Executive Chairman, are only valuable if our stock price increases above the grant-date exercise price, ensuring our highest-ranking leaders are rewarded only when our stockholders also experience stock price appreciation.
This philosophy is reflected in our 2025 compensation mix, where the vast majority of NEO compensation is delivered in the form of equity: 80% and 88% of the target compensation for our Chief Executive Officer and Executive Chairman, respectively, are in long-term incentives, as is 57% of other NEOs’ target compensation, on average. Combined with the target annual cash bonus amounts, 90% of total target CEO compensation, 94% of total target Executive Chairman compensation and 76% of other NEO total target compensation, on average, are variable and linked to performance.
The Role of Stockholder Say-on-Pay Votes
We provide our stockholders with the opportunity to cast an advisory vote on our NEO compensation (a “Say-on-Pay” vote) every three years. The Compensation Committee, along with the Board, was pleased to see Angi’s Say-on-Pay vote pass with over 99% support at the 2024 annual meeting of stockholders. The Compensation Committee takes the views of our stockholders seriously and views this result as an indication that the principles of the executive compensation program are strongly supported by the stockholders. The Compensation Committee will continue to consider the results of future Say-on-Pay votes when making future compensation decisions for the NEOs.

Consistent with the recommendation of the Board and the approval of the stockholders in connection with the advisory vote on the frequency of future Say-on-Pay votes conducted at the 2024 annual meeting of stockholders, Angi provides for Say-on-Pay votes every three years. The next Say-on-Pay vote will occur at the 2027 annual meeting of stockholders. The next advisory vote on the frequency of future Say-on-Pay votes will occur at the 2030 annual meeting of stockholders.
Compensation Determination Process
Roles and Responsibilities
As part of its annual review of our executive compensation programs, including NEO compensation, the Compensation Committee solicits the input of Messrs. Kip and Levin as well as Compensia, Inc. (“Compensia”), the Compensation Committee’s independent compensation consulting firm. The roles of our Compensation Committee, Compensia and management in setting our 2025 executive compensation programs are summarized below.

Compensation Committee	• Establishes our compensation philosophy and programs • Determines appropriate payments and awards to our NEOs and other executive officers • Has the right to solicit the advice of compensation consulting firms and engage legal counsel, as appropriate

Independent Compensation Consultant*	• Assists the Compensation Committee in its general understanding of current compensation practices, including by:
	  • Conducting a competitive market assessment using publicly-available information and industry specific compensation survey data regarding compensation for executive officer positions, where available
	  • Providing updates, at least annually, on recent developments and best practices, emerging trends and regulatory issues concerning executive compensation
	• Reports directly to the Compensation Committee

Management	• Executive Chairman and Chief Executive Officer provide input and recommendations on compensation decisions, company performance and individual executive officer performance (other than their own, as described more fully below) • Certain executive officers participate in structuring Company-wide compensation programs and in establishing appropriate bonus and equity pools

* Based on the consideration of the various independence factors specified in applicable SEC and Marketplace Rules, and a review of these factors for 2025, the Compensation Committee determined that its relationship with Compensia, and the work of Compensia on behalf of the Compensation Committee, does not raise any conflict of interest. The Compensation Committee reviews the independence of Compensia (or any other compensation consultant) at least annually

Approach to Establishing Compensation
When establishing compensation packages for a given executive, we follow a flexible approach and make decisions based on a host of factors particular to a given executive’s situation, including our firsthand experience with the competition for recruiting and retaining executives, negotiation and discussion with the relevant individual, competitive survey data, internal equity considerations and other factors we deem relevant at the time.
Similarly, we do not follow an arithmetic approach to establishing ongoing compensation levels and measuring and rewarding short-term and long-term performance, as we believe this approach often fails to adequately take into account the multiple factors that contribute to success at the individual executive officer and business level. In any given period, we may have multiple objectives, and these objectives (and their relative importance) often change as the competitive and strategic landscape shifts, even within a given compensation cycle. As a result, we believe formulaic approaches often over-compensate or under-compensate a given performance level. Accordingly, we have historically avoided the use of strict formulas in our compensation practices and have relied primarily on a discretionary approach.

While we consider market data in establishing broad compensation programs and practices and periodically assess the compensation associated with particular executive positions, we do not definitively rely on competitive survey data or any benchmarking information in establishing executive compensation. We make decisions based on a host of factors particular to a given executive officer’s situation, including those described above and our understanding of the current environment, and believe that over-reliance on survey data and/or a benchmarking approach is too rigid and stale for the dynamic and fast changing marketplace for talent in which we participate.
2025 Compensation Decisions
All compensation decisions referred to throughout this CD&A have been made by the Compensation Committee. In establishing a given executive officer’s compensation package, each individual component is evaluated independently and in relation to the package as a whole. Prior compensation histories and outstanding long-term compensation arrangements are also reviewed and taken into account. However, the Compensation Committee does not believe in any formulaic relationship or targeted allocation between these elements. Instead, each individual executive officer’s situation is evaluated on a case-by-case basis each year, considering a variety of relevant factors at that time.
In determining executive compensation for 2025, the Compensation Committee considered the information provided by Compensia, as well as input from Mr. Levin and Mr. Kip. Neither of these officers participated in decisions regarding their own compensation, and Mr. Kip did not participate in decisions regarding Mr. Levin’s compensation.
The Compensation Committee determined base salary adjustments for certain of our NEOs and granted 2025 annual equity awards to our NEOs, as further described below. The Compensation Committee also determined the compensation packages for Mr. Levin, who became Executive Chairman of the Board on April 1, 2025, and for Mr. Boon, who was promoted to an executive officer position on March 31, 2025.
With respect to Mr. Levin’s compensation as Executive Chairman, a newly created role at the completion of the Spin-Off, the Compensation Committee conducted a thorough review of market data for individuals holding similar positions at comparable companies. The Compensation Committee also considered his anticipated contributions to Angi’s strategic direction, leadership of the Board and the necessity of providing competitive compensation to ensure his future service.
In early 2026, Mr. Kip met with the Compensation Committee and discussed his view of Angi’s performance, as well as individual executive officer performance for 2025. After consideration of these and other factors, the Compensation Committee ultimately determined the annual cash bonus amount for each of our NEOs and other executive officers in respect of 2025 performance.
Peer Group and Benchmarking
The Compensation Committee works with Compensia in determining an appropriate peer group of companies each year. The compensation peer group for 2025 was comprised of the following companies:
Beyond, Inc. Bumble Inc. CarGurus, Inc. Cars.com Inc. Dropbox, Inc. Etsy Inc. Frontdoor, Inc. IAC Inc. OpenDoor Technologies Inc.	Redfin Corporation RingCentral, Inc. Shutterstock, Inc. TripAdvisor, Inc. Upwork, Inc. Yelp Inc. Ziff Davis, Inc. Zillow Group, Inc. ZipRecruiter, Inc.
The companies in the compensation peer group were selected on the basis of their similarity to us, as determined using the following criteria:
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Industry affiliation. Technology-enabled online marketplace and service providers with a secondary focus on technology platform and e-commerce companies.

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Similar business focus. Consumer-focused technology-enabled products and services.

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Similar revenue size. Approximately 0.33x to 3.0x of Angi’s last four fiscal quarters’ revenue (approximately $424 million to $3.8 billion)

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Similar market capitalization.   Approximately 0.2x to 5.0x of Angi’s 30-day average market capitalization (approximately $219 million to $5.5 billion)

To analyze the compensation practices of the companies in our compensation peer group, Compensia gathered data from public filings, as supplemented by survey data provided by Radford, an Aon Hewitt company, representing publicly traded U.S. software companies with revenue levels comparable to ours. This market data was then used as a reference point for the Compensation Committee to assess our executive compensation levels in the course of its deliberations on compensation forms and amounts. In determining actual pay levels, the Compensation Committee considers peer group compensation data alongside the other factors described above, but does not target a specific percentile. The Compensation Committee believes that a percentile-based approach does not adequately capture the subjective factors unique to each executive’s responsibilities and performance.
2025 Compensation Elements
Base Salary
A new executive officer’s starting base salary is typically negotiated upon arrival, based on the executive officer’s prior compensation history, prior compensation levels for the particular position at Angi, the executive officer’s location, salary levels of other executive officers, base salary levels available to the individual at alternative opportunities, reference to certain survey information and the extent to which we desire to secure the executive officer’s services. Based on these considerations, the Compensation Committee approved a base salary of $350,000 for Mr. Levin in connection with his appointment as Executive Chairman on April 1, 2025 and €450,000 for Mr. Boon in connection with his appointment as Chief Product Officer on March 31, 2025.
Following the initial appointment, base salaries are reviewed annually by the Compensation Committee and may be adjusted based on a number of factors, including the assumption of additional responsibilities, internal equity, periodic market checks and other factors that demonstrate an executive officer’s increased value. In February 2025, the Compensation Committee reviewed the senior leadership team’s annual base salaries. Based on such review, the Compensation Committee approved a base salary increase for each of Messrs. Russakoff and Orchard, effective in February 2025 and January 2025, respectively, based on the factors described above. The following table sets forth the base salaries for the NEOs for fiscal 2024 and fiscal 2025 and any adjustments, as applicable:
Named Executive Officers	Fiscal 2024 Base Salary	Fiscal 2025 Base Salary	Percentage Adjustment
Jeffrey W. Kip	$650,000	$650,000	0.0%
Joseph Levin(1)	N/A	$350,000	N/A
Andrew Russakoff(2)	$400,000	$425,000	6.3%
Kris Boon(3)	N/A	$529,340	N/A
Glenn Orchard(4)	$445,206	$472,189	6.1%

(1)
Mr. Levin has served as Executive Chairman of the Board of Angi since April 1, 2025, Chief Executive Officer of Angi from October 10, 2022 through April 4, 2024 and as Chief Executive Officer of IAC from June 24, 2015 through March 31, 2025. During his tenure with IAC, Mr. Levin did not receive any compensation for his service as Chief Executive Officer of Angi directly from Angi. Instead, $130,833 of his IAC base salary was allocated to Angi as cost based upon time spent on Angi by Mr. Levin in 2024. During the time in 2025 that Mr. Levin served as Chief Executive Officer of IAC and non-executive Chairman of the Board of Angi, he did not receive any compensation allocated to Angi for his services as Chairman of the Board of Angi.

(2)
Mr. Russakoff resigned as Chief Financial Officer of Angi as of March 27, 2026.

(3)
Mr. Boon was not an executive officer in fiscal 2024. Mr. Boon resides in the Netherlands and is paid in euros. In connection with his promotion to Chief Product Officer on March 31, 2025, Mr. Boon received an increase in base salary to €450,000, effective as of his promotion, which, solely for purposes of the table above, was converted to U.S. dollars utilizing the December 31, 2025 exchange rate of 1.17631.

(4)
Mr. Orchard resides in the United Kingdom and is paid in GBP. His base salary in 2024 and 2025 were £330,000 and £350,000, respectively, which, solely for purposes of the table above, was converted from GBP to U.S. dollars utilizing the December 31, 2025 exchange rate of 1.34911.

Annual Cash Bonuses
Purpose
Our annual incentive cash bonus program is designed to reward executive officers for short-term company and individual performance. Because of the variable nature of our annual cash bonus program, and because in any given year annual cash bonuses have the potential to make up a significant portion of an executive officer’s total compensation, our annual cash bonus program provides an important incentive tool to achieve annual objectives. Angi generally pays annual cash bonuses shortly after year-end following the finalization of financial results for the prior year.
Establishing Target Bonus Award Levels
The determination of annual cash bonus target amounts is based on a non-formulaic assessment of factors that vary from year to year and success is measured subjectively. In setting individual annual cash bonus amounts for our NEOs and other executive officers, the Committee considers a variety of factors regarding Angi’s overall performance, such as growth in revenue and profitability, achievement of strategic objectives and positioning for future growth, individual executive officer performance and contribution to Angi, and, in the case of NEOs, the annual cash bonus amount for each NEO relative to other NEOs. No quantified weight is given to any particular factor. The Compensation Committee engages in an overall assessment of appropriate annual cash bonus levels based on consideration of corporate and individual performance factors, as applicable.
Although there is no formula related to annual cash bonuses, each NEO has a target amount set forth in his employment agreement or determined from time to time by the Compensation Committee that the Compensation Committee considers as part of its overall annual cash bonus determination.
2025 Annual Cash Bonuses.
In determining annual cash bonuses for 2025 performance for our NEOs and other executive officers, the Compensation Committee considered a variety of factors, including:
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Implementation of homeowner choice

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Execution on key product initiatives, including the One Platform initiative, Single Pro product and on-line Pro enroll

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Improvements in key customer metrics

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Restructuring conducted in January 2026

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Continued reinvestment in Angi’s businesses generally to drive growth over the long-term

In addition, 2025 achievements were considered and compared to achievements and annual cash bonus levels in prior years, along with market data from Compensia. As noted above, in setting individual annual cash bonus amounts, there was no weight assigned to any specific factor and no application of a formulaic calculation. Messrs. Kip and Levin voluntarily agreed to forgo their annual cash bonuses for 2025, and the Compensation Committee did not determine the amount of any bonus they would otherwise have earned. This decision reflects our leadership’s commitment to the Compensation Committee’s pay-for-performance compensation philosophy and to further non-management employees’ receipt of bonus awards.

The individual cash bonus payments made to our NEOs for their performance in fiscal year 2025, and as compared to target, were as follows:
Named Executive Officers	Target Award	Actual Payment	Actual Payment (% of Target)
Jeffrey W. Kip	$650,000	—	0.0%
Joseph Levin	$350,000	—	0.0%
Andrew Russakoff	$400,000	$320,000	80.0%
Kris Boon(1)	$411,709	$329,367	80.0%
Glenn Orchard(2)	$337,278	$337,278	100.0%

(1)
Mr. Boon resides in the Netherlands and is paid in euros. The amounts in the table above were converted from euros to U.S. dollars utilizing the December 31, 2025 exchange rate of 1.17631 for comparison purposes only.

(2)
Mr. Orchard resides in the United Kingdom and is paid in GBP. The amounts in the table above were converted from GBP to U.S. dollars utilizing the December 31, 2025 exchange rate of 1.34911 for comparison purposes only.

Long-Term Incentives
Purpose
The Compensation Committee believes that providing a meaningful equity stake in our business is essential to create compensation opportunities that can compete, on a risk-adjusted basis, with other employment opportunities in a competitive marketplace. In addition, the Compensation Committee believes that ownership shapes behavior, and that by providing compensation in the form of equity awards, we align NEO and executive officer incentives with stockholder interests in a manner that we believe drives superior performance over time. We use time-based RSU awards, performance stock unit (“PSU”) awards and stock option awards in our long-term incentive compensation program to directly align this portion of the compensation of our executive officers to stockholder interests.
Establishing Target Equity Award Levels
In setting particular equity award levels, the predominant objectives have been providing effective retention incentives, appropriately rewarding past performance and incentivizing for strong future performance. Appropriate levels to meet these goals may vary from year to year, and from individual to individual, based on a variety of factors. The annual corporate performance factors relevant to setting annual cash bonuses discussed above are also taken into account, although equity awards tend to be more forward-looking, and are a longer-term retention and reward instrument relative to annual cash bonuses.
Form of Equity Awards
In 2025, the Compensation Committee reviewed the long-term incentive program for our NEOs and granted the following equity awards to ensure our long-term incentive structure remained aligned with our strategic objectives and the interests of our stockholders:
Vesting of all equity awards is conditioned upon the relevant NEO’s continued service through the applicable vesting date, subject to earlier vesting upon certain terminations of employment.

Stock Option Grants
In determining the form of long-term equity compensation for Messrs. Kip and Levin, our highest-ranking leaders, the Compensation Committee placed particular emphasis on creating a strong link between realizable pay and long-term stock price performance. Because stock options have value only to the extent our stock price appreciates after the grant date, the Compensation Committee concluded that options were an appropriate award type for Messrs. Kip and Levin in light of the Compensation Committee’s desire to emphasize strong alignment with stockholders through stock price appreciation.
RSU Grants
While the Compensation Committee granted RSUs to Messrs. Russakoff and Boon in May 2025, Mr. Orchard did not receive an annual grant at that time, as the Compensation Committee considered the grant of RSUs to him in October 2024 in connection with his appointment as Chief Growth Officer to be sufficient. The RSUs granted to Mr. Russakoff in May 2025 were scheduled to vest in two equal annual installments on each of March 1, 2026 and 2027. The RSUs granted to Mr. Boon in May 2025 vest in three equal annual installments on each of March 1, 2026, 2027 and 2028.
In September 2025, following review, the Compensation Committee granted additional RSUs to Messrs. Russakoff, Boon and Orchard and certain other executive officers. These awards were intended to maintain alignment with market benchmarks and represented an advance grant of a portion of their anticipated 2026 equity compensation.
The Compensation Committee determined to grant this portion of equity earlier in the compensation cycle to provide greater certainty of long-term incentives and to support retention and leadership continuity during a critical phase of the Company’s growth. The timing of this grant of RSUs did not affect the vesting schedule, which vesting begins on the first anniversary of March 2026 (not September 2025 when granted), or otherwise change the intended economic value of the awards, which remain aligned with the Company’s standard equity compensation framework.
These RSU awards vest in installments beginning in March 2027 and concluding in March 2029, reinforcing retention and leadership stability over the subsequent three-and-a-half-year period.
2025 Equity Awards
In total, the Compensation Committee granted equity awards to our NEOs with the following grant date fair values in 2025:
Named Executive Officers	RSU Award Grant Date Fair Values(1)	Option Award Grant Date Fair Values(1)
Jeffrey W. Kip(2)	—	$4,995,000
Joseph Levin(3)	—	$4,995,000
Andrew Russakoff(4)	$1,214,378	—
Kris Boon(5)	$2,044,075	—
Glenn Orchard(6)	$632,002	—

(1)
The number of RSUs and stock options in these footnotes reflects the one-for-ten reverse stock split of the shares of outstanding Angi capital stock effected on March 24, 2025 (the “Reverse Stock Split”). The amounts in these columns represent the grant date fair value of RSUs or stock option awards, as applicable, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“ASC Topic 718”).

(2)
Reflects an award of 500,000 shares subject to a stock option granted on May 29, 2025.

(3)
Reflects an award of 500,000 shares subject to a stock option granted on May 29, 2025.

(4)
Reflects awards of (i) 20,000 RSUs granted on May 6, 2025, and (ii) 55,834 RSUs granted on September 17, 2025.

(5)
Reflects awards of (i) 67,500 RSUs granted on May 6, 2025, and (ii) 72,500 RSUs granted on September 17, 2025. In addition, in March 2025, the equity plan of one of Angi’s subsidiaries was terminated and holders of outstanding equity awards under that plan received replacement awards under the Angi equity plan with a similar value. Mr. Boon held SARs under that subsidiary equity plan, which were cancelled, and he received 5,381 RSUs in replacement thereof. Such RSUs are not reflected in the table above.

(6)
Reflects an award of 35,666 RSUs on September 17, 2025.

Other Executive Compensation Policies and Practices
Change in Control
Angi equity awards held by our NEOs and certain other executive officers generally include a “double- trigger” change in control provision, which provides for the acceleration of the vesting of all outstanding Angi equity awards in connection with a change in control of Angi when an award holder suffers an involuntary termination of employment during the two year period following such change in control. We believe that providing for the acceleration of the vesting of Angi equity awards in these circumstances will assist in the retention of our executive officers through a change in control transaction. For purposes of this discussion and the discussion below under the Severance caption, the term “involuntary termination” means a termination of a given executive officer’s employment by Angi without cause or a given executive officer’s resignation for good reason or similar construct.
Severance
We generally provide our NEOs and certain other executive officers with some amount of salary continuation and the acceleration of the vesting of some equity awards in the event of an involuntary termination of employment. Because we tend to promote our executive officers from within, after competence and commitment have generally been established, we believe that the likelihood of the vesting of equity awards being accelerated is typically low, and yet we believe that by providing this benefit we increase the retentive effect of our equity program, which serves as our most important retention incentive. Angi generally does not provide for the acceleration of the vesting of Angi equity awards in the event an executive officer voluntarily resigns from Angi.
Other Compensation
Under limited circumstances, certain of our NEOs have received non-cash and non-equity compensatory benefits. These benefits are included in the All Other Compensation column in the Summary Compensation Table. In 2025, none of our NEOs or other executive officers participated in any deferred compensation or retirement program, other than IAC’s 401(k) plan in the case of Messrs. Kip and Russakoff and in the case of Messrs. Boon and Orchard only, the Angi International pension plan.
In addition, in the case of Messrs. Boon and Orchard only, they are eligible to receive tax equalization payments if they are subject to income or other taxation outside of the Netherlands and the United Kingdom, respectively, during their employment with Angi, grossed up for the impact of any tax withholding, and tax preparation services. For amounts of this nature paid to Messrs. Boon and Orchard in 2025, see the “All Other Compensation” column in the Summary Compensation Table.
Tax Deductibility
Compensation in excess of $1 million paid to certain “covered persons” is not deductible by reason of Section 162(m) of the Code. In addition, the Compensation Committee believes that, in establishing the cash and equity incentive compensation plans and arrangements for Angi’s executive officers, the potential deductibility of the compensation payable under those plans and arrangements is just one relevant factor to consider. For that reason, the Compensation Committee may deem it appropriate to provide one or more of Angi’s executive officers with the opportunity to earn incentive compensation, whether through cash incentive awards tied to its financial performance or equity incentive awards tied to a given executive officer’s continued service, which may be in excess of the amount deductible by reason of Section 162(m) of the Code. The Compensation Committee believes it is important to maintain cash and equity incentive compensation at the requisite level to attract and retain the individuals essential to Angi’s financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.
Policies and Practices Related to the Grant of Equity Awards
Angi’s general policy is to consider equity grants at scheduled meetings of the Compensation Committee, and such grants are either effective on the approval date or a specified future date. The Compensation Committee typically approves annual equity-based awards to NEOs and other executive officers usually following the release of earnings results for the prior fiscal year, though as discussed above, it modified this practice in 2025. In addition to annual awards, NEOs and other executive officers may receive awards when they join the Company or in connection with retention efforts and promotions. In addition, the Compensation Committee has delegated to Ms. Shaw the authority to make grants of Angi equity awards to eligible individuals (other than Angi directors and executive officers), subject to certain limitations, generally on the first business day of each calendar month.
The Compensation Committee does not take material nonpublic information into account when determining the timing and terms of equity awards, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Accounting for Stock-Based Compensation
Angi follows ASC 718 for its stock-based compensation awards. ASC 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors based on the grant date fair value of these awards. This calculation is performed for accounting purposes and reported in the compensation tables in this section and in “Executive Compensation” even though our executive officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award.
NEO Employment Arrangements
Chief Executive Officer Employment Agreement
In connection with Mr. Kip’s appointment as President of Angi, Angi and Mr. Kip entered into an employment agreement, effective as of November 13, 2023. Subsequently, in connection with Mr. Kip’s appointment as Chief Executive Officer of Angi, the employment agreement was amended by way of an amendment, dated as of April 5, 2024, between Angi and Mr. Kip (as amended, the “Kip Employment Agreement”). The Kip Employment Agreement has a scheduled term of one year from the effective date and provides for automatic renewals for successive one-year terms absent written notice from Angi or Mr. Kip 90 days prior to the expiration of the then current term.
Pursuant to the Kip Employment Agreement, Mr. Kip is eligible to receive an annual base salary, discretionary annual cash bonuses with a target amount equal to 100% of his annual base salary, equity awards and such other employee benefits as may be reasonably determined by the Compensation Committee from time to time.
The Kip Employment Agreement provides that, upon a termination of employment by Angi without “cause” (as defined in the Kip Employment Agreement) and other than by reason of death or disability, resignation for “good reason” (as defined in the Kip Employment Agreement) or the timely delivery of a non-renewal notice by Angi, subject to the relevant executive’s execution and non-revocation of a release and compliance with the restrictive covenants set forth below:
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Angi will continue to pay Mr. Kip his annual base salary for one year following such termination (the “Kip Severance Period”), subject to offset for amounts received from other employment during the Kip Severance Period; and

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all outstanding and unvested Angi equity awards (including cliff vesting awards, if any, which shall be pro-rated as though such awards had an annual vesting schedule) held by Mr. Kip as of the date of such termination that would have otherwise vested during the Kip Severance Period shall vest as of the date of such Qualifying Termination.

Under the Kip Employment Agreement, “cause” is generally defined to include the plea of guilty or nolo contendere, or conviction for, a felony, a material breach of fiduciary duty or restrictive covenants specified in the Kip Employment Agreement, violation of certain Company policies, or the willful or gross neglect of certain material duties required by the Kip Employment Agreement, in certain cases following a cure period. “Good reason” is generally defined to include a material reduction in base salary or a material diminution in title, duties, or level of responsibilities that remains following a cure period.
Mr. Kip is bound by covenants not to compete with Angi and its businesses nor solicit Angi employees or business partners during his employment and the Kip Severance Period. In addition, Mr. Kip has agreed not to use or disclose any confidential information of Angi or its affiliates and to be bound by customary covenants relating to proprietary rights and the related assignment of such rights.
Employment Transition Agreement between Executive Chairman and IAC
On January 13, 2025, IAC and Mr. Levin, then Chief Executive Officer of IAC and non-executive Chairman of the Board of Angi, entered into an Employment Transition Agreement (the “IAC Employment Transition Agreement”), pursuant to which the employment agreement, by and between Mr. Levin and IAC, dated November 5, 2020 (the “Levin IAC Employment Agreement”), and the Amended and Restated Restricted Stock Agreement, dated June 7, 2021 (“Levin IAC RSA Agreement”), were terminated, except certain restrictive covenants under the Levin IAC Employment Agreement survived termination. While Angi was not a party to the IAC Employment Transition Agreement, there were certain impacts on Angi related to this agreement as described below. Angi and Mr. Levin do not have any employment agreement or similar arrangement in connection with Mr. Levin’s role as Executive Chairman of Angi.
The IAC Employment Transition Agreement provided that the 3,000,000 shares of IAC restricted stock granted to Mr. Levin pursuant to the Levin IAC RSA Agreement were forfeited by Mr. Levin. Pursuant to the IAC Employment Transition Agreement, Mr. Levin received the following from IAC on January 13, 2025: (i) 500,860 (as adjusted for the Reverse Stock Split) shares of Angi Class B common stock and (ii) $9,346,585 in cash. Mr. Levin satisfied applicable tax withholding obligations due with respect to the shares and cash from the cash payment and immediately converted all of the shares of Angi Class B common stock that he received into shares of Angi Class A common stock on a one-for-one basis. The terms of the IAC Employment Transition Agreement provide that Mr. Levin may not transfer or dispose of these shares of Angi Class A common stock prior to March 31, 2031, subject to certain limited exceptions.
Chief Product Officer Employment Agreement
In connection with his appointment as Chief Product Officer of Angi, a subsidiary of Angi, and Mr. Boon entered into an employment agreement (the “Boon Employment Agreement”), effective as of March 31, 2025 (the “Boon Effective Date”).
Pursuant to the Boon Employment Agreement, Mr. Boon is eligible to receive an annual base salary, discretionary annual cash bonuses, Angi equity awards and such other employee benefits as may be reasonably determined by the Compensation Committee from time to time. Mr. Boon is also eligible to receive tax equalization payments if he is subject to income or other taxation outside of the Netherlands during his employment with Angi, grossed up for the impact of any tax withholding, and tax preparation services. In addition, in connection with his appointment as Chief Product Officer, Mr. Boon received a grant of 67,500 RSUs that vested or will vest in equal installments on each of March 1, 2026, 2027, and 2028, subject to continued service.
The Boon Employment Agreement provides that, upon a termination of Mr. Boon’s employment by Angi without “cause,” and other than by reason of death and certain grounds specified under the Dutch Civil Code, or his resignation for “good reason”, subject to Mr. Boon’s execution and non-revocation of a release and his compliance with the restrictive covenants set forth below:

•
Angi will continue to pay Mr. Boon his annual base salary for 12 months following such termination (the “Boon Severance Period”), subject to offset for amounts received from other employment during the Boon Severance Period;

•
all outstanding and unvested Angi equity awards (including cliff vesting awards, if any, which shall be pro-rated as though such awards had an annual vesting schedule) held by Mr. Boon as of the date of such termination that would have otherwise vested during the Boon Severance Period shall vest as of the date of such termination; and

•
all vested and outstanding Angi stock options and stock appreciation rights held by Mr. Boon as of the date of such termination (including the awards vesting during the Boon Severance Period as described above) will remain outstanding and exercisable for up to 18 months from the date of such termination.

Under the Boon Employment Agreement, “cause” is generally defined to include an “urgent cause” or “seriously reproachable acts or omissions” under the Dutch Civil Code, the plea of guilty or nolo contendere, or conviction for, a felony, a material breach of fiduciary duty or restrictive covenants specified in the Boon Employment Agreement, violation of certain Company policies, or the willful or gross neglect of certain material duties, in certain cases following a cure period. “Good reason” is generally defined to include a material reduction in base salary or a material diminution in title, duties, or level of responsibilities that remains following a cure period.
Mr. Boon is bound by covenants not to compete with Angi and its businesses nor solicit Angi employees or business partners during his employment and the Boon Severance Period. In addition, Mr. Boon has agreed not to use or disclose any confidential information of Angi or its affiliates and to be bound by customary covenants relating to proprietary rights and the related assignment of such rights.
Chief Growth Officer Employment Agreement
A subsidiary of Angi and Mr. Orchard are parties to an employment agreement (the “Orchard Employment Agreement”) dated as of September 30, 2025.
Pursuant to the Orchard Employment Agreement, Mr. Orchard is eligible to receive an annual base salary, discretionary annual cash bonuses, equity awards and such other employee benefits as may be reasonably determined by the Compensation Committee from time to time. Mr. Orchard is also eligible to receive tax equalization payments if he is subject to income or other taxation outside of the United Kingdom during his employment with Angi, grossed up for the impact of any tax withholding, and tax preparation services.
The Orchard Employment Agreement provides that, upon a termination of Mr. Orchard’s employment by Angi without “cause” and other than by reason of death, or his resignation for “good reason”, subject to Mr. Orchard’s execution and non-revocation of a release and his compliance with the restrictive covenants set forth below:
•
Angi will continue to pay Mr. Orchard his annual base salary for 12 months following such termination (the “Orchard Severance Period”), subject to offset for amounts received from other employment during the Orchard Severance Period;

•
all outstanding and unvested Angi equity awards (including cliff vesting awards, if any, which shall be pro-rated as though such awards had an annual vesting schedule) held by Mr. Orchard as of the date of such termination that would have otherwise vested during the Orchard Severance Period shall vest as of the date of such termination; and

•
all vested and outstanding Angi stock options and stock appreciation rights held by Mr. Orchard as of the date of such termination (including the awards vesting during the Orchard Severance Period as described above) will remain outstanding and exercisable for up to 18 months from the date of such termination.

Under the Orchard Employment Agreement, “cause” generally means, among other things, any act of serious or gross misconduct or serious negligence or incompetence, serious or repeated breach or non-observance of any of the provisions of the Orchard Employment Agreement, refusal or failure to comply with any reasonable and lawful directions of Angi, conduct which seriously prejudices or is likely seriously to prejudice Angi, conviction of a criminal offence, or a serious breach of rules issued by Angi. “Good reason” is generally defined to include a material reduction in base salary or a material diminution in title, duties, or level of responsibilities that remains following a cure period.
Mr. Orchard is bound by covenants not to compete with Angi and its businesses nor solicit Angi employees or business partners during his employment and the Orchard Severance Period. In addition, Mr. Orchard has agreed not to use or disclose any confidential information of Angi or its affiliates and to be bound by customary covenants relating to proprietary rights and the related assignment of such rights.

COMPENSATION COMMITTEE REPORT
The Compensation and Human Capital Committee has reviewed the Compensation Discussion and Analysis and discussed it with Angi management. Based on this review and discussion, the Compensation and Human Capital Committee has recommended to the Board that the Compensation Discussion and Analysis be included in Angi’s 2025 Annual Report on Form 10-K and this proxy statement.
Members of the Compensation and Human Capital Committee
Thomas R. Evans (Chairperson)
Sandra Buchanan
Suzy Welch
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation and Human Capital Committee is currently comprised of Mr. Evans, Ms. Buchanan and Dr. Welch. Ms. Haas was a member in 2025 until May 2025. None of these directors has been an officer or employee of Angi at any time during his or her respective service on the Compensation Committee. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board or the Compensation Committee.

EXECUTIVE COMPENSATION
Overview
This Executive Compensation section of this proxy statement sets forth certain information regarding total compensation earned by our NEOs for the years set forth below, as well as Angi equity awards granted to them in 2025, equity awards held by them on December 31, 2025 and the dollar value realized by them upon the vesting or exercise of equity awards (as applicable) during 2025. The number of Angi equity awards and any per share values in the tables, footnotes and narrative below reflect the Reverse Stock Split.
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Jeffrey W. Kip Chief Executive Officer(3)	2025	650,000	—	—	4,995,000	10,000	5,655,000
	2024	634,615	850,000	5,440,540	—	10,000	6,935,155
	2023	577,404	500,000	4,180,000	—	10,000	5,267,404
Joseph Levin Executive Chairman and Former Chief Executive Officer(4)	2025	247,692	—	—	4,995,000	—	5,242,692
	2024	130,833	478,750	—	—	5,000	614,583
	2023	483,333	1,619,667	—	—	—	2,103,000
Andrew Russakoff Chief Financial Officer(5)	2025	421,154	320,000	1,214,378	—	8,221	1,963,753
	2024	400,000	380,000	292,000	—	10,000	1,082,000
	2023	400,000	325,000	1,000,000	—	9,900	1,734,900
Kris Boon Chief Product Officer(6)	2025	526,072	329,367	2,130,709	—	138,654	3,124,802
Glenn Orchard Chief Growth Officer(7)	2025	472,189	337,278	632,002	—	108,450	1,549,919
	2024	383,451	234,673	1,946,000	—	50,790	2,614,914

(1)
Represents the aggregate grant date fair value of equity awards granted to the NEO in the applicable year, calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in the valuation of these awards, please see “Note 11 Stock-Based Compensation” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

(2)
Represents: (i) in the case of Messrs. Kip and Russakoff, 401(k) matching amounts from Angi in the applicable year, (ii) in the case of Mr. Levin with respect to the 2024 fiscal year, the IAC 401(k) matching amount allocated to Angi for his services as Chief Executive Officer of Angi for 2024, (iii) in the case of Mr. Boon in 2025, Angi International pension plan matching amounts ($8,773), tax equalization payments on an after-tax basis in respect of compensation attributable to services deemed to be provided by him in the United States ($123,548, inclusive of $53,082 in tax gross-up payments) and tax preparation and legal services that Angi reimbursed in connection with such tax equalization arrangement ($6,333), in each case, in 2025 and (iv) in the case of Mr. Orchard, (a) in 2025, Angi International pension plan matching amounts ($22,647), tax equalization payments on an after-tax basis in respect of compensation attributable to services deemed to be provided by him in the United States ($64,870, inclusive of $21,152 in tax gross-up payments) and tax preparation and legal services Angi reimbursed in connection with such tax equalization arrangement ($20,933), and (b) in 2024, Angi International pension plan matching amounts ($20,729) and tax equalization payments on an after-tax basis in respect of compensation attributable to services deemed to be provided by him in the United States ($30,061, inclusive of $13,995 in tax gross-up payments).

(3)
In addition to his role as Chief Executive Officer of Angi, in which capacity he has served since April 5, 2024, Mr. Kip has served as Chief Executive Officer of Angi International since April 2016 and served as President of Angi from November 13, 2023 to April 4, 2024. Amounts in the table above reflect: (i) for 2025, compensation in respect of his service as Chief Executive Officer of Angi and as Chief Executive Officer of Angi International for the entirety of 2025, (ii) for 2024, compensation in respect of his service as Chief Executive Officer of Angi beginning April 5, 2024, as President of Angi from January 1, 2024 through April 4, 2024 and as Chief Executive Officer of Angi International for the entirety of 2024 and (iii) for 2023, compensation in respect of his service as President of Angi from November 13, 2023 through December 31, 2023 and as Chief Executive Officer of Angi International for the entirety of 2023.

(4)
In addition to his role as Executive Chairman of Angi, in which capacity he has served since April 1, 2025, Mr. Levin served as Chief Executive Officer of Angi from October 10, 2022 through April 4, 2024 and as Chief Executive Officer of IAC from June 24, 2015 through March 31, 2025. Amounts in the table above for Mr. Levin reflect those portions of his IAC base salary, discretionary cash bonus and 401(k) matching amounts allocated to Angi for his services as Chief Executive Officer of Angi for the applicable periods. See “Compensation Discussion and Analysis and Certain Relationships” and “Related Person Transactions — Relationships Involving IAC — Allocation of CEO Compensation and Reversal of Certain Expenses.” Prior to his current role, Mr. Levin has also served as a director of Angi since September 2017 and served as Chairman of the Board from September 2017 through March 31, 2025. During the time in 2025 that Mr. Levin served as Chief Executive Officer of IAC and non-executive Chairman of the Board of Angi, he did not receive any compensation allocated to Angi for his services as Chairman of the Board of Angi.

(5)
Mr. Russakoff served as Chief Financial Officer of Angi from June 9, 2022 through March 27, 2026.

(6)
Mr. Boon was appointed as Chief Product Officer of Angi on March 31, 2025. Amounts in the table above reflect compensation in respect of his service as Chief Product and Technology Officer of Angi International from January 1, 2025 through March 30, 2025 and as Chief Product Officer of Angi beginning March 31, 2025.

The amount shown for Mr. Boon in the Stock Awards column includes (i) the grant date fair value of his regular RSU awards that were granted in May and September 2025 ($2,044,075) and (ii) the incremental fair value ($86,634) of RSUs received by him in March 2025 in connection with the cancellation of unvested SARs under a subsidiary equity plan that was being terminated and a corresponding RSU award granted under the Angi equity plan (the “Boon Replacement RSUs”).
Mr. Boon resides in the Netherlands and is paid in euros. The amounts of base salary, bonus, Angi International pension plan contribution amounts, tax gross-up payments in connection with tax equalization and related tax preparation and legal services in the table and these footnotes were converted from euro to U.S. dollars utilizing the December 31, 2025 exchange rate of 1.17631 for comparison purposes only.
(7)
In addition to his role as Chief Growth Officer of Angi, in which capacity he has served since October 15, 2024, Mr. Orchard serves as Chief Marketing Officer of Angi International. Amounts in the table above reflect compensation in respect of his service as Chief Growth Officer of Angi since October 15, 2024, as Chief Marketing Officer of Angi International for the entirety of 2024 and 2025 and as Senior Vice President of Digital and Growth of Angi from January 1, 2024 through October 14, 2024.

Mr. Orchard resides in the United Kingdom and is paid in GBP. The amounts of base salary, bonus, Angi International pension plan contribution amounts, tax gross-up payments in connection with tax equalization and related tax preparation and legal services in the table and these footnotes were converted from GBP to U.S. dollars utilizing the December 31, 2025 exchange rate of 1.34911 for comparison purposes only.

Grants of Plan-Based Awards in 2025
The table below provides information regarding Angi equity awards granted to our NEOs in 2025. The number of Angi equity awards in the table below reflects the Reverse Stock Split.
Name	Grant Date	Approval Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities of Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Jeffrey W. Kip	5/29/2025(2)	5/29/2025	—	500,000	15.69	4,995,000
Joseph Levin	5/29/2025(3)	5/29/2025	—	500,000	15.69	4,995,000
Andrew Russakoff	5/6/2025(4)	5/6/2025	20,000	—	—	225,000
	9/17/2025(5)	9/17/2025	55,834	—	—	989,378
Kris Boon	3/4/2025(6)	3/4/2025	5,381	—	—	86,634
	5/6/2025(7)	5/6/2025	67,500	—	—	759,375
	9/17/2025(8)	9/17/2025	72,500	—	—	1,284,700
Glenn Orchard	9/17/2025(9)	9/17/2025	35,666	—	—	632,002

(1)
The amounts in this column represent: (i) in the case of Messrs. Kip and Levin, the grant date fair value of Angi stock option awards, (ii) in the case of Messrs. Russakoff, Boon and Orchard, the grant date fair value of RSU awards, and (iii) in the case of Mr. Boon’s March 2025 grant, the incremental fair value of the Boon Replacement RSUs, in each case calculated in accordance with FASB ASC Topic 718. For a discussion of the treatment of the Angi stock option awards granted to Messrs. Kip and Levin and the RSU awards granted to Messrs. Russakoff, Boon and Orchard described above in connection with certain terminations of employment or a change in control of Angi, see “Estimated Potential Payments Upon Termination or Change in Control.”

(2)
Represents a stock option award, which vests in four equal installments over four years on the anniversary of the grant date, subject to Mr. Kip’s continued service through the applicable vesting dates.

(3)
Represents a stock option award, which vests in four equal installments over four years on the anniversary of the grant date, subject to Mr. Levin’s continued service through the applicable vesting dates.

(4)
Represents RSUs scheduled to vest in two equal installments on each of March 1, 2026 and March 1, 2027, subject to Mr. Russakoff’s continued service through the applicable vesting dates. Because Mr. Russakoff resigned effective March 27, 2026, the remaining installment of this RSU award was forfeited on that date.

(5)
Represents RSUs of which seven percent (7%), forty-three percent (43%) and forty-nine percent (49%) were scheduled to vest on March 1, 2027, 2028 and 2029, respectively, subject to Mr. Russakoff’s continued service through the applicable vesting dates. Because Mr. Russakoff resigned effective March 27, 2026, this full RSU award was forfeited on that date.

(6)
Represents the Boon Replacement RSUs, which vested in full on March 1, 2026.

(7)
Represents RSUs that vest in three equal installments on each of March 1, 2026, 2027 and 2028, subject to Mr. Boon’s continued service through the applicable vesting dates.

(8)
Represents RSUs of which twenty-one percent (21%), twenty-one percent (21%) and fifty-nine percent (59%) vest on March 1, 2027, 2028 and 2029, respectively, such that the award will be fully vested on March 1, 2029, subject to Mr. Boon’s continued service through the applicable vesting dates.

(9)
Represents RSUs of which sixteen percent (16%), sixteen percent (16%) and sixty-eight percent (68%) vest on March 1, 2027, 2028 and 2029, respectively, such that the award will be fully vested on March 1, 2029, subject to Mr. Orchard’s continued service through the applicable vesting dates.

Outstanding Equity Awards at 2025 Fiscal Year-End
The table below provides information regarding equity awards denominated in shares of Angi Class A common stock held by our NEOs as of December 31, 2025. The market value of RSUs set forth in the table below is based on the closing price of Angi Class A common stock on December 31, 2025 ($12.93). The number of equity awards in the table below reflects the Reverse Stock Split.
		Option Awards(1)(2)				Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options: Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or units of stock that have not vested (#)	Market Value of Shares or Units of Stock that have not vested ($)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested (#)	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Jeffrey W. Kip	5/29/2025(3)	—	500,000	15.69	5/29/2035
	4/5/2024(4)							280,000	3,620,400
	11/13/2023(5)					110,000	1,422,300
Joseph Levin	5/29/2025(6)	—	500,000	15.69	5/29/2035
Andrew Russakoff	9/17/2025(7)					55,834	721,934
	5/6/2025(8)					20,000	258,600
	3/1/2024(9)					10,000	129,300
	3/1/2023(10)					20,000	258,600
Kris Boon	9/17/2025(11)					72,500	937,425
	5/6/2025(12)					67,500	872,775
	3/4/2025(13)					5,381	69,576
	3/1/2024(14)					15,000	193,950
Glenn Orchard	9/17/2025(15)					35,666	461,161
	10/15/2024(16)					30,000	387,900
	3/26/2024(17)					26,250	339,413

(1)
For a discussion of the treatment of the awards in connection with certain terminations of employment or a change in control of Angi, see “Estimated Potential Payments Upon Termination or Change in Control.”

(2)
Messrs. Levin and Russakoff also held vested IAC, Match Group and Vimeo stock options (collectively referred to as the “IAC-related Options”) in the 2025 fiscal year. All of the IAC-related Options vested prior to their tenure with Angi. As a result, no expense for these awards was, or will be, allocated to Angi.

Following the Spin-Off, any value realized upon the exercise of IAC-related Options by Mr. Levin is treated for tax purposes as compensation payable by IAC, and Angi has no obligation to reimburse IAC for any costs associated with such exercises. Conversely, any value realized upon the exercise of IAC-related Options by Mr. Russakoff continued to be treated for tax purposes as compensation payable by Angi, and Angi reimbursed, or was reimbursed for, certain costs of such exercises in the 2025 fiscal year following the Spin-Off. Accordingly, information regarding exercises of IAC-related Options by Mr. Russakoff in the 2025 fiscal year is disclosed under the caption “2025 Option Exercises and Stock Vested.” As of December 31, 2025, Mr. Russakoff had no IAC-related Options outstanding.
(3)
Represents 500,000 shares subject to a stock option award, which vests in equal installments over four years on the anniversary of the grant date.

(4)
Represents 280,000 PSUs (“Kip PSU Award”), the vesting of which is subject to continued service through the applicable vesting dates and the achievement of the following stock price goals on each vesting, with partial vesting upon certain terminations of employment:

•
70,000 PSUs shall vest upon the later to occur of: (i) the first anniversary of April 5, 2024 and (ii) the date on or after such date on which the weighted average closing price of Angi Class A common stock equals or exceeds $45.00 for a period of thirty (30) consecutive trading days;

•
70,000 PSUs shall vest upon the later to occur of: (i) the second anniversary of April 5, 2024 and (ii) the date on or after such date on which the weighted average closing price of Angi Class A common stock equals or exceeds $60.00 for a period of thirty (30) consecutive trading days;

•
70,000 PSUs shall vest upon the later to occur of: (i) the third anniversary of April 5, 2024 and (ii) the date on or after such date on which the weighted average closing price of Angi Class A common stock equals or exceeds $75.50 for a period of thirty (30) consecutive trading days; and

•
70,000 PSUs shall vest upon the later to occur of: (i) the fourth anniversary of April 5, 2024 and (ii) the date on or after such date on which the weighted average closing price of Angi Class A common stock equals or exceeds $100.00 for a period of thirty (30) consecutive trading days.

All unvested PSUs outstanding on April 5, 2034 will be forfeited and canceled in their entirety.
(5)
Represents 220,000 RSUs that vested or vests in equal installments over four years on the anniversary of the grant date.

(6)
Represents 500,000 shares subject to a stock option award, which vests in equal installments over four years on the anniversary of the grant date.

(7)
Represents 55,834 RSUs of which seven percent (7%), forty-three percent (43%) and forty-nine percent (49%) were scheduled to vest on March 1, 2027, 2028 and 2029, respectively, subject to Mr. Russakoff’s continued service through the applicable vesting dates. Because Mr. Russakoff resigned effective March 27, 2026, these RSUs were forfeited on that date.

(8)
Represents 20,000 RSUs that vested or were scheduled to vest in two equal installments on each of March 1, 2026 and 2027, subject to Mr. Russakoff’s continued service through the applicable vesting dates. Because Mr. Russakoff resigned effective March 27, 2026, the remaining installment of this RSU award was forfeited on that date.

(9)
Represents 100,000 RSUs that vested or were scheduled to vest in equal installments over four years on the anniversary of the grant date subject to Mr. Russakoff’s continued service through the applicable vesting dates. Because Mr. Russakoff resigned effective March 27, 2026, the remaining two installments of this RSU award were forfeited on that date.

(10)
Represents 300,000 RSUs that vested or were scheduled to vest in equal installments over four years on the anniversary of the grant date, subject to Mr. Russakoff’s continued service through the applicable vesting dates. Because Mr. Russakoff resigned effective March 27, 2026, the remaining two installments of this RSU award were forfeited on that date.

(11)
Represents 72,500 RSUs of which twenty-one percent (21%), twenty-one percent (21%) and fifty-nine percent (59%) shall vest on March 1, 2027, 2028 and 2029, respectively, such that the award will be fully vested on March 1, 2029, subject to Mr. Boon’s continued service through the applicable vesting dates.

(12)
Represents 67,500 RSUs that vested or vest in three equal installments on each of March 1, 2026, 2027 and 2028, subject to Mr. Boon’s continued service through the applicable vesting dates.

(13)
Represents 5,381 Boon Replacement RSUs that vested in full on March 1, 2026.

(14)
Represents 15,000 RSUs that vested or vest in four equal installments on the anniversary of the grant date, subject to Mr. Boon’s continued service through the applicable vesting dates.

(15)
Represents 35,666 RSUs of which sixteen percent (16%), sixteen percent (16%) and sixty-eight percent (68%) vest on March 1, 2027, 2028 and 2029, respectively, such that the award will be fully vested on March 1, 2029, subject to Mr. Orchard’s continued service through the applicable vesting dates.

(16)
Represents 400,000 RSUs that vested or vest in equal installments over four years on the anniversary of the grant date, subject to Mr. Orchard’s continued service through the applicable vesting dates.

(17)
Represents 350,000 RSUs that vested or vest in four equal annual installments on January 1, 2025, 2026, 2027 and 2028, subject to Mr. Orchard’s continued service through the applicable vesting dates.

2025 Option Exercises and Stock Vested
The table below provides information regarding the number of shares of Angi Class A common stock acquired by our NEOs upon the vesting of RSUs in 2025 and the related value realized, excluding the effect of any applicable taxes. The dollar value realized upon the vesting of RSUs represents the closing price of Angi Class A common stock on the vesting date, multiplied by the number of RSUs vesting on that date. None of our NEOs exercised any Angi stock options, stock appreciation rights and/or other similar Angi equity awards in 2025. The number of Angi stock awards in the table below reflects the Reverse Stock Split.
	Angi Stock Awards
Name	Number of shares acquired upon vesting (#)	Value realized upon vesting ($)
Jeffrey W. Kip	55,000	614,900
Joseph Levin	—	—
Andrew Russakoff(1)	62,940	1,107,392
Kris Boon	5,000	84,000
Glenn Orchard	18,750	286,050

(1)
Mr. Russakoff exercised IAC stock options in 2025. In connection with this exercise, he realized value in the amount of $296,081, which is equal to the difference between the exercise price of such stock options and the fair market value per share of IAC common stock at the time of exercise, multiplied by the number of stock options exercised.

In addition, Mr. Russakoff exercised Vimeo stock options in 2025. In connection with this exercise, he realized value in the amount of $3,840, which is equal to the difference between the exercise price of such stock options and the fair market value per share of Vimeo common stock at the time of exercise, multiplied by the number of stock options exercised.
Estimated Potential Payments Upon Termination or Change in Control
Overview
As described in detail below, certain of our employment agreements and equity award agreements, as well as the 2017 Stock Plan and certain other arrangements, entitle our NEOs (other than Mr. Levin) to severance payments and the acceleration of the vesting of certain Angi equity awards upon certain terminations of their employment with Angi (including during specified periods following a change in control of Angi) and certain other benefits.
Certain amounts that would have been payable to Messrs. Kip, Russakoff, Boon and Orchard upon such events (as applicable), assuming the relevant event occurred on December 31, 2025, are described and quantified in the table below. These amounts, which exclude the effect of any applicable taxes, are based on the applicable NEO base salary as of December 31, 2025, the number of unvested Angi equity awards outstanding and held by the applicable NEO on December 31, 2025 and the closing price of Angi Class A common stock ($12.93) on December 31, 2025.
Amounts and Benefits Payable Upon a Qualifying Termination
The information below reflects employment arrangements in effect between Angi and its NEOs as of December 31, 2025. Upon a termination of employment without “cause” by Angi or a given NEO’s resignation for “good reason” (a “Qualifying Termination”) on December 31, 2025, each of Messrs. Kip, Russakoff, Boon and Orchard would have been entitled (subject to the execution and non-revocation of a release and compliance with customary post-termination restrictive covenants) to:

•
receive annual base salary for twelve (12) months following such Qualifying Termination (the “Severance Period”), subject to offset for any amounts earned from other employment during the Severance Period; and

•
the partial vesting of outstanding and unvested Angi equity awards (including cliff vesting awards, which would have been subject to pro-ration as though such awards had an annual vesting schedule) in amounts equal to the number that would have otherwise vested in accordance with the terms of such awards during the Severance Period; provided, however, that with respect to any awards subject to performance goals, the vesting of such awards in all events would have been subject to the satisfaction of the applicable performance goals.

In the case of the Kip PSU Award, notwithstanding anything to the contrary in his employment agreement, upon a Qualifying Termination, any then unvested tranche of PSUs for which the continuous service requirement had been satisfied prior to the date of such Qualifying Termination (or would have been satisfied during the Severance Period) would remain outstanding and eligible to vest, subject to the satisfaction of the applicable stock price goals during the Severance Period.
See “Compensation Discussion and Analysis and Certain Relationships — NEO Employment Arrangements” for discussion on the definitions of “cause” and “good reason.”
Amounts and Benefits Payable Upon a Change in Control
Except as described below, no payments would have been made to any of our NEOs pursuant to any agreement between any of them and Angi upon a change in control of Angi (as defined in the 2017 Stock Plan) on December 31, 2025.
Upon a Qualifying Termination on December 31, 2025 that occurred during the two (2) year period following a change in control of Angi (as defined in the 2017 Stock Plan), all then outstanding and unvested Angi equity awards held by our NEOs (other than the Kip PSU Award) would have vested.
In the case of the Kip PSU Award, upon a change in control of Angi, assuming the satisfaction of the applicable stock price goals at any time during the three (3) month period prior to such change in control (and without regard to the satisfaction of the continuous service requirement), any then unvested tranche of PSUs would have vested.
Amounts and Benefits Payable to NEOs Upon a Qualifying Termination or a Qualifying Termination Following a Change in Control
The following table sets forth quantitative information with respect to potential payments to be made to each of the NEOs upon termination in various circumstances, assuming termination on December 31, 2025. Mr. Russakoff is included in the table below since he was still employed at December 31, 2025, however as discussed above, Mr. Russakoff did not receive any severance benefits or accelerated equity awards upon his voluntary resignation on March 27, 2026.
Name and Benefit	Qualifying Termination	Qualifying Termination During the Two-Year Period Following a Change in Control
Jeffrey W. Kip
Severance payments	$650,000	$650,000
Market value of RSUs that would vest(1)	$1,616,250	$1,422,300
Market value of options that would vest(2)	—	—
Market value of Kip PSU Award that would vest(3)	—	—
Total estimated incremental value	$2,266,250	$2,072,300

Name and Benefit	Qualifying Termination	Qualifying Termination During the Two-Year Period Following a Change in Control
Joseph Levin
Severance payments	—	—
Market value of options that would vest(2)	—	—
Total estimated incremental value	—	—
Andrew Russakoff
Severance payments	$425,000	$425,000
Market value of RSUs that would vest(1)	$301,709	$1,368,434
Total estimated incremental value	$726,709	$1,793,434
Kris Boon
Severance payments(4)	$499,932	$499,932
Market value of RSUs that would vest(1)	$425,151	$2,073,726
Total estimated incremental value	$925,083	$2,573,658
Glenn Orchard
Severance payments(5)	$472,189	$472,189
Market value of RSUs that would vest(1)	$242,438	$1,188,474
Total estimated incremental value	$714,627	$1,660,663

(1)
Represents the closing price of Angi Class A common stock ($12.93) on December 31, 2025, multiplied by the applicable number of RSUs that would have vested upon the occurrence of the relevant event specified above.

(2)
While certain stock options would vest in connection with the applicable event, all outstanding stock options had an exercise price below the closing price of Angi Class A common stock ($12.93) on December 31, 2025, and therefore an acceleration of vesting would not have had any value on such date.

(3)
For the purpose of this table, none of the stock price goals of the Kip PSU Awards at any time during the three-month period prior to change in control were met, and accordingly, none of the Kip PSU Awards would have vested on December 31, 2025.

(4)
Reflects amounts to be paid in euro and translated into U.S. dollars utilizing the exchange rate on December 31, 2025 of 1.17631 for comparison purposes only.

(5)
Reflects amounts to be paid in GBP and translated into U.S. dollars utilizing the exchange rate on December 31, 2025 of 1.34911 for comparison purposes only.

PAY VERSUS PERFORMANCE DISCLOSURE
Overview
As required by Item 402(v) of Regulation S-K (“Item 402(v)”), we are providing certain disclosure regarding executive compensation for our current and former Chief Executive Officers (each, a “CEO”) and other NEOs as a group (collectively, the “non-CEO NEOs”) on an average basis, as well as certain performance measures, for the fiscal years ended December 31, 2025, 2024, 2023, 2022 and 2021. Amounts for Compensation Actually Paid in the tables below have been calculated in accordance with Item 402(v) and do not represent amounts actually earned by or paid to our current and former CEOs and non-CEO NEOs for the fiscal years ended December 31, 2025, 2024, 2023, 2022 and 2021.
A substantial portion of the amounts reported in the Compensation Actually Paid columns in the tables below relates to changes in the fair value of unvested Angi equity awards over the course of the relevant fiscal year and fiscal year over fiscal year. The fair value of such awards changes as the market price of Angi Class A common stock changes, and the vesting of such awards is subject to continued service through the applicable vesting dates (and in the case of certain awards, the satisfaction of certain performance conditions).
The valuation assumptions and methodologies, as applicable, used to calculate the fair value of Angi equity awards as of the end of each fiscal year did not materially differ from those used to calculate the value of such awards as of the applicable grant date. The fair value of outstanding Angi equity awards at vesting is calculated by multiplying the closing price of Angi Class A common stock on the vesting date by the number of awards so vesting.
Pay Versus Performance Table
Year	Summary Compensation Table Total for First CEO(1) ($)	Compensation Actually Paid to First CEO(2) ($)	Summary Compensation Table Total for Second CEO(1) ($)	Compensation Actually Paid to Second CEO(2) ($)	Average Summary Compensation Table Total for Non-CEO NEOs(3) ($)	Average Compensation Actually Paid to Non-CEO NEOs(4) ($)	Value of Initial Fixed $100 Investment based on:		GAAP Net Earnings (Loss)(6)
							Company TSR(5) ($)	Peer Group TSR(5) ($)
2025	5,655,000	2,640,549	—	—	2,970,292	2,413,612	9.80	263.67	43,832,000
2024	614,583	614,583	6,935,155	3,454,736	2,251,416	1,273,433	19.60	307.93	36,004,000
2023	2,103,000	2,103,000	—	—	3,872,278	4,121,707	29.40	222.87	(40,940,000)
2022	450,472	450,472	4,757,096	(24,589,004)	3,325,411	(698,811)	27.74	133.55	(128,450,000)
2021	145,647	(37,072,235)	42,359,288	18,303,213	6,042,094	3,143,274	108.74	204.24	(71,378,000)

(1)
Our first (and only) CEO for 2025 is Mr. Kip. Our first CEO for 2024 is Mr. Levin, who served as our Chief Executive Officer from October 10, 2022 through April 4, 2024. Our second CEO for 2024 is Mr. Kip, who has served as our Chief Executive Officer from and after April 5, 2024. Our first (and only) CEO for 2023 is Mr. Levin. Our first CEO for 2022 is Mr. Levin, who served as our Chief Executive Officer from October 10, 2022 through April 4, 2024. Our second CEO for 2022 and 2021 is Mr. Hanrahan, who served as our Chief Executive Officer from February 24, 2021 through October 9, 2022. Our first CEO for 2021 is William B. Ridenour, who served as our Chief Executive Officer from November 8, 2018 to February 23, 2021.

(2)
In accordance with Item 402(v), the following adjustments were made to the amounts reported for 2025 in the Total column of the Summary Compensation Table to arrive at “compensation actually paid” (“CAP”):

Year	Summary Compensation Table Total for First CEO ($)	Minus Reported Value of Equity Awards for First CEO ($)	(Minus) Plus Equity Award Adjustments for First CEO ($)	Compensation Actually Paid to First CEO ($)	Summary Compensation Table Total for Second CEO ($)	Minus Reported Value of Equity Awards for Second CEO ($)	(Minus) Plus Equity Award Adjustments for Second CEO ($)	Compensation Actually Paid to Second CEO ($)
2025	5,655,000	(4,995,000)	1,980,549	2,640,549	—	—	—	—
The adjustments Mr. Kip’s equity awards for 2025 pursuant to Item 402(v) were as follows:
Year	Year End Fair Value of Equity Awards Granted in the Covered Year ($)	Change in Fair Value from Prior Year End to Covered Year End of Prior Years’ Awards Unvested at the End of Covered Year ($)	Change in Fair Value from Prior Year End to Vesting Date of Prior Years’ Awards that Vested in Covered Year ($)	Fair Value at End of Prior Year of Equity Awards that Failed to Meet Vesting Conditions in Covered Year ($)	Total Equity Award Adjustments ($)
2025	3,884,200	(1,605,551)	(298,100)	—	1,980,549

(3)
The names of each current and former non-CEO NEO included for purposes of calculating the average amounts of total compensation in each fiscal year are as follows: (i) for 2025, Messrs. Levin, Russakoff, Boon and Orchard, (ii) for 2024, Messrs. Russakoff, Orchard and Shanmugasundaram and Ms. Carson, (iii) for 2023, Messrs. Russakoff, Kip and Shanmugasundaram and David Fleischman, (iv) for 2022, Messrs. Russakoff, Kip and Shanmugasundaram, Jeff Pedersen, Umang Dua and Ms. Shaw, and (v) for 2021, Messrs. Pedersen, Dua and Shanmugasundaram, Dhanusha Sivajee and Glenn H. Schiffman.

(4)
The dollar amounts reported in the Average Compensation Actually Paid to Non-CEO NEOs column in the table above represent the average amount of CAP to our non-CEO NEOs as a group, calculated in accordance with Item 402(v) for each fiscal year shown in the table above. In accordance with Item 402(v), the following adjustments were made to the average amount of total compensation reported for our non-CEO NEOs as a group for 2025 in the Total column of the Summary Compensation Table to arrive at CAP:

Year	Average Reported Summary Compensation Table Total for Non-CEO NEOs ($)	(Minus) Plus Average Reported Value of Equity Awards ($)	Plus (Minus) Average Equity Award Adjustments(x) ($)	Average Compensation Actually Paid to Non-CEO NEOs ($)
2025	2,970,292	(2,243,022)	1,686,342	2,413,612

(x)
The adjustments to the non-CEO NEOs’ equity awards for 2025 pursuant to Item 402(v) were as follows:

Year	Average Year End Fair Value of Equity Awards Granted in the Covered Year ($)	Change in Fair Value from Prior Year End to Covered Year End of Prior Years’ Awards Unvested at the End of Covered Year ($)	Change in Fair Value from Prior Year End to Vesting Date of Prior Years’ Awards that Vested in Covered Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Covered Year ($)	Total Average Equity Award Adjustments ($)
2025	1,773,648	(92,897)	5,592	—	1,686,342

(5)
Total shareholder return (“TSR”) reflects the cumulative total return (assuming dividend reinvestment, as applicable) of Angi Class A common stock and the Russell 1000 Technology Index (a peer issuer selected in accordance with SEC rules) (“Industry Index”), in each case, based on $100.00 invested at the close of trading on December 31, 2020 through the end of the applicable year. Historical stock performance is not necessarily indicative of future stock performance.

(6)
We do not use any financial performance measures to link compensation actually paid to our NEOs to the Company’s performance. Accordingly, pursuant to SEC rules, we have not included a “Company-Selected Measure” or a tabular list of performance measures. For more information about our executive compensation program, please refer to the “Compensation Discussion and Analysis” above.

Financial Performance Measures
All Angi NEOs are generally eligible for annual cash bonuses and long-term incentives on a discretionary basis. For the fiscal years covered in the tables above, Angi’s executive compensation program did not link compensation to be paid to our NEOs to the achievement of one or more specified financial performance measures, nor did it rely on other formulaic or other arithmetic approaches to determine such compensation. See “Compensation Discussion and Analysis” for more information on annual cash bonuses paid for 2025 performance and Angi equity awards granted to our NEOs in 2025.
Relationship Between CAP and Performance Measures
The charts below describe the relationship between Compensation Actually Paid to our Chief Executive Officer (on a combined basis for years in which there were two CEOs) and non-CEO NEOs (as calculated above) and Company TSR, Industry Index TSR and GAAP Net (Loss) Earnings.

(1)
Since Angi’s executive compensation program does not generally use GAAP Net Earnings (Loss) as a financial performance measure for purposes of determining compensation to be paid to our NEOs, we do not expect a meaningful relationship to exist between CAP and GAAP Net Earnings (Loss) and any correlation between CAP and GAAP Net Earnings (Loss) and the compensation that we pay our NEOs is a coincidence.

PAY RATIO DISCLOSURE
In accordance with Item 402(u) of Regulation S-K of the Securities Act of 1933, as amended, we are disclosing the ratio of our median employee’s annual total compensation to the annual total compensation of our Chief Executive Officer, Mr. Kip, for 2025 (the “2025 Pay Ratio”).
For the fiscal year ended December 31, 2025: (i) the estimated median of the annual total compensation of all Angi employees (other than Mr. Kip) was approximately $75,514, (ii) Mr. Kip’s total annual compensation was approximately $5,655,000 and (iii) the ratio of annual total compensation of Mr. Kip to the median of the annual total compensation of our other employees was approximately 75 to one.
We selected October 1, 2025, which is within the last three months of 2025, as the date upon which we would identify the “median employee.” We also used October 1 as our measuring date in 2024. In making the determination of the median employee above, we first identified our total number of employees as of October 1, 2025 (3,340 in total, 2,838 of which were located in the United States and 502 of which were collectively located in various jurisdictions outside of the United States).
To identify the median employee above from this employee population, we then compared the amount of annual total compensation paid to these employees in 2025 in a consistent manner across the applicable employee population. For this purpose, annual total compensation is total income, excluding income related to stock-based compensation awards, paid to such employees and reported to the Internal Revenue Service in the United States (and equivalent amounts paid to such employees located outside of the United States and reported to the relevant tax authorities). We then annualized the compensation of employees who were hired in 2025 but did not work for us for the entire year. After we identified the median employee, we determined such employee’s total annual compensation in the same manner as we determined the total annual compensation for our NEOs as disclosed in the Summary Compensation Table.
The 2025 Pay Ratio set forth above is a reasonable estimate calculated in a manner consistent with applicable SEC rules, based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the related pay ratio permit companies to use a wide range of methodologies, estimates and assumptions. As a result, the pay ratios reported by other companies may be based on other permitted methodologies and/or assumptions, and as a result, are likely not comparable to our 2025 Pay Ratio.

DIRECTOR COMPENSATION
Non-Employee Director Compensation Arrangements. The Nominating and Corporate Governance Committee has (and prior to the Spin-Off, the Board had) primary responsibility for establishing non-employee director compensation arrangements, which have been designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Angi Class A common stock to further align the interests of our non-employee directors with those of our stockholders. For purposes of these arrangements, non-employee directors are those directors who: (i) are not employed by (or otherwise providing services to) Angi, (ii) were not employed by (or otherwise providing services to) Angi during the last three (3) years and (iii) were not employed by (or otherwise providing services to) IAC during the three (3) year period prior to the completion of the Spin-Off. Due to their status as employees, none of Messrs. Kip and Levin and Ms. Hicks Bowman receive any non-employee director compensation.
Arrangements in effect during 2025 provided that:
•
non-employee directors receive an annual retainer in the amount of $50,000;

•
members of the Audit Committee, Compensation and Human Capital Committee and the Nominating and Corporate Governance Committee (including their respective Chairpersons) receive an additional annual retainer in the amount of $10,000, $5,000 and $5,000, respectively; and

•
the Chairpersons of each of the Audit Committee and Compensation and Human Capital Committee receive an additional annual retainer in the amount of $20,000, and the Chairperson of the Nominating and Corporate Governance Committee receives an additional annual retainer in the amount of $15,000.

Additionally, each of Mr. Evans and Mr. Pickett was paid a one-time fee in the amount of $20,000 for serving on a special committee established in connection with the Spin-Off.
All retainers are paid quarterly, in arrears.
In addition, these arrangements also provided that non-employee directors receive a grant of RSUs with a dollar value of $250,000 upon initial election to the Board and annually thereafter on the date of the Company’s annual meeting of stockholders, the terms of which provide for: (i) vesting in equal installments over three years on the anniversary of the grant date, (ii) forfeiture and cancellation of unvested RSUs in their entirety upon termination of service with Angi and its subsidiaries and (iii) full acceleration of the vesting of unvested RSUs upon a change in control of Angi. Directors may elect to defer the vesting and settlement of their RSU awards by providing prior written notice to Angi.
Angi also reimburses non-employee directors for all reasonable expenses incurred in connection with attendance at Board and committee meetings.
2025 Non-Employee Director Compensation. The table below provides the amount of: (i) fees earned by non-employee directors for services performed during 2025 and (ii) the grant date fair value of RSU awards granted in 2025.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Sandra Buchanan	55,000	249,992	304,992
Thomas R. Evans	105,000	249,992	354,992
Alesia J. Haas(4)	81,747	249,992	331,739
Jeremy G. Philips	60,000	249,992	309,992
Tom Pickett	73,750	249,992	323,742
Glenn H. Schiffman	65,000	249,992	314,992
Suzy Welch	55,000	249,992	304,992

(1)
The differences in the amounts shown above among non-employee directors reflect committee service (or lack thereof), which varies among directors.

(2)
Represents the grant date fair value of RSU awards, calculated by multiplying the number of RSUs granted by the closing price per share of Angi Class A common stock on the grant date.

(3)
At December 31, 2025: (i) Mr. Evans held a total of 1,344 vested Angi stock options and 44,334 unvested RSUs, (ii) Mses. Buchanan and Haas, Dr. Welch and Messrs. Philips, Pickett and Schiffman held a total of 26,634, 39,789, 14,428, 14,424, 15,424 and 24,132 unvested RSUs, respectively.

(4)
Ms. Haas was a member of the Compensation Committee until May 2025.

EQUITY COMPENSATION PLAN INFORMATION
Securities Authorized for Issuance Under Equity Compensation Plans. The following table summarizes information, as of December 31, 2025, regarding the 2017 Stock Plan, pursuant to which grants of RSUs, stock options, stock and other rights to acquire shares of Angi Class A common stock may be made from time to time. The numbers and exercise prices in the table and footnotes below reflects the Reverse Stock Split.
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (A)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))-(C)
Equity compensation plans approved by security holders(2)	4,263,762(3)	$18.57	1,093,891(4)
Equity compensation plans not approved by security holders	—	—	—
Total	4,263,762(3)	$18.57	1,093,891(4)

(1)
Information includes 1,344 shares of Angi Class A common stock that could have been issued upon the settlement of previously issued SARs denominated in shares of HomeAdvisor, Inc. that were converted into Angi SARs in September 2017 (the “Prior Plan Awards”) on December 31, 2025.

In March 2025, Angi canceled equity awards denominated in the shares of one of its subsidiaries and issued 113,832 RSUs to holders of those awards (the “Subsidiary Conversion Awards”). Information includes 113,832 shares of Angi Class A common stock that could have been issued upon settlement of the Subsidiary Conversion Awards on December 31, 2025. As of December 31, 2025, there were no equity awards denominated in shares of its subsidiaries outstanding.
(2)
Consists of the 2017 Stock Plan.

(3)
Includes an aggregate of: (i) 1,344 shares of Angi Class A common stock issuable upon the exercise of Prior Plan Awards, (ii) 69,191 shares of Angi Class A common Stock issuable upon the exercise of the Subsidiary Conversion Awards, (iii) 3,166,883 shares of Angi Class A common stock issuable upon the vesting of RSUs (including certain market and performance-based awards, with the total number of shares included assuming the maximum potential payout) and (iv) 1,026,344 shares of Angi Class A common stock issuable upon the exercise of Angi stock options, in each case, outstanding as of December 31, 2025.

(4)
Reflects shares of Angi Class A common stock that remain available for future issuance under the 2017 Stock Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents, as of the record date of April 14, 2026, information relating to the beneficial ownership of Angi Class A common stock by: (1) each person known by Angi to own beneficially more than 5% of the outstanding shares of Angi Class A common stock, (2) each director and director nominee, (3) each NEO and (4) all current directors and executive officers of Angi as a group. As of the record date of April 14, 2026, there were 40,522,947 shares of Angi Class A common stock outstanding. There were no shares Angi Class B common stock or Class C common stock outstanding.
Unless otherwise indicated, the beneficial owners listed below may be contacted c/o Angi Inc., 3815 River Crossing Pkwy, Suite 360, Indianapolis, IN 46240. For each listed person, the number of shares of Angi Class A common stock and percent of such class listed includes vested stock options held by such person and assumes the vesting of any RSUs and stock options that are scheduled to occur within sixty days of the record date of April 14, 2026, but does not assume the conversion or vesting of any such securities owned by any other person.
Angi Class A Common Stock
Name and Address of Beneficial Owner	# of Shares Owned	% of Class Owned
Greater than 5% Stockholders(1):
Pale Fire Capital SICAV a.s. et al Zatecka 55/14, Josefov Prague, 2N, 110 00 Czech Republic	3,930,407(2)	9.7%
Barry Diller c/o IAC Inc. 555 West 18th Street New York, NY 10011	3,358,202(3)	8.3%
HighSage Ventures LLC 200 Clarendon Street, 59th Floor Boston, MA 02116	3,292,033(4)	8.1%
BlackRock Inc. 50 Hudson Yards New York, NY 10001	2,846,808(5)	7.0%
Directors and NEOs:
Kris Boon	26,787(6)	*
Angela R. Hicks Bowman	54,538(7)	*
Sandra Buchanan	—	*
Thomas R. Evans	8,795(6)	*
Alesia J. Haas	10,077(6)	*
Jeffrey W. Kip	249,354(8)	*
Joseph Levin	794,777(9)	2.0%
Glenn Orchard	13,909(6)	*
Jeremy G. Philips	12,207(6)	*
Tom Pickett	7,153(6)	*
Andrew Russakoff	82,851(6)	*
Glenn H. Schiffman	34,014(6)	*
Suzy Welch	19,003(6)	*
All current directors, director nominees and executive officers as a group (15) persons	1,325,506(10)	3.3%

(1)
Based on Amendment No. 9 to the Schedule 13G filed by The Vanguard Group (“Vanguard”) on March 26, 2026, we understand that Vanguard went through an internal realignment on January 12, 2026, and, in accordance with SEC Release No. 34-39538 (January 12, 1998), certain subsidiaries or business divisions of subsidiaries of Vanguard, that formerly had, or were deemed to have, beneficial ownership of our shares with Vanguard, will report beneficial ownership separately (on a disaggregated basis) from Vanguard in reliance on such release. These subsidiaries and/or business divisions pursue the same investment strategies as previously pursued by Vanguard prior to the realignment. Further, in accordance with SEC Release No. 34-39538 (January 12, 1998), Vanguard no longer has, or is deemed to have, beneficial ownership over securities beneficially owned by such subsidiaries and/or business divisions. Accordingly, we have removed Vanguard from the foregoing table purely as a result of the restructuring, as our understanding is that our shares continue to be beneficially owned by certain subsidiaries or business divisions of subsidiaries of Vanguard. Prior to Amendment No. 9, Vanguard filed a Schedule 13G on January 30, 2026 reporting the beneficial ownership of 3,517,698 shares of Class A common stock.

(2)
Based upon information regarding Angi holdings reported by way of Amendment No. 1 to the Schedule 13D filed by Pale Fire Capital SICAV a.s. (“PFC SICAV”), Pale Fire Capital investicni spolecnost a.s. (“PFC IS”), Pale Fire Capital SE (“Pale Fire Capital”), Dusan Senkypl and Jan Barta with the SEC on March 3, 2026.

Each of PFC SICAV, PFC IS, Pale Fire Capital, Mr. Senkypl and Mr. Barta may be deemed to beneficially own the Angi holdings disclosed in the table above in their respective capacities as: (i) in the case of PFC SICAV, by virtue of owning such securities directly, (ii) in the case of PFC IS, in its capacity as the investment manager of PFC SICAV, (iii) in the case of Pale Fire Capital, in its capacity as the controlling person and sole stockholder of each of PFC SICAV and PFC IS, (iv) in the case of Mr. Senkypl, in his capacity as a control person and Chairman of the board of directors Pale Fire Capital, and (v) in the case of Mr. Barta, in his capacity as a control person and Chairman of the supervisory board of Pale Fire Capital and Chief Investment Officer of PFC IS.
Each of PFC SICAV, PFC IS, Pale Fire Capital, Mr. Senkypl and Mr. Barta has shared voting power and shared dispositive power over all of the holdings disclosed in the table above and, with the exception of PFC SICAV, all such entities and individuals disclaim beneficial ownership of such securities.
(3)
Based upon information regarding Angi holdings reported by way of the Schedule 13D filed by Barry Diller with the SEC on April 3, 2025. As of April 3, 2025, Mr. Diller beneficially owned (i) 470,781 shares of Angi Class A common stock held directly by Mr. Diller and/or through The Arrow 1999 Trust, dated September 16, 1999, as amended, over which Mr. Diller has sole investment and voting power, (ii) 2,585,358 shares of Angi Class A common stock held by trusts for the benefit of certain members of Mr. Diller’s family, over which Mr. Diller has sole investment power and Diane Von Furstenberg, Mr. Diller’s spouse, has sole voting power, (iii) 301,165 shares of Angi Class A common stock held by a trust for the benefit of certain members of Mr. Diller’s family, over which Alexander von Furstenberg, Mr. Diller’s stepson, has sole investment and voting power, and over which Mr. Diller may be deemed to have the right to acquire investment power within 60 days as a result of his ability to designate a replacement for Mr. von Furstenberg as investment advisor; provided, however, that Mr. Diller may not act as the replacement investment advisor with respect to voting control over such securities; and (iv) 898 shares of Angi Class A common stock held by a family foundation, as to which Mr. Diller has shared voting and investment power and as to which Mr. Diller disclaims beneficial ownership.

(4)
Based upon information regarding Angi holdings reported by way of Amendment No. 3 to the Schedule 13G filed by HighSage Ventures LLC (“HighSage”) and Jennifer Stier, the Manager of HighSage, pursuant to a joint filing agreement between the parties, with the SEC on January 21, 2026. The Angi holdings reported therein are directly held by certain limited liability companies managed by either HighSage or Ms. Stier. HighSage and Ms. Stier have shared voting power and shared dispositive power over 2,791,917 and 3,292,033 shares of Angi Class A common stock, in each case, respectively, listed in the table above.

(5)
Based upon information regarding Angi holdings reported by way of Amendment No. 2 to the Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on April 7, 2026. Certain business units of BlackRock and its subsidiaries and affiliates beneficially own, or is deemed to beneficially own, the Angi holdings disclosed in the table above and has sole voting power and sole dispositive power over 2,786,682 shares and 2,846,808 shares, respectively.

(6)
Consists of shares of Angi Class A common stock held directly.

(7)
Consists of: (i) 29,538 shares of Angi Class A common stock held directly by Ms. Hicks Bowman and (ii) 25,000 shares of Angi Class A common stock issuable to Ms. Hicks Bowman upon exercise of outstanding options that are exercisable within 60 days of April 14, 2026.

(8)
Consists of: (i) 124,354 shares of Angi Class A common stock held directly by Mr. Kip and (ii) 125,000 shares of Angi Class A common stock issuable to Mr. Kip upon exercise of outstanding options that are exercisable within 60 days of April 14, 2026.

(9)
Consists of: (i) 669,777 shares of Angi Class A common stock held directly by Mr. Levin and (ii) 125,000 shares of Angi Class A common stock issuable to Mr. Levin upon exercise of outstanding options that are exercisable within 60 days of April 14, 2026.

(10)
Consists of: (1) 1,050,506 shares of Angi Class A common stock and (ii) 275,000 shares of Angi Class A common stock issuable to our current executive officers and directors upon exercise of outstanding options that are exercisable within 60 days of April 14, 2026.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires Angi’s directors, certain of its officers and persons who beneficially own more than 10% of a registered class of Angi stock to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of Angi Class A common stock and other Angi equity securities with the SEC. Directors, officers and greater than 10% beneficial owners are required by SEC rules to furnish Angi with copies of all such forms they file. Except as indicated below, based solely on a review of the copies of such forms furnished to Angi and/or written representations that no additional forms were required, Angi believes that its directors, officers and greater than 10% beneficial owners complied with these filing requirements in 2025. Due to administrative error on the part of Angi: (i) equity awards granted on May 6, 2025 to each of Ms. Shaw (20,000 RSUs), Mr. Boon (67,500 RSUs) and Mr. Russakoff (20,000 RSUs) and (ii) the vesting of 10,638 RSUs for Ms. Hoarau on November 1, 2025 were not timely reported on a Form 4.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Review of Related Person Transactions
The Audit Committee has a formal, written policy that requires an appropriate review of all related person transactions by the Audit Committee, as required by Marketplace Rules governing conflict of interest transactions. For purposes of this policy, consistent with the Marketplace Rules, the terms “related person” and “transaction” are determined by reference to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended (“Item 404”). In connection with its review, the Audit Committee considers: (i) the parties to the transaction and the nature of their affiliation with Angi and the related person, (ii) the dollar amount involved in the transaction, (iii) the material terms of the transaction, including whether the terms of the transaction are ordinary course and/or otherwise negotiated at arms’ length, (iv) whether the transaction is material, on a quantitative and/or qualitative basis, to Angi and/or the related person, and (v) any other facts and circumstances that the Audit Committee deems appropriate.
Relationships Involving IAC
Allocation of CEO Compensation and Reversal of Certain Expenses
Mr. Levin served as Chief Executive Officer of Angi from October 10, 2022 through April 4, 2024 and as Chief Executive Officer of IAC from June 24, 2015 through March 31, 2025. IAC allocated $2.4 million, $9.4 million and $2.1 million for the years ended December 31, 2024 and 2023 and for the period from October 10, 2022 to December 31, 2022, respectively, in costs to Angi (including salary, benefits, stock-based compensation and costs related to his office). IAC allocated these costs to Angi based upon time spent on Angi by Mr. Levin. Angi management considered this allocation method to be reasonable. The allocated costs also include costs directly attributable to Angi that were initially paid by IAC and billed by IAC to Angi.
On January 13, 2025, IAC and Mr. Levin entered into the IAC Employment Transition Agreement, pursuant to which the Levin IAC Employment Agreement and the Levin IAC RSA Agreement were terminated, except certain restrictive covenants under the Levin IAC Employment Agreement. As a result, the 3,000,000 shares of IAC restricted stock granted to Mr. Levin pursuant to the Levin IAC RSA Agreement were forfeited by Mr. Levin. Accordingly, the full amount of the cumulative stock-based compensation expense of $10.2 million previously recognized by Angi with respect to such shares of IAC restricted stock was reversed in the quarter ended March 31, 2025.
In connection with the Spin-Off, Mr. Levin stepped down from his role as Chief Executive Officer of IAC and was appointed Executive Chairman of Angi.
Arrangements Related to the Combination
For purposes of the disclosure set forth under this caption:
“Combination” refers to the combination of the HomeAdvisor Business (as defined below) and Angie’s List, Inc., which transaction was completed on September 29, 2017, and pursuant to which IAC became a controlling stockholder of Angi.
“HomeAdvisor Business” refers, prior to the Combination, to the businesses and operations, the results of which were reported in IAC’s former HomeAdvisor segment.
Certain agreements entered into in connection with the Combination in 2017 and described below governed and/or continue to govern our relationship with IAC following the Combination (and, in some cases, following the completion of the Spin-Off). References to “ANGI Homeservices Inc.” and “IAC/InterActiveCorp” below refer to Angi Inc. and IAC Inc., respectively. ANGI Homeservices Inc. changed its name to Angi Inc., effective March 17, 2021, and IAC/InterActiveCorp changed its name to IAC Inc., effective August 11, 2022.

Contribution Agreement
The Contribution Agreement, dated as of September 29, 2017, by and between ANGI Homeservices Inc. and IAC/InterActiveCorp. (the “Contribution Agreement”), provided for a number of the transactions necessary in connection with the Combination. Certain provisions of the Contribution Agreement, including those relating to indemnification described in the paragraph immediately below, remain in effect following the Spin-Off.
Under the Contribution Agreement: (i) Angi agreed to assume, and indemnify IAC and its non-Angi subsidiaries with respect to, liabilities arising from all of the assets and liabilities related to HomeAdvisor Business and indemnify IAC against any losses arising out of any breach by Angi of the Contribution Agreement or the other transaction-related agreements, and (ii) IAC agreed to indemnify Angi against liabilities arising from IAC’s other businesses and any losses arising out of any breach by IAC of such agreement.
Investor Rights Agreement
The Investor Rights Agreement, dated as of September 29, 2017, by and between ANGI Homeservices Inc. and IAC/InterActiveCorp. (the “Investor Rights Agreement”), automatically terminated in accordance with its terms upon the completion of the Spin-Off. Pursuant to the Investor Rights Agreement, IAC had certain registration, preemptive and governance rights related to Angi and the shares of Angi capital stock held by IAC. The agreement also provided certain governance rights for the benefit of stockholders other than IAC. The Investor Rights Agreement obligated Angi to cooperate and take all action reasonably requested by IAC to facilitate the Spin-Off, and Angi complied with all such requests.
Services Agreement
Prior to the Spin-Off, the Services Agreement, dated as of September 29, 2017, by and between ANGI Homeservices Inc. and IAC/InterActiveCorp (the “Services Agreement”), governed services that IAC agreed to provide to Angi, including (i) assistance with certain legal, M&A, finance, risk management, internal audit and treasury functions, health and welfare benefits, information security services and insurance and tax affairs, including assistance with certain public company and unclaimed property reporting obligations and (ii) accounting, investor relations, and tax compliance services.
Following the Spin-Off, Angi and IAC updated the schedule of services to the Services Agreement to reflect IAC’s provision of certain services requested by Angi for an agreed period of time on terms consistent with the Services Agreement. These services included, among others, Angi’s continued participation in IAC’s U.S. health and welfare plans and flexible benefits plan until January 1, 2026. IAC continued to provide certain other services to Angi that IAC had historically provided prior to the Distribution, including, but not limited to, maintenance and support of shared financial systems, until such remaining services terminated on March 31, 2026.
For the year ended December 31, 2025, Angi was charged by IAC $2.0 million for services rendered pursuant to the Services Agreement and reimbursed IAC $70.9 million for certain services obtained through third-party vendor contracts held in IAC’s name. For the three months ended March 31, 2026, charges to Angi by IAC for services rendered pursuant to the Services Agreement were offset by reimbursements to Angi by IAC for third-party vendor, resulting in a net balance of $3,000 owed to Angi by IAC.
Tax Sharing Agreement
The Tax Sharing Agreement, dated as of September 29, 2017, by and between ANGI Homeservices Inc. and IAC/InterActiveCorp. (the “Tax Sharing Agreement”), governs the rights, responsibilities and obligations of Angi and IAC with respect to tax liabilities and benefits, entitlements to refunds, preparation of tax returns, tax contests and other tax matters regarding U.S. federal, state and local and foreign income taxes. Under the Tax Sharing Agreement, Angi is generally responsible and required to indemnify IAC for: (i) all taxes imposed with respect to any consolidated, combined or unitary tax return of IAC or its subsidiaries that includes Angi or any of its subsidiaries to the extent such taxes are attributable to Angi or any of its subsidiaries (as determined under the Tax Sharing Agreement) and (ii) all taxes imposed with respect to any consolidated, combined, unitary or separate tax returns of Angi or its subsidiaries.
The Tax Sharing Agreement also addresses the parties’ respective rights, responsibilities and obligations with respect to the Spin-Off. Under the Tax Sharing Agreement, each party is generally responsible for any taxes and related amounts imposed on IAC or Angi (or their respective subsidiaries) that arise from the failure of the Spin-Off to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes under Section 368(a)(1)(D) and/or Section 355 of the Code, to the extent that the failure to so qualify is attributable to: (i) a breach of the relevant covenants made by that party in the Tax Sharing Agreement, (ii) an acquisition of such party’s equity securities (or certain arrangements or substantial negotiations or discussions with respect to certain such acquisitions) or assets or (iii) solely with respect to Angi, any inaccuracy of any representation or covenant made by Angi in any documents provided in support of any tax opinion or ruling obtained by IAC with respect to the U.S. federal income tax treatment of the Spin-Off.
The Tax Sharing Agreement required Angi to take any action reasonably requested by IAC to facilitate the Spin-Off and not to take or fail to take any action that could reasonably have been expected to prevent the Spin-Off. In connection with the Spin-Off, Angi took all actions reasonably requested by IAC to help ensure that the Spin-Off was tax-free, facilitate the Spin-Off and did not take or fail to take any action that could reasonably have been expected to prevent the Spin-Off.
In addition, the Tax Sharing Agreement imposes certain restrictions on Angi and its subsidiaries during the two (2) year period following the Spin-Off that are designed to preserve the tax-free status of the Spin-Off. Specifically, during the two (2) year period, except in specific circumstances, Angi and its subsidiaries generally are prohibited from: (i) entering into any transaction pursuant to which Angi capital stock would be acquired above a certain threshold, (ii) merging, consolidating or liquidating, (iii) selling or transferring assets above certain thresholds, (iv) redeeming or repurchasing stock (with certain exceptions, including repurchase of certain limited amount of our capital stock), (v) altering the voting rights of Angi capital stock, (vi) taking or failing to take other actions inconsistent with representations or covenants in any tax opinion or private letter ruling documents or (vii) ceasing to engage in any active trade or business as defined in the Code.
At December 31, 2025 and 2024, Angi had outstanding payables of $19.9 million and $1.6 million, respectively, due to IAC pursuant to the Tax Sharing Agreement. Angi made $1.6 million and $8.9 million of payments to IAC pursuant to the Tax Sharing Agreement during the year ended December 31, 2025 and three months ended March 31, 2026, respectively.
Employee Matters Agreement
In 2025 through the completion of the Spin-Off, the Employee Matters Agreement, dated as of September 29, 2017, by and between ANGI Homeservices Inc. and IAC/InterActiveCorp. (the “Employee Matters Agreement”), addressed certain compensation and benefit issues related to the allocation of liabilities associated with: (i) employment or termination of employment, (ii) employee benefit plans and (iii) equity awards. In addition, Angi employees participated in IAC’s U.S. health and welfare plans, 401(k) plan and flexible benefits plan, and Angi reimbursed IAC for the costs of such participation during this period.
In addition, during this period, Angi was required to reimburse IAC for the cost of any IAC equity awards held by current and former Angi employees, with IAC electing to receive payment either in cash or shares of Angi Class B common stock. This agreement also provided that IAC could have required certain equity awards denominated in shares of an Angi subsidiary to be settled in either shares of Angi Class A common stock or IAC common stock. To the extent shares of IAC common stock were issued in settlement of these awards, Angi was obligated to reimburse IAC for the cost of such shares by issuing Angi securities.
In March 2025, prior to the completion of the Reverse Stock Split and the Spin-Off, Angi issued 120,350 shares of Angi Class A common stock (on a post-Reverse Stock Split basis) to IAC as reimbursement for shares of IAC common stock issued in connection with the settlement of certain equity awards denominated in shares of an Angi subsidiary.
In connection with the Spin-Off, the Employee Matters Agreement was amended to provide that solely for purposes of determining the expiration date of stock options with respect to shares of common stock of one company held by employees or directors of the other company, Angi and IAC employees and directors will be deemed to be employed or providing services to (as applicable) both companies for so long as they continue to be employed by or providing services to (as applicable) whichever company employs them or to which they provide services immediately following the Spin-Off. This provision of the Employee Matters Agreement is applicable to Match Group and Vimeo stock options in addition to stock options of both companies.
In May 2025, Mr. Russakoff, our former Chief Financial Officer, exercised IAC stock options. In connection with this exercise, he realized value in the amount of $296,081, which is equal to the difference between the exercise price of such stock options and the fair market value per share of IAC common stock at the time of exercise, multiplied by the number of stock options exercised. As required under the Employee Matters Agreement, Angi reimbursed IAC $180,964 for costs associated with such exercise.
While the Employee Matters Agreement remains in place following the completion of the Spin-Off, Angi’s continued participation in IAC’s U.S. health and welfare plans, 401(k) plan and flexible benefits plan from and after such time was governed by the Services Agreement until January 1, 2026.
Miscellaneous
Angi subleased certain office space to IAC and, pursuant to a lease agreement, IAC paid Angi rent of $0.1 million for the year ended December 31, 2025. IAC also subleased certain office space to Angi. At March 31, 2025, in connection with the Spin-Off, Angi terminated its sublease of office space from IAC. Before the sublease was terminated, in 2025 Angi paid IAC rent pursuant to a lease agreement of $0.3 million. Through the end of 2025, Angi continued to (i) obtain certain services through contracts that are held in IAC’s name and (ii) obtain from IAC certain corporate support services, both of which required that Angi reimburse IAC.
Relationship Involving a Director
Employment Agreement with Ms. Hicks Bowman. Pursuant to an employment agreement between Angi and Ms. Hicks Bowman dated as of May 1, 2017, Ms. Hicks Bowman is eligible to receive an annual base salary (for 2025 and currently, $500,000), discretionary annual cash bonuses (Ms. Hicks Bowman received $200,000 for her 2025 performance) and such other employee benefits (for 2025, Ms. Hicks Bowman received a 401(k) plan Company match in the amount of $10,000) as may be determined by Angi from time to time. As part of her compensation, Ms. Hicks Bowman also received 13,500 shares of Class A common stock on September 17, 2025, with a grant date fair value of $239,220.
Upon a termination of her employment without cause or her resignation for good reason (both as defined in her employment agreement), subject to her execution and non-revocation of a release and compliance with the restrictive covenants set forth in her employment agreement: (i) Angi will continue to pay Ms. Hicks Bowman her annual base salary and provide continued health care coverage (through reimbursement on an after-tax basis of related premiums) for twelve (12) months following such termination or resignation and (ii) any then vested Angi stock options will remain exercisable through the earlier of: (A) eighteen (18) months following such termination or resignation or (B) the scheduled expiration date of such awards.
Pursuant to her employment agreement, Ms. Hicks Bowman is bound by covenants not to: (i) compete with Angi and its businesses during the term of her employment and for twelve (12) months thereafter and (ii) solicit Angi employees or business partners during the term of her employment and for eighteen (18) months thereafter. In addition, Ms. Hicks Bowman has agreed not to use or disclose any confidential information regarding Angi and/or its affiliates and to be bound by customary covenants related to proprietary rights and the related assignment of such rights.
The employment agreement provides for an initial term of one (1) year and provides for automatic renewals for successive one (1) year terms absent written notice from Angi or Ms. Hicks Bowman sixty (60) days prior to the expiration of the then-current term.

ANNUAL REPORTS
Upon written request to the Corporate Secretary, Angi Inc., 3815 River Crossing Pkwy, Suite 360, Indianapolis, IN 46240, we will provide without charge to each person solicited a printed copy of our 2025 Annual Report on Form 10-K, including the financial statements and financial statement schedule filed therewith. Copies are also available on our website, ir.angi.com. We will furnish requesting stockholders with any exhibit to our 2025 Annual Report on Form 10-K upon payment of a reasonable fee. By including the foregoing website address, Angi does not intend to (and shall not be deemed to) incorporate by reference any material contained therein.
PROPOSALS BY STOCKHOLDERS FOR PRESENTATION AT THE 2027 ANNUAL MEETING
Eligible stockholders who intend to have a proposal considered for inclusion in Angi’s proxy materials for presentation at the 2027 Annual Meeting of Stockholders must submit the proposal to Angi Inc., 3815 River Crossing Pkwy, Suite 360, Indianapolis, IN 46240, no later than December 29, 2026. Stockholder proposals submitted for inclusion in Angi’s proxy materials must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act.
In accordance with our amended and restated bylaws (the “Bylaws”), stockholders who wish to bring director nominations and other business before the 2027 Annual Meeting by a stockholder, other than proposals pursuant to Rule 14a-8, must provide notice to Angi Inc., 3815 River Crossing Pkwy, Suite 360, Indianapolis, IN 46240, no later than the close of business on March 12, 2027 and no earlier than the close of business on February 10, 2027. All proposals, including those subject to the provisions of Rule 14a-19 of the Exchange Act (“Rule 14a-19”), must comply with the procedures and requirements set forth in our Bylaws.
In addition to satisfying the foregoing requirements, in order to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than those nominated by Angi for the 2027 Annual Meeting of Stockholders must provide notice to Angi Inc., 3815 River Crossing Pkwy, Suite 360, Indianapolis, IN 46240, in a format that sets forth the information required by Rule 14a-19 no later than April 12, 2027. However, this date does not supersede any of the requirements or timing required by our Bylaws.
HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to send one Notice or one set of printed proxy materials, as applicable, to any household at which two or more stockholders reside if they appear to be members of the same family or have given their written consent (each stockholder continues to receive a separate proxy card). This process, which is commonly referred to as “householding,” reduces the number of duplicate copies of materials stockholders receive and reduces printing and mailing costs. Only one Notice or one set of printed proxy materials, as applicable, will be sent to stockholders eligible for householding unless contrary instructions have been provided. Once you have received notice that your broker or Angi will be householding your materials, householding will continue until you are notified otherwise, or you revoke your consent. You may request a separate Notice or set of printed proxy materials by sending a written request to Angi Investor Relations, c/o Angi Inc., by calling (720) 282-1958 or by e-mailing ir@angi.com. Upon request, we undertake to deliver such materials promptly.
If at any time: (i) you no longer wish to participate in householding and would prefer to receive a separate Notice or set of our printed proxy materials, as applicable, or (ii) you and another stockholder sharing the same address wish to participate in householding and prefer to receive one Notice or set of our printed proxy materials, as applicable, please notify your broker if you hold your shares in street name or Angi if you are a stockholder of record. You can notify us by sending a written request to Angi Investor Relations, c/o Angi Inc., by calling (720) 282-1958 or by e-mailing ir@angi.com.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 10, 2026.
This proxy statement and the 2025 Annual Report are available at www.proxyvote.com beginning on April 28, 2026.
Denver, Colorado
April 28, 2026

Appendix A
AMENDED AND RESTATED AUDIT COMMITTEE CHARTER
ANGI INC.
(effective December 9, 2025)
Purpose
The Audit Committee is appointed by the Board of Directors of Angi Inc. (the “Company”) (the “Board”) to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. In that regard, the Audit Committee assists the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the effectiveness of the Company’s internal control over financial reporting, (3) the qualifications and independence of the independent registered public accounting firm (the “independent accounting firm”), (4) the performance of the Company’s internal audit function and independent accounting firm, (5) the Company’s risk assessment and risk management policies as they relate to financial, cybersecurity, and other risk exposures, and (6) the compliance by the Company with legal and regulatory requirements.
In fulfilling its purpose, the Audit Committee shall maintain free and open communication between the Committee, the independent accounting firm, the internal auditors, and management of the Company.
Committee Membership
The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the marketplace rules of the Nasdaq Stock Market (the “Marketplace Rules”) and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”). All members of the Audit Committee shall be able to read and understand fundamental financial statements. No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company in the past three years. These membership requirements shall be subject to exemptions and cure periods permitted by the Marketplace Rules and the Securities and Exchange Commission (the “SEC”), as in effect from time to time.
At least one member of the Audit Committee shall satisfy the additional experience and/or background requirements of the Marketplace Rules and be an “audit committee financial expert” as defined by the SEC. The members of the Audit Committee shall be appointed and may be replaced by the Board.
Meetings
The Audit Committee shall meet as often as it determines necessary but not less frequently than quarterly. The Audit Committee shall have the authority to meet periodically with management, the internal auditors, and the independent accounting firm in separate executive sessions, and to have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem necessary or appropriate. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent accounting firm to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Written minutes of Committee meetings shall be maintained.
Committee Authority and Responsibilities
The Audit Committee shall have the sole authority to appoint, determine funding for, and oversee the independent accounting firm (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent accounting firm (including resolution of disagreements between management and the independent accounting firm regarding financial reporting and/or internal control related matters) for the purpose of preparing or issuing an audit report or related work. The independent accounting firm shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services, audit-related services, including internal control-related services, and permitted non-audit services to be performed for the Company by its independent accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit, audit-related and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.
The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to conduct investigations into any matters within its scope of responsibility, to obtain advice and assistance from outside legal, accounting, or other advisors, as necessary, to perform its duties and responsibilities, and to otherwise engage and determine funding for independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent accounting firm for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company and to any advisors employed by the Audit Committee, as well as funding for the payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.
The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.
In fulfilling its purpose and carrying out its responsibilities, the Audit Committee shall maintain flexibility in its policies and procedures in order to best address changing conditions and a variety of circumstances. Accordingly, the Audit Committee’s activities shall not be limited by this Charter. Subject to the foregoing, the Audit Committee shall, to the extent it deems necessary or appropriate:
1.
Review and discuss with management and the independent accounting firm the annual audited financial statements, as well as disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.
Review and discuss with management and the independent accounting firm the quarterly financial statements, as well as disclosures made in management’s discussion and analysis.

3.
Review and discuss with management and the independent accounting firm the Company’s earnings press releases.

4.
Discuss with management and the independent accounting firm significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles.

5.
Review and discuss with management and the independent accounting firm any major issues as to the adequacy of the Company’s internal controls, including any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls, any special steps adopted in light of these issues and the adequacy of disclosures about changes in internal control over financial reporting.

6.
Review and discuss any material issues raised by or reports from the independent accounting firm, including those relating to:

a.
Critical accounting policies and practices to be used in preparing the Company’s financial statements.

b.
Alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accounting firm.

c.
Unadjusted differences and management letters.

7.
Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8.
Periodically review risk assessments from management with respect to data protection and cybersecurity matters, including assessments of the overall threat landscape and steps management has taken to monitor or mitigate its risk exposure, and artificial intelligence.

9.
Periodically review and discuss with management the Company’s assessment of climate-related risks and internal controls over climate-related metrics and reporting, including any assurance or verification being provided by the independent accounting firm or other third party with respect to such metrics and reporting.

10.
Discuss with the independent accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

11.
Receive the written disclosures and the letter from the independent accounting firm required by applicable requirements of the PCAOB regarding the independent accounting firm’s communications with the Audit Committee concerning independence, and discuss with the independent accounting firm its independence.

12.
Periodically evaluate the qualifications, performance and independence of the independent accounting firm and the senior members of the audit team, including a review of reports provided by the independent accounting firm relating to its internal quality-control procedures and independence.

13.
Obtain from the independent accounting firm a formal written statement delineating all relationships between the independent accounting firm and the Company. It is the responsibility of the Audit Committee to actively engage in a dialogue with the independent accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the accounting firm and for taking, or recommending that the full Board take, appropriate actions to oversee the independence of the outside accounting firm.

14.
Meet with the independent accounting firm prior to the audit to discuss the scope, planning and staffing of the audit.

15.
Review the proposed internal audit annual audit plan and any significant changes to such plan with management; review and discuss the progress and any significant results of executing such plan; and receive reports on the status of significant findings, recommendations and responses.

16.
Obtain from the independent accounting firm assurance that Section 10A(b) of the Exchange Act has not been implicated.

17.
Discuss with management, the Company’s senior internal auditing executive and the independent accounting firm the Company’s and its subsidiaries’ compliance with applicable legal requirements and codes of conduct.

18.
Review all related party transactions in accordance with the Audit Committee’s formal, written policy.

19.
Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

20.
Discuss with management and the independent accounting firm any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

21.
Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

22.
Furnish the Audit Committee report required by the rules of the SEC to be included in the Company’s annual proxy statement.

Limitation of Audit Committee’s Role
While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations or to determine that the Company’s internal controls over financial reporting are effective. These are the responsibilities of management and the independent accounting firm. Additionally, the Audit Committee as well as the Board recognizes that members of the Company’s management who are responsible for financial management, as well as the independent accounting firm, have more time, knowledge, and detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurances with respect to the Company’s financial statements or any professional certifications as to the independent accounting firm’s work.

Appendix B
AMENDED AND RESTATED COMPENSATION AND HUMAN CAPITAL
COMMITTEE CHARTER
ANGI INC.
(effective December 9, 2025)
Purpose
The Compensation and Human Capital Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to discharge the Board’s responsibilities relating to the compensation of Angi Inc.’s (the “Company”) Chief Executive Officer (the “CEO”) and the Company’s other “officers,” as such term is defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (collectively, including the CEO, the “Executive Officers”). The Committee has overall responsibility for approving and evaluating all compensation plans, policies and programs of the Company in which the Executive Officers are the exclusive participants and any other compensation plans, policies, and programs of the Company as they may affect the Executive Officers.
Committee Membership
The Committee shall consist of no fewer than two members. The members of the Committee shall meet the independence requirements of the Nasdaq Stock Market (“Nasdaq”). In addition, all Committee members shall qualify as “non-employee” directors within the meaning of Rule 16b-3 under the Exchange Act. These membership requirements shall be subject to exemptions and cure periods permitted by the rules of Nasdaq and the U.S. Securities and Exchange Commission (the “SEC”), as in effect from time to time.
The Board shall appoint the members of the Committee and the Committee Chair. Committee members may be replaced by the Board at any time, with or without cause.
Meetings
The Committee shall meet as often as necessary to carry out its responsibilities. When necessary, the Committee shall meet in executive session outside of the presence of any senior executive officer of the Company. The Committee Chairperson shall preside at each meeting. In the event the Committee Chairperson is not present at a meeting, the Committee members present at that meeting shall designate one of its members as the acting Chairperson of such meeting. The Committee shall keep minutes of all of its meetings.
Committee Responsibilities and Authority
In fulfilling its purpose and carrying out its responsibilities, the Committee shall maintain flexibility in its policies and procedures in order to best address changing conditions and a variety of circumstances. Accordingly, the Committee’s activities shall not be limited by this Charter. Subject to the foregoing, the Committee shall have the following authority and responsibilities:
1.
The Committee shall review and approve base salaries and incentive opportunities of the Executive Officers. The CEO shall not be present during any Committee deliberations or voting with respect to his or her compensation.

2.
The Committee shall, periodically and as and when appropriate, review and approve the following as they affect the Executive Officers: (a) all other incentive awards and opportunities, including both cash-based and equity-based awards and opportunities; (b) any employment agreements and severance arrangements; (c) any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits; and (d) any special or supplemental compensation and benefits for the Executive Officers and individuals who formerly served as Executive Officers, including supplemental retirement benefits and the perquisites provided to them during and after employment.

3.
Periodically review the compensation paid to non-employee directors and approve any changes to non-employee director compensation and related plans.

4.
The Committee shall review and discuss the Compensation Discussion and Analysis (the “CD&A”) required to be included in the Company’s proxy statement and annual report on Form 10-K by the rules and regulations of the SEC with management, and, based on such review and discussion, determine whether or not to recommend to the Board that the CD&A be so included.

5.
The Committee shall produce the annual Compensation Committee Report for inclusion in the Company’s proxy statement in compliance with the rules and regulations promulgated by the SEC.

6.
The Committee shall monitor the Company’s compliance with the requirements under the Sarbanes-Oxley Act of 2002 relating to loans to directors and officers, and with all other applicable laws affecting employee compensation and benefits.

7.
The Committee shall oversee the Company’s compliance with SEC rules and regulations regarding shareholder approval of certain executive compensation matters, including advisory votes on executive compensation and the frequency of such votes, and the requirement under the Nasdaq rules that, with limited exceptions, shareholders approve equity compensation plans.

8.
The Committee shall oversee and administer the Company’s policies concerning the recovery of certain compensation, or “clawback” policies.

9.
The Committee shall receive periodic reports on the Company’s compensation programs as they affect all employees.

10.
The Committee shall periodically review and discuss with management and/or the Board the Company’s policies, strategies, progress, metrics and reporting related to human capital matters.

11.
The Committee shall review and discuss with management, as appropriate, the registrant’s policies and practices of compensating its employees, including non-Executive Officers, as they relate to risk management practices and risk-taking incentives.

12.
The Committee shall periodically review procedures for the reporting, investigation and resolution of complaints received by the Company regarding allegations of harassment, discrimination, and retaliation, and the confidential, anonymous submission by employees of such complaints.

13.
The Committee shall receive periodic reports from the Company’s legal department regarding allegations of harassment, discrimination, and retaliation.

14.
The Committee shall receive prompt reports on any allegation of or investigation into a claim of harassment, discrimination or retaliation involving a Senior Vice President or above, or posing a material risk to the business of the Company.

15.
The Committee shall make regular reports to the Board.

16.
The Committee shall have the authority, in its sole discretion, to retain and terminate (or obtain the advice of) any adviser to assist it in the performance of its duties, but only after taking into consideration factors relevant to the adviser’s independence from management specified in Nasdaq Listing Rule 5605(d)(3) or other applicable regulations and listing standards. The Committee shall be directly responsible for the appointment, compensation and oversight of the work of any adviser retained by the Committee, and shall have sole authority to approve the adviser’s fees and the other terms and conditions of the adviser’s retention. The Company must provide for appropriate funding, as determined by the Committee, for payment of reasonable compensation to any adviser retained by the Committee.

17.
The Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee as it deems appropriate. The Committee may delegate to one or more executive officers the authority to make grants of equity-based compensation to eligible individuals other than directors or executive officers to the extent allowed under applicable law. Any executive officer to whom the Committee grants such authority shall regularly report to the Committee grants so made and the Committee may revoke any delegation of authority at any time.
18.
The Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

Appendix C
AMENDED AND RESTATED ANGI INC.
2017 STOCK AND ANNUAL INCENTIVE PLAN
(As Proposed to be Amended and Restated June 10, 2026)
Section 1. Purpose; Definitions
The purposes of this Plan are to give the Company a competitive advantage in attracting, retaining, and motivating officers, employees, directors, and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a stock and incentive plan providing incentives directly linked to stockholder value. Certain terms used herein have definitions given to them in the first place in which they are used. This Plan replaced the HomeAdvisor 2013 Long-Term Incentive Plan (the “Prior Plan”), which Prior Plan was terminated and replaced and superseded by this Plan, except that any awards granted under the Prior Plan (“Prior Plan Awards”) shall remain in effect under this Plan pursuant to their terms. In addition, for purposes of this Plan, the following terms are defined as set forth below:
“2024 Restatement Effective Date” has the meaning set forth in Section 12(a).
“2026 Restatement Effective Date” has the meaning set forth in Section 12(a).
“Affiliate” means, as applied to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, that Person. As used in this definition, the term “control,” including the correlative terms “controls,” “controlled by,” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.
“Applicable Exchange” means the Nasdaq Stock Market or such other securities exchange as may at the applicable time be the principal market for the Common Stock.
“Award” means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award, or Cash-Based Award granted or assumed pursuant to the terms of this Plan or the Prior Plan, including Prior Plan Awards.
“Award Agreement” means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.
“Board” means the Board of Directors of the Company.
“Business Combination” has the meaning set forth in Section 10(a)(iii).
“Cash-Based Award” means an Award denominated in a dollar amount.
“Cause” means, unless otherwise provided in an Award Agreement, (a) “Cause” as defined in any Individual Agreement to which the applicable Participant is a party, or (b) if there is no such Individual Agreement or if it does not define Cause: (i) the willful or gross neglect by a Participant of his or her employment duties; (ii) the plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by a Participant; (iii) a material breach by a Participant of a fiduciary duty owed to the Company or any of its Subsidiaries; (iv) a material breach by a Participant of any nondisclosure, nonsolicitation, or noncompetition obligation owed to the Company or any of its Affiliates; or (v) before a Change in Control, such other events as shall be determined by the Committee and set forth in a Participant’s Award Agreement. Notwithstanding the general rule of Section 2(c), following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.
“Change in Control” has the meaning set forth in Section 10(a).
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder, and other relevant interpretive guidance issued by the Internal

Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.
“Commission” means the Securities and Exchange Commission or any successor agency.
“Committee” has the meaning set forth in Section 2(a).
“Common Stock” means Class A common stock, par value $0.001 per share, of the Company.
“Company” means Angi Inc., a Delaware corporation, or its successor.
“Corporate Transaction” has the meaning set forth in Section 3(c)(i).
“Cure Period” has the meaning set forth in Section 10(c).
“Disability” means that a Participant is considered to have a (a) permanent and total disability, as determined under the Company’s long-term disability plan applicable to the Participant, or (b) permanent and total disability as defined in Section 22(e)(3) of the Code; provided that a Participant will not be considered to have a “Disability” unless the Participant is considered “disabled” within the meaning of Section 409A of the Code.
“Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.
“Effective Date” has the meaning set forth in Section 12(a).
“Eligible Individuals” means directors, officers, employees, and consultants providing services to the Company or any of its Subsidiaries or Affiliates; provided that no consultant or advisor who provides services in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities to the Company or an Affiliate may be an Eligible Individual.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.
“Fair Market Value” means, unless otherwise determined by the Committee, the closing price of a share of Common Stock on the Applicable Exchange on the date of measurement or determination, or if Shares were not traded on the Applicable Exchange on such date, then on the next preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion; provided that such determination shall be made in a manner consistent with any applicable requirements of Section 409A of the Code.
“Free-Standing SAR” has the meaning set forth in Section 5(b).
“Good Reason” has the meaning set forth in Section 10(c).
“Grant Date” means (a) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award or the formula for earning a number of shares or cash amount, (b) such later date as the Committee shall provide in such resolution, or (c) the date on which a Prior Plan Award or assumed or converted Award was granted.
“IAC” means IAC/InterActiveCorp, a Delaware corporation, or any successor thereto.
“Incentive Stock Option” means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.
“Incumbent Board” has the meaning set forth in Section 10(a)(ii).
“Individual Agreement” means an employment, consulting, or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.

“Non-Employee Director” means a member of the Board who is not an employee of the Company or any of its Affiliates.
“Nonqualified Option” means any Option that is not an Incentive Stock Option.
“Option” means an Award described under Section 5.
“Other Stock-Based Award” means an Award described in Section 8.
“Outstanding Company Voting Securities” has the meaning set forth in Section 10(a)(i).
“Participant” means an Eligible Individual to whom an Award is or has been granted.
“Performance Goals” means the performance goals established by the Committee in connection with the grant of an Award. Such goals shall be based on such metrics or measures as determined by the Committee, which may include, but are not limited to, the following: net earnings; net earnings or operating profit (loss) before one or more of depreciation, amortization, impairment of intangibles, goodwill impairment, non-cash compensation expense, restructuring charges, non-cash write-downs of assets, charges relating to disposal of lines of business, litigation settlement amounts, and/or costs incurred for proposed and completed acquisitions; gross profit; cash generation; unit volume; market share; sales; asset quality; earnings per share; operating income; revenues; return on assets; return on operating assets; return on equity; profits; total stockholder return (measured in terms of stock price appreciation and/or dividend growth); cost saving levels; marketing spending efficiency; core non-interest income; change in working capital; return on capital; and/or stock price, with respect to the Company or any Subsidiary, Affiliate, division, or department of the Company. Such Performance Goals also may be based upon the attaining of specified levels of Company, Subsidiary, Affiliate, or divisional performance under one or more of the measures described above relative to the performance of other entities, divisions, or subsidiaries. Further, such Performance Goals may be expressed in absolute amounts, on a per share basis (basic or diluted), as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or other external measures.
“Person” has the meaning set forth in Section 10(a)(i).
“Plan” means this ANGI Inc. 2017 Stock and Annual Incentive Plan, as set forth herein and as amended from time to time.
“Restricted Stock” means an Award described under Section 6.
“Restricted Stock Units” means an Award described under Section 7.
“Retirement” means retirement from active employment with the Company, a Subsidiary, or Affiliate at or after the Participant’s attainment of age 65.
“Reverse Stock Split” means the one-for-ten reverse stock split of the shares of outstanding Company capital stock effected on March 24, 2025.
“RS Restriction Period” has the meaning set forth in Section 6(b)(ii).
“RSU Restriction Period” has the meaning set forth in Section 7(b)(ii).
“Section 16(b)” has the meaning set forth in Section 11.
“Share” means a share of Common Stock.
“Share Change” has the meaning set forth in Section 3(c)(ii).
“Spinoff” means the spinoff of the Company from IAC which was consummated on March 31, 2025.
“Stock Appreciation Right” has the meaning set forth in Section 5(b).
“Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

“Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines. The terms and conditions of a Substitute Award may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which it has been granted.
“Tandem SAR” has the meaning set forth in Section 5(b).
“Term” means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.
“Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries. Unless otherwise determined by the Committee, if a Participant’s employment with, or membership on a board of directors of, or other provision of services to, the Company terminates but such Participant continues to provide services to the Company in another capacity, such change in status shall not be deemed a Termination of Employment. A Participant employed by, or performing services for, a Subsidiary or a division of the Company shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, or division ceases to be a Subsidiary or division, as the case may be, and the Participant does not immediately thereafter become an employee of (or service provider for), or member of the board of directors of, the Company or another Subsidiary. Temporary absences from employment because of illness, vacation, or leave of absence and transfers among the Company and its Subsidiaries shall not be considered Terminations of Employment. Notwithstanding the foregoing, with respect to the timing of settlement or payment of any Award, “Termination of Employment” shall mean a “separation from service” as defined under Section 409A of the Code.
Section 2. Administration
(a) Committee. This Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate (the “Committee”), which committee shall be composed of not less than two Non-Employee Directors, and shall be appointed by and serve at the pleasure of the Board. The Committee shall have plenary authority to grant Awards pursuant to the terms of this Plan to Eligible Individuals. Among other things, the Committee shall have the authority, subject to the terms of this Plan:
(i) to select the Eligible Individuals to whom Awards may from time to time be granted;
(ii) to determine whether and to what extent Incentive Stock Options, Nonqualified Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards, Cash-Based Awards, or any combination thereof, are to be granted hereunder;
(iii) to determine the number of Shares to be covered by each Award granted hereunder or the amount of any Cash-Based Award;
(iv) to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;
(v) subject to Section 12, to modify, amend, or adjust the terms and conditions of any Award, at any time or from time to time;
(vi) to adopt, alter, and repeal such administrative rules, guidelines, and practices governing this Plan as it shall from time to time deem advisable;
(vii) to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;
(viii) to interpret the terms and provisions of this Plan and any Award issued under this Plan or any Prior Plan (and any agreement relating thereto);

(ix) to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;
(x) to decide all other matters that must be determined in connection with an Award; and
(xi) to otherwise administer this Plan.
(b) Procedures.
(i) The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 11, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.
(ii) Subject to Section 11, any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.
(c) Discretion of Committee. Subject to the last sentence of the definition of “Cause,” (i) any determination made by the Committee or by an appropriately delegated individual pursuant to delegated authority under the provisions of this Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of this Plan, at any time thereafter; and (ii) all decisions made by the Committee or any appropriate delegate pursuant to the provisions of this Plan shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.
(d) Award Agreements. The terms and conditions of each Award (other than any Cash-Based Award), as determined by the Committee, shall be set forth in an Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall not be subject to the Award Agreement’s being signed by the Company and/or the Participant receiving the Award unless specifically so provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 12.
(e) Vesting. Each Award Agreement shall set forth the period until the applicable Award is scheduled to vest and, consistent with the requirements of this Section 2(e), the applicable vesting conditions and any applicable performance period. All Awards shall be subject to a vesting period of not less than one year from the applicable Grant Date (during which no portion of the Award may be scheduled to vest). The foregoing minimum vesting period will not, however, apply in connection with: (i) a Change in Control as provided in Section 10, (ii) a Termination of Employment due to death or Disability, (iii) Awards made in payment of or exchange for other compensation already earned and payable, (iv) a Substitute Award that does not reduce the vesting period of the award being replaced, and (v) outstanding, exercised and settled Awards involving an aggregate number of Shares not in excess of 5% of the maximum number of Shares specified in Section 3(a). For purposes of Awards to Non-Employee Directors, a vesting period will be deemed to be one year if it runs from the date of one annual meeting of the Company’s stockholders to the date of the next annual meeting of the Company’s stockholders, provided that such period lasts at least fifty (50) weeks.
Section 3. Common Stock Subject to Plan
(a) Plan Maximums. The maximum number of Shares that may be delivered pursuant to Awards under this Plan shall be 12,400,000 Shares, consisting of 7,500,000 Shares (as adjusted for the Reverse Stock Split) originally authorized, plus 2,500,000 Shares (as adjusted for the Reverse Stock Split) effective on the 2024 Restatement Effective Date, plus an additional 2,400,000 Shares effective on the 2026 Restatement Effective Date. The maximum number of Shares that may be granted pursuant to Options intended to be Incentive Stock Options shall be the same number of Shares as set forth in the first sentence of this Section 3(a). Shares subject to an Award under this Plan may be authorized and unissued Shares or may be treasury Shares.
(b) Rules for Calculating Shares Delivered.

(i) To the extent that any Award is forfeited, terminates, expires, or lapses without being exercised, or any Award is settled for cash, the Shares subject to such Award not delivered as a result thereof shall again be available for Awards under this Plan.
(ii) If the tax withholding obligations relating to any Award (other than an Option or Stock Appreciation Right) are satisfied by delivering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares delivered or attested to shall be deemed delivered for purposes of the limits set forth in Section 3(a).
(iii) To the extent any Shares subject to an Award are withheld to satisfy the tax withholding obligations relating to any Award (other than an Option or Stock Appreciation Right), such Shares shall not be deemed to have been delivered for purposes of the limits set forth in Section 3(a).
(iv) For the avoidance of doubt, the following Shares shall be deemed to have been delivered for purposes of the limits set forth in Section 3(a): (A) Shares delivered (either actually or by attestation) by the Participant or withheld by the Company in payment of the exercise price of an Option or Stock Appreciation Right, (B) Shares delivered (either actually or by attestation) by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Option or Stock Appreciation Right, (C) Shares repurchased by the Company with proceeds received from the exercise of an Option or Stock Appreciation Right, and (D) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of that award upon its exercise.
(c) Adjustment Provisions.
(i) In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary or Affiliate (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan, (B) the maximum limitations set forth in Section 3(a) upon certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards, and (D) the exercise price of outstanding Options and Stock Appreciation Rights.
(ii) In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation, or spinoff, in each case, without consideration, or other extraordinary dividend of cash or other property (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan, (B) the maximum limitations set forth in Section 3(a) upon certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards, and (D) the exercise price of outstanding Options and Stock Appreciation Rights.
(iii) In the case of Corporate Transactions, the adjustments contemplated by clause (i) of this Section 3(c) may include, without limitation, (A) the cancellation of outstanding Awards in exchange for payments of cash, property, or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (B) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (C) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).
(iv) The Committee may adjust the Performance Goals applicable to any Awards to reflect any Share Change and any Corporate Transaction and for any other reason in its discretion, including without limitation any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis, or the Company’s other filings with the Commission.
(v) Any adjustment under this Section 3(c) need not be the same for all Participants. No adjustment may be made pursuant to this Section 3(c) in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A.
(d) Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall supplement the maximum number of Shares set forth under Section 3(a). Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or combination, and shall only be made to individuals who were not service providers to the Company and its Subsidiaries prior to such acquisition or combination.
(e) Limit on Non-Employee Director Compensation. Notwithstanding any other provision of this Plan to the contrary, the sum of the grant date fair value (determined as of the grant date in accordance with applicable financial accounting rules) of all Awards granted, plus the amount of all cash fees or retainers paid as compensation for services as a Non-Employee Director, to any Non-Employee Director during any calendar year shall not exceed $1,500,000.
Section 4. Eligibility
Awards may be granted under this Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiary or parent corporations (within the meaning of Section 424(f) of the Code).
Section 5. Options and Stock Appreciation Rights
With respect to Prior Plan Awards, the provisions below shall be applicable only to the extent that they are not inconsistent with the terms of the applicable Prior Plan Award.
(a) Types of Options. Options may be of two types: Incentive Stock Options and Nonqualified Options. The Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Option.
(b) Types and Nature of Stock Appreciation Rights. Stock Appreciation Rights may be “Tandem SARs,” which are granted in conjunction with an Option, or “Free-Standing SARs,” which are not granted in conjunction with an Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or a combination thereof, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash, Shares or a combination thereof, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

(c) Tandem SARs. A Tandem SAR may be granted at the Grant Date of the related Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.
(d) Exercise Price. The exercise price per Share subject to an Option or Stock Appreciation Right shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date. In no event may any Option or Stock Appreciation Right granted under this Plan be amended, other than pursuant to Section 3(c), to decrease the exercise price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Option or Stock Appreciation Right with a lower exercise price, or otherwise be subject to any action that would be treated under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Option or Stock Appreciation Right, unless such amendment, cancellation, or action is approved by the Company’s stockholders.
(e) Term. The Term of each Option and each Stock Appreciation Right shall be fixed by the Committee, but shall not exceed ten years from the Grant Date.
(f) Vesting and Exercisability. Except as otherwise provided herein, and subject to Section 2(e), Options and Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Option or Stock Appreciation Right will become exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Option or Stock Appreciation Right.
(g) Method of Exercise. Subject to the provisions of this Section 5, vested Options and Stock Appreciation Rights may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company or through the procedures established with the Company’s appointed third-party Plan administrator specifying the number of Shares as to which the Option or Stock Appreciation Right is being exercised; provided, however, that, unless otherwise permitted by the Committee, any such exercise must be with respect to a portion of the applicable Option or Stock Appreciation Right relating to no less than the lesser of the number of Shares then subject to such Option or Stock Appreciation Right or 100 Shares. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the aggregate purchase price (which shall equal the product of such number of Shares subject to such Option multiplied by the applicable per Share exercise price) by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made as follows:
(i) Payment may be made in the form of unrestricted Shares already owned by Participant (by delivery of such Shares or by attestation) of the same class as the Common Stock subject to the Option (based on the Fair Market Value of the Common Stock on the date the Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares of the same class as the Common Stock subject to the Option may be authorized only at the time the Option is granted.
(ii) To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local, or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. To the extent permitted by applicable law, the Committee may also provide for Company loans to be made for purposes of the exercise of Options.
(iii) Payment may be made by instructing the Company to withhold a number of Shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (A) the exercise price per Share multiplied by (B) the number of Shares in respect of which the Option shall have been exercised.

(h) Delivery; Rights of Stockholders. No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to the Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 14(a), and (iii) in the case of an Option, has paid in full for such Shares.
(i) Terminations of Employment. Subject to Section 10(b), a Participant’s Options and Stock Appreciation Rights shall be forfeited upon such Participant’s Termination of Employment, except as set forth below:
(i) Upon a Participant’s Termination of Employment by reason of death, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the first anniversary of the date of such death and (B) the expiration of the Term thereof;
(ii) Upon a Participant’s Termination of Employment by reason of Disability or Retirement, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the first anniversary of such Termination of Employment and (B) the expiration of the Term thereof;
(iii) Upon a Participant’s Termination of Employment for Cause, any Option or Stock Appreciation Right held by the Participant shall be forfeited, effective as of such Termination of Employment;
(iv) Upon a Participant’s Termination of Employment for any reason other than death, Disability, Retirement, or for Cause, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the 90th day following such Termination of Employment and (B) expiration of the Term thereof; and
(v) Notwithstanding the above provisions of this Section 5(i), if a Participant dies after such Participant’s Termination of Employment but while any Option or Stock Appreciation Right remains exercisable as set forth above, such Option or Stock Appreciation Right may be exercised at any time until the later of (A) the earlier of (1) the first anniversary of the date of such death and (2) expiration of the Term thereof and (B) the last date on which such Option or Stock Appreciation Right would have been exercisable, absent this Section 5(i)(v).
Notwithstanding the foregoing, the Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination of Employment; provided, however, that, if such rules are less favorable to the Participant than those set forth above, such rules are set forth in the applicable Award Agreement. If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Nonqualified Option.
(j) Nontransferability of Options and Stock Appreciation Rights. No Option or Stock Appreciation Right shall be transferable by a Participant other than (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Option or Stock Appreciation Right, pursuant to a qualified domestic relations order or as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant’s family members or to a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. A Tandem SAR shall be transferable only with the related Option as permitted by the preceding sentence. Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 5(j), it being understood that the term “Participant” includes such guardian, legal representative, and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

Section 6. Restricted Stock
With respect to Prior Plan Awards, the provisions below shall be applicable only to the extent that they are not inconsistent with the terms of the applicable Prior Plan Award.
(a) Nature of Awards and Certificates. Shares of Restricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.
The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.
(b) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:
(i) The Committee shall, prior to or at the time of grant, condition the vesting or transferability of an Award of Restricted Stock upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant, subject to Section 2(e). The conditions for grant, vesting, or transferability and the other provisions of Restricted Stock Awards (including, without limitation, any Performance Goals) need not be the same with respect to each Participant.
(ii) Subject to the provisions of this Plan and the applicable Award Agreement, so long as a Restricted Stock Award remains subject to the satisfaction of vesting conditions (the “RS Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber Shares of Restricted Stock.
(iii) Except as provided in this Plan and in the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any cash dividends, subject to Section 14(e). If so determined by the Committee in the applicable Award Agreement and subject to Section 14(e), (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, and (B) subject to any adjustment pursuant to Section 3(c), dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock.
(iv) Except as otherwise set forth in the applicable Award Agreement and subject to Section 10(b), upon a Participant’s Termination of Employment for any reason during the RS Restriction Period or before the applicable Performance Goals are satisfied, all Shares of Restricted Stock still subject to restriction shall be forfeited by such Participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s Shares of Restricted Stock.
(v) If and when any applicable Performance Goals are satisfied and the RS Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.
Section 7. Restricted Stock Units
With respect to Prior Plan Awards, the provisions below shall be applicable only to the extent that they are not inconsistent with the terms of the applicable Prior Plan Award.

(a) Nature of Awards. Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares, or both.
(b) Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions:
(i) The Committee shall, prior to or at the time of grant, condition the grant, vesting, or transferability of Restricted Stock Units upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant, subject to Section 2(e). The conditions for grant, vesting, or transferability and the other provisions of Restricted Stock Units (including, without limitation, any Performance Goals) need not be the same with respect to each Participant.
(ii) Subject to the provisions of this Plan and the applicable Award Agreement, so long as an Award of Restricted Stock Units remains subject to the satisfaction of vesting conditions (the “RSU Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber Restricted Stock Units.
(iii) The Award Agreement for Restricted Stock Units shall specify whether, to what extent, and on what terms and conditions the applicable Participant shall be entitled to receive current or delayed payments of cash, Common Stock, or other property corresponding to the dividends payable on the Common Stock (subject to Section 14(e)).
(iv) Except as otherwise set forth in the applicable Award Agreement, and subject to Section 10(b), upon a Participant’s Termination of Employment for any reason during the RSU Restriction Period or before the applicable Performance Goals are satisfied, all Restricted Stock Units still subject to restriction shall be forfeited by such Participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s Restricted Stock Units.
(v) Except to the extent otherwise provided in the applicable Award Agreement, an award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest (but in no event later than March 15th of the calendar year following the end of the calendar year in which the Restricted Stock Units vest).
Section 8. Other Stock-Based Awards
Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon or settled in, Common Stock, including, without limitation, unrestricted stock, performance units, dividend equivalents, and convertible debentures (“Other Stock-Based Awards”), may be granted under this Plan.
Section 9. Cash-Based Awards
Cash-Based Awards may be granted under this Plan. Cash-Based Awards may be paid in cash or in Shares (valued at Fair Market Value as of the date of payment) as determined by the Committee.
Section 10. Change in Control Provisions
(a) Definition of Change in Control. Except as otherwise may be provided in an applicable Award Agreement, for purposes of this Plan, a “Change in Control” shall mean any of the following events:
(i) The acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of the Company representing more than 50% of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 10(a)(i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company, (B) any acquisition directly from the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (D) any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) of Section 10(a)(iii);
(ii) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(iii) Consummation of a reorganization, merger, or consolidation, a sale or other disposition of all or substantially all of the assets of the Company, or a purchase of assets or stock of another entity (a “Business Combination”), in each case, unless immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the initial agreement, or action of the Board, providing for such Business Combination; or
(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
Notwithstanding the foregoing definition, to the extent that any Award constitutes a “nonqualified deferred compensation plan” as defined by Section 409A of the Code and if that Award provides for a change in the timing or form (lump sum or installments) of payment upon a Change in Control, or to the extent that which the payment date of an Award is determined solely with reference to a Change in Control, no Change in Control shall be deemed to have occurred upon an event described in this Section 10(a) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Section 409A of the Code.
(b) Impact of Change in Control. Unless otherwise provided in the applicable Award Agreement, subject to Sections 3(c), and 14(k) and notwithstanding any other provision of this Plan to the contrary, upon a Participant’s Termination of Employment during the two-year period following a Change in Control by the Company, other than for Cause or Disability, or by the Participant for Good Reason:
(i) any Options and Stock Appreciation Rights outstanding as of such Termination of Employment that were outstanding as of the date of such Change in Control shall be fully exercisable and vested and shall remain exercisable until the later of (A) the last date on which such Option or Stock Appreciation Right would be exercisable in the absence of this Section 10(b) and (B) the earlier of (1) the first anniversary of such Change in Control and (2) expiration of the Term of such Option or Stock Appreciation Right;
(ii) all Restricted Stock outstanding as of such Termination of Employment that was outstanding as of the date of such Change in Control shall become free of all restrictions and become fully vested and transferable; and

(iii) all Restricted Stock Units outstanding as of such Termination of Employment that were outstanding as of the date of such Change in Control shall be considered to be earned and payable in full, and any restrictions shall lapse and such Restricted Stock Units shall be settled as promptly as is practicable (but in no event later than March 15th of the calendar year following the end of the calendar year in which the Restricted Stock Units vest).
For the avoidance of doubt, the treatment in this Section 10(b) (including the requirement that the Participant experience a Termination of Employment by the Company other than for Cause or Disability or by the Participant for Good Reason during the two-year period following a Change in Control) shall apply to Awards that are subject to the attainment of Performance Goals and an Award will be considered fully vested or fully earned if the level of attainment is at greater of actual or target level, unless otherwise provided in an Individual Agreement or Award Agreement.
(c) For purposes of this Section 10, “Good Reason” means (i) “Good Reason” as defined in any Individual Agreement or Award Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Good Reason, without the Participant’s prior written consent: (A) a material reduction in the Participant’s rate of annual base salary from the rate of annual base salary in effect for such Participant immediately prior to the Change in Control, (B) a relocation of the Participant’s principal place of business more than 35 miles from the city in which such Participant’s principal place of business was located immediately prior to the Change in Control, or (C) a material and demonstrable adverse change in the nature and scope of the Participant’s duties from those in effect immediately prior to the Change in Control. To invoke a Termination of Employment for Good Reason, a Participant shall provide written notice to the Company of the existence of one or more of the conditions described in clauses (A) through (C) within 90 days following the Participant’s knowledge of the initial existence of such condition or conditions, and the Company shall have 30 days following receipt of such written notice (the “Cure Period”) during which it may remedy the condition. In the event that the Company fails to remedy the condition constituting Good Reason during the Cure Period, the Participant must terminate employment or service, if at all, within 90 days following the Cure Period for such Termination of Employment to constitute a Termination of Employment for Good Reason.
Section 11. Section 16(b)
The provisions of this Plan are intended to ensure that no transaction under this Plan is subject to (and all such transactions will be exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).
Section 12. Term; Amendment and Termination
(a) Effectiveness. This Plan originally became effective as of September 29, 2017 (the “Effective Date”). This Plan was amended and restated effective June 12, 2024 (the “2024 Restatement Effective Date”). This Plan, as further amended and restated, will become effective upon the approval by the Company’s stockholders at the Company’s 2026 annual meeting of stockholders (the “2026 Restatement Effective Date”), which shall be considered the date of its adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i). If the Company’s stockholders fail to approve this further amended and restated Plan by December 31, 2026, the further restatement will not take effect.
(b) Termination. This Plan shall terminate on the tenth anniversary of the 2026 Restatement Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of this Plan.
(c) Amendment of Plan. The Board may amend, alter, or discontinue this Plan, but no amendment, alteration, or discontinuation shall be made that would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law (including, without limitation, Section 409A of the Code), stock exchange rules, or accounting rules. In addition, no amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.
(d) Amendment of Awards. Subject to Section 5(d), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall, without the Participant’s consent, materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause this Plan or Award to comply with applicable law, stock exchange rules, or accounting rules.
Section 13. Unfunded Status of Plan
It is intended that this Plan constitute an “unfunded” plan. Solely to the extent permitted under Section 409A of the Code, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Common Stock or make payments; provided, however, that the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan.
Section 14. General Provisions
(a) Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under this Plan prior to fulfillment of all of the following conditions: (i) listing, or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification that the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency that the Committee shall, in its absolute discretion after receiving the advice of counsel, determines to be necessary or advisable.
(b) Additional Compensation Arrangements. Nothing contained in this Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.
(c) No Contract of Employment or Service. This Plan shall not constitute a contract of employment or service, and adoption of this Plan shall not confer upon any employee or service-provider any right to continued employment or service, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment or service of any Participant at any time.
(d) Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local, or foreign income or employment or other tax purposes with respect to any Award under this Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local, or foreign taxes of any kind required by law to be withheld with respect to such amount. If determined by the Committee, withholding obligations may be satisfied with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under this Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.
(e) Dividends and Dividend Equivalents. No dividends, dividend equivalents or distributions will be paid with respect to Shares subject to an Option or Stock Appreciation Right. Any dividends or distributions payable with respect to unvested Shares of Restricted Stock will be accumulated and will be subject to the same vesting terms, restrictions and risk of forfeiture as the Shares to which such dividends or distributions relate. In its discretion, the Committee may provide in an Award Agreement for a Restricted Stock Unit

Award or Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents, based on dividends actually declared and paid on outstanding Shares, on the units or other Share equivalents subject to the Restricted Stock Unit Award or Other Stock-Based Award, and such dividend equivalents will be accumulated and will be subject to the same vesting terms, restrictions and risk of forfeiture as the units or other Share equivalents to which such dividend equivalents relate. The additional terms of any such dividend equivalents will be as set forth in the applicable Award Agreement, including the time (which shall be no earlier than the vesting of the underlying Award) and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. Any Shares issued or issuable during the term of this Plan as the result of the reinvestment of dividends or the deemed reinvestment of dividend equivalents in connection with an Award shall be counted against, and replenish upon any subsequent forfeiture, the Plan’s share reserve as provided in Section 3.
(f) Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such Participant, after such Participant’s death, may be exercised.
(g) Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of this Plan. All Shares underlying Awards that are forfeited or canceled shall revert to the Company.
(h) Governing Law and Interpretation. This Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.
(i) Non-Transferability. Except as otherwise provided in Section 5(j) or as determined by the Committee, Awards under this Plan are not transferable except by will or by laws of descent and distribution, or in the case of any Award other than an Incentive Stock Option, pursuant to a qualified domestic relations order or as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant’s family members or to a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. In the event that an Award is transferred, the term “Participant” includes such transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.
(j) Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States, who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of this Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.
(k) Section 409A of the Code. The provisions of this Plan and the Awards granted hereunder are intended to be exempt from, or comply with, the requirements of Section 409A of the Code, and to the maximum extent permitted this Plan and the terms and conditions of all Awards shall be limited, construed and interpreted accordingly. Notwithstanding any other provision of this Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan” as defined by Section 409A of the Code:
(i) If at the time of a Participant’s “separation from service” (as defined by Section 409A of the Code), the Participant is a “specified employee” (within the meaning of Section 409A of the Code),

any payments (whether in cash, Shares, or other property) to be made with respect to the Award upon the Participant’s separation from service shall be delayed until the earlier of (A) the first day of the seventh month following the Participant’s separation from service and (B) the Participant’s death;
(ii) Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the Code; and
(iii) In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award.
Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A of the Code.
(l) Prior Plan Awards. Notwithstanding anything in this Plan to the contrary, to the extent that the terms of this Plan are inconsistent with the terms of a Prior Plan Award, the terms of the Prior Plan Award shall be governed by the applicable plan under which the Prior Plan Award was granted and the award agreement thereunder. Any reference to a “change in control,” “change of control,” or similar definition in an Award Agreement or the applicable plan for any Prior Plan Award shall be deemed to refer to a “change in control,” “change of control,” or similar transaction with respect to the Company (as successor to the originally referenced entity) for such Prior Plan Award.
(m) Compensation Recovery Policy. Awards and any compensation associated therewith shall be subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including without limitation in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or otherwise. Any Award Agreement will be unilaterally amended to comply with any such compensation recovery policy.

ANGI INC.3601 WALNUT STREET, SUITE 700 DENVER, COLORADO 80205 SCAN TO VIEW MATERIALS & VOTEVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/ANGI2026You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V92977-P50939KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY ANGI INC.The Board of Directors recommends you vote FOR the following:1.Election of Class II Directors Nominees: 01)Sandra Buchanan02)Thomas C. Pickett Jr.03)Glenn H. Schiffman ForWithholdFor AllTo withhold authority to vote for any individualAllAllExceptnominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below.!!! The Board of Directors recommends you vote FOR proposal 2:ForAgainstAbstain2.Approval of the Amended and Restated Angi Inc. 2017 Stock and Annual Incentive Plan.!!!The Board of Directors recommends you vote FOR proposal 3:ForAgainstAbstain3.Ratification of the appointment of Ernst & Young LLP as Angi Inc.'s independent registered public accounting firm for the 2026 fiscal year.!!!NOTE: Such other business as may properly come before the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.V92978-P50939ANGI INC.Annual Meeting of StockholdersJune 10, 2026 9:30 AM Eastern TimeThis proxy is solicited by the Board of DirectorsThe undersigned stockholder of Angi Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 28, 2026, and hereby appoints each of Shannon Shaw and Julie Hoarau, as proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Angi Inc. to be held on June 10, 2026, at 9:30 a.m. Eastern Time, live via the Internet at www.virtualshareholdermeeting.com/ANGI2026, and at any related adjournments or postponements, and to vote all shares of Class A Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR” EACH OF THE PROPOSALS LISTED (OR OTHERWISE CONSISTENT WITH THE BOARD'S RECOMMENDATION), AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE MEETING. Continued and to be signed on reverse side